UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

LXP INDUSTRIAL TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

LETTER TO OUR SHAREHOLDERS FROM OUR LEAD INDEPENDENT TRUSTEE AND OUR CHAIRMAN AND CEO April 15, 2025

515 N. Flagler Drive, Suite 408, West Palm Beach, FL 33401

(212) 692-7200

Dear Fellow Shareholders:

LXP Industrial Trust (“LXP”) achieved excellent operating results in 2024 highlighted by strong leasing outcomes, attractive same-store NOI growth and new investment activity that added to our top markets. Our Sunbelt and lower Midwest markets have experienced more resilient industrial fundamentals relative to select coastal markets and are positioned to benefit from favorable long-term demographic trends, advanced manufacturing investment, business-friendly regulatory environments and logistics infrastructure. As a result, we believe our focused strategy has considerable potential to drive long-term earnings growth and value creation for our shareholders.

Fiscal 2024 Highlights

●	Leasing: Same-store NOI growth of 5.0% was largely driven by strong leasing outcomes. We leased 4.5 million square feet, delivering excellent Base and Cash Base rental increases of approximately 46% and 40%, respectively, excluding one fixed rate renewal and tenant amortization in one prior lease. Additionally, we increased our average annual escalator to 2.8% after another solid year of securing average annual escalators of 3.6% for leases signed in 2024.
●	Investments: In addition to the sale of our two remaining consolidated office assets, we opportunistically sold approximately $252 million of assets outside of our target markets, including our ground leased land investment in Phoenix. We were able to redeploy the capital into four Class A industrial assets and a build-to-suit project in our target markets. In our development portfolio, we invested approximately $109 million in development projects and leased our 250,000 square foot facility in the Columbus market.
●	Balance Sheet: We capitalized on a favorable market window and swapped the interest rate on $250 million of our $300 million term loan and approximately $83 million of our Trust Preferred Securities. These transactions, along with the repayment of the remaining $50 million term loan after year-end, successfully locked in fixed rates on 97% of our debt through year-end 2026. Net debt to adjusted EBITDA was 5.9x at year-end. There is a clear path to reducing leverage over time as we grow EBITDA through the lease-up of vacant assets, marking rents to market and increasing rents with annual escalators.

Highly Skilled and Engaged Board of Trustees

Our Board of Trustees brings focused expertise in real estate, supply chain and logistics, information technology and cybersecurity, investor relations and business development, among many other areas. They engage frequently with executives and senior management outside of scheduled meetings, allowing for further insight into the Company’s initiatives and progress.

Corporate Responsibility

Corporate governance and transparency have been the cornerstone of our corporate responsibility program. We focus on best practices, disclosure enhancement, program oversight, employee development, and portfolio resiliency. This year we focused our environmental targets to better align with the Company’s strategy. In addition, we installed our first LXP-led solar array, which helped lead to tenant retention at the property. Our program continues to be focused on enhancing shareholder value.

Continuous and Valuable Shareholder Engagement

We continue to prioritize regular shareholder engagement, which we believe is critical to helping inform our business strategy. This engagement provides valuable insight so that we may better align with our shareholders’ interests. We connected with nearly 75% of our outstanding shareholder base and held 115 meetings with potential and existing shareholders representing 61% of our outstanding shares as of December 31, 2024. Topics of conversation focused on business and market updates, investment strategy, growth initiatives, board composition, succession planning, corporate governance, and executive compensation.

On a Path to Sustainable Growth

We focus our investment strategy on Class A, modern bulk logistics industrial facilities that operate primarily in 12 markets across the Sunbelt and lower Midwest, with the goal of providing a higher-quality and consistent stream of income and capital appreciation. Key objectives for 2025 are resolving our remaining vacancies and producing strong mark-to-market outcomes for lease expirations. Success on these items, coupled with our 2.8% average annual rental escalations, will increase EBITDA and drive our leverage down over time.

On behalf of the Board of Trustees, we thank you for your interest in LXP and support on the matters contained in this proxy statement.

Sincerely,

Jamie Handwerker Lead Independent Trustee	T. Wilson Eglin Chairman and CEO

NOTICE OF 2025 ANNUAL MEETING OF SHAREHOLDERS
WHEN: Tuesday, May 27, 2025, 2:00 p.m. Eastern Time

WHERE: Virtually via the Internet at www.meetnow.global/MNJLC92

To the Shareholders of LXP Industrial Trust:

The 2025 Annual Meeting of Shareholders of LXP Industrial Trust, a Maryland real estate investment trust, will be held on Tuesday, May 27, 2025, at 2:00 p.m., Eastern time, virtually via the Internet at www.meetnow.global/MNJLC92 for the following purposes:

(1)	to elect eight trustees to serve until the 2026 Annual Meeting of Shareholders or their earlier removal or resignation and until their respective successors, if any, are elected and qualify;
(2)	to consider and vote upon an advisory, non-binding resolution to approve the compensation of the named executive officers, as disclosed in the accompanying proxy statement;
(3)	to consider and vote upon a proposal to approve an amendment to the LXP Industrial Trust 2022 Equity-Based Award Plan to increase the number of shares available for issuance thereunder by 5,000,000 common shares;
(4)	to consider and vote upon the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and
(5)	to transact such other business as may properly come before the 2025 Annual Meeting of Shareholders or any adjournment or postponement thereof.

Only holders of record at the close of business on March 31, 2025 are entitled to notice of and to vote at the 2025 Annual Meeting of Shareholders or any adjournment or postponement thereof.

On behalf of our Board of Trustees, we thank you for your support and participation.

By Order of the Board of Trustees,

Joseph S. Bonventre, Secretary
West Palm Beach, FL
April 15, 2025

Whether or not you expect to participate at the 2025 Annual Meeting of Shareholders, we urge you to authorize your proxy electronically via the Internet or by completing and returning the proxy card if you requested paper proxy materials. Voting instructions are provided in the Important Notice Regarding the Availability of Proxy Materials for the LXP Industrial Trust Shareholder Meeting to be Held on May 27, 2025 (the “Notice”), or, if you requested printed materials, the instructions are printed on your proxy card and included in the accompanying proxy statement. Any person giving a proxy has the power to revoke it at any time prior to the meeting and shareholders who participate in the meeting may withdraw their proxies and vote in person via webcast.

PROXY STATEMENT

FOR THE 2025 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 27, 2025

The Board of Trustees of LXP Industrial Trust, a Maryland real estate investment trust, is soliciting proxies to be voted at the 2025 Annual Meeting of Shareholders, which we refer to herein as the Annual Meeting. The Annual Meeting will be held Tuesday, May 27, 2025, at 2:00 p.m., Eastern time, virtually via the Internet at www.meetnow.global/MNJLC92. This proxy statement summarizes the information you need to know to vote by proxy or in person via webcast at the Annual Meeting or any postponements or adjournments thereof. You do not need to attend the Annual Meeting in person via webcast in order to have your shares voted at the Annual Meeting.

All references to the “Trust,” “Company,” “LXP,” “we,” “our” and “us” in this proxy statement mean LXP Industrial Trust. All references to “Shareholder” and “you” refer to a holder of shares of beneficial interest, par value $0.0001 per share, of the Company, classified as “Common Stock,” which we refer to as common shares or shares, as of the close of business on March 31, 2025, which we refer to as the Record Date.

1

TABLE OF CONTENTS

PROPOSAL NO. 1 ELECTION OF TRUSTEES	8
PROPOSAL NO. 2 ADVISORY RESOLUTION TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	8
PROPOSAL NO. 3 APPROVAL OF AN AMENDMENT TO THE LXP INDUSTRIAL TRUST 2022 EQUITY-BASED AWARD PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE THEREUNDER BY 5,000,000 COMMON SHARES	9
PROPOSAL NO. 4 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	10
CORPORATE RESPONSIBILITY	19
MANAGEMENT AND CORPORATE GOVERNANCE	20
EXECUTIVE OFFICERS	28
COMPENSATION OF EXECUTIVE OFFICERS	30
COMPENSATION TABLES	45
PAY VERSUS PERFORMANCE DISCLOSURE	50
CEO PAY RATIO	53
TRUSTEE COMPENSATION	54
COMPENSATION COMMITTEE REPORT	54
AMENDMENT TO 2022 EQUITY-BASED AWARD PLAN	55
AUDIT AND AUDIT-RELATED MATTERS	62
REPORT OF THE AUDIT AND CYBER RISK COMMITTEE	63
SHARE OWNERSHIP OF PRINCIPAL SECURITY HOLDERS, TRUSTEES, AND EXECUTIVE OFFICERS	64
OTHER MATTERS	66
QUESTIONS AND ANSWERS	67
Appendix A	74
Appendix B	77

2

LXP Proxy Statement Summary

This summary highlights information contained elsewhere in this Proxy Statement.  This summary does not contain all the information you should consider, and you should read the entire Proxy Statement carefully before voting.

2025 Annual Meeting of Shareholders

Date and Time Tuesday, May 27, 2025 2:00 p.m. Eastern Time	Location Virtually via the internet at www.meetnow.global/MNJLC92	Record Date March 31, 2025

How to Vote

VIA THE INTERNET Logon to www.envisionreports.com/LXP and follow on-screen instructions	BY TELEPHONE Call toll-free 1-800-652-VOTE (8683) and follow the recorded instructions	AT THE MEETING Vote at the Annual Meeting online via webcast
Annual Meeting Proposals
Proposal	Board Recommendation	Page Reference
Proposal No. 1: Election of Trustees	FOR each nominee	8
Proposal No. 2: Non-binding, Advisory Resolution to Approve the Compensation of Named Executive Officers	FOR	8
Proposal No. 3: Amendment to the LXP Industrial Trust 2022 Equity-Based Award Plan	FOR	9
Proposal No. 4: Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	10
General

We are utilizing the SEC rule that allows companies to furnish their proxy materials over the Internet. As a result, we mailed to our shareholders a Notice Regarding the Availability of Proxy Materials for the LXP Industrial Trust Shareholder Meeting to be held on May 27, 2025, or the Notice, instead of a paper copy of the proxy materials (including the proxy card, this proxy statement and our 2024 Annual Report) on or about April 15, 2025.We also provided access to our proxy materials over the Internet beginning on that date. The Notice contained instructions on how to access this Proxy Statement and the 2024 Annual Report and how to vote at the Annual Meeting, via the internet, by telephone or in person. Subsequent to receiving the Notice, all shareholders have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Additionally, shareholders can access a copy of the proxy materials at www.envisionreports.com/LXP.

Our Board of Trustees is soliciting proxies to be voted at the Annual Meeting. This Proxy Statement provides information shareholders need to know to vote by proxy or in person (virtually) at the Annual Meeting. Shareholders do not need to attend the Annual Meeting in order to vote. If, at the close of business on March 31 2025, you were a shareholder of record or held shares through a broker, bank or other nominee, you may vote your shares by proxy via the Internet, by telephone or in person (virtually). For shares held through a broker, bank or other nominee, you may vote by submitting voting instructions to your broker, bank or other nominee. Please refer to information from your broker, bank or other nominee on how to submit voting instructions.

3

LXP Proxy Statement Summary

LXP Industrial Trust Overview1

LXP NYSE	>30 Yrs Publicly Traded	$4.9B Gross Assets	Ratings[4] Baa2 Moody’s
119 Properties	57.8M Square Feet	100% Industrial Real Estate	BBB Fitch
~90% Class A Properties[2]	75% Sunbelt Markets[3]	~47% Investment Grade Tenancy	BBB- S&P

Business Plan Focused on Delivering Value

Pure-play industrial REIT
Portfolio concentrated in new, Class A bulk distribution real estate with an average age of 9.3 years[5]
Investment strategy focused on Sunbelt and lower Midwest markets with population and job growth 3.4x and 1.4x the national average, respectively[6]
$150 Billion of advanced manufacturing investment announced in LXP markets[7]

Identifiable earnings growth drivers requiring limited incremental capital investment

o                 ~65% of portfolio expiring through 2030, with current mark-to-market on rents estimated to be ~20%[8]

o                3.7M SF of space available for lease

o                Rent escalators trending up with 2.8% average annual escalators[9]

Strong balance sheet with clear path to low/mid 5x Net Debt to Adjusted EBITDA over time; flexibility to selectively pursue investment opportunities in target markets, including BTS development on owned land bank sites

1. As of 12/31/2024. 2. Based on ABR. 3. Based on square footage utilizing Costar data. 4. Credit ratings are not recommendations to buy, sell or hold any security. LXP does not take any obligation to maintain the ratings or to advise of any changes to the rating. 5. Weightings based on square footage, excluding land parcels. 6. LXP’s top 12 markets vs. national average. 7. Aggregate announced manufacturing investment in LXP’s top 12 markets as of August 2024 per Newmark research. Includes relevant projects in MSAs or CMSAs. 8. Based on independent third-party broker data and current renewal discussions for leases expiring through 2030. 9. Average Annual Rental Escalation based on next step rent percentage. Excludes escalating leases after last escalation.

4

LXP Proxy Statement Summary

BOARD OF TRUSTEES

Board Member	Trustee Since	Primary Occupation	Key Skills / Qualifications	Committees/ Independent Trustees
T. Wilson Eglin	1994	Chairman, CEO and President	Over 35 years of experience in commercial real estate investment and corporate finance, including experience in net-lease and industrial investing, real estate operations and capital markets. Has led LXP through portfolio transitions and various cycles of growth.
Jamie Handwerker	2017	Partner, KSH Capital	Over 40 years of experience in commercial real estate, including through sell-side research, hedge funds and direct investments.	● Audit and Cyber Risk ● Compensation ● Lead Independent
Lawrence L. Gray	2015	Chairman and CEO, GrayCo, Inc.	Over 30 years of real estate investment and development and corporate finance experience.	● Compensation ● Nominating and ESG ● Independent
Arun Gupta	2022	CEO, Noble Reach Foundation	Over 25 years of experience in private equity / mergers and acquisitions and venture capital, assessing emerging technologies and scaling high-growth companies.	● Audit and Cyber Risk ● Compensation (Chair) ● Independent
Derrick Johnson	2022	SVP, COO, Agiliti	Extensive strategy and operations expertise, specifically supply chain and logistical operations.	● Audit and Cyber Risk ● Nominating and ESG ● Independent
Claire A. Koeneman	2015	EVP, Managing Director of Financial Communications, Ketchum

Extensive experience as a corporate governance expert and strategic advisor to CEOs and boards of directors in transaction, corporate, financial and crisis communications, with a specific focus in real estate and REIT practice.

				● Compensation ● Nominating and ESG ● Independent
Nancy Elizabeth Noe	2021	Chair of Board of Trustees, Agnes Scott College	Over 30 years of experience as a practicing attorney focused on capital markets transactions, mergers and acquisitions, corporate governance and securities regulation.	● Nominating and ESG (Chair) ● Independent
Howard Roth	2017	Principal, HSR Advisors	Over 40 years of public accounting experience, including knowledge of tax laws applicable to real estate companies, generally accepted accounting principles and public company reporting requirements.	● Audit and Cyber Risk (Chair) ● Independent

>10years 1 3 4 5-10 years <5years non-independent 87.5% independent

Tenure	Independence

Board Tenure

5

LXP Proxy Statement Summary
3 New Trustees Added since 2021	9 years Average Tenure All Nominee	6 years Average Tenure Independent Nominees

Governance Highlights

Corporate Governance Snapshot

Corporate Governance Best Practices
Proxy Access	Bylaws provide for proxy access
Trustee Refreshment	Retirement policy to facilitate trustee refreshment where all trustees attaining the age of 75 are required to submit a resignation on an annual basis
Shareholder Accountability	Annual trustee elections Majority vote standard for trustee elections Annual ‘say-on-pay’ vote Regular shareholder engagement
Shareholder Rights	One class of capital stock, which is entitled to one vote per share Shareholder right to call a special meeting Ability for shareholders to act by written or electronic consent
Self- Assessment	Annual Board of Trustees and Committee self-assessment under the direction of the Nominating and ESG Committee
Alignment with Shareholder Interests	All trustees and executive officers own company stock and are subject to share ownership requirements and executive officers are subject to retention policy Anti-pledging and anti-hedging policies
Independent Lead Trustee	Independent Lead Trustee with robust set of responsibilities
Limits on Trustee Commitments	Trustees cannot serve on more than three other public company boards
Management Succession Planning	Annual review of management succession plan by the Nominating and ESG Committee and the Board

Independent External Auditor Internal Audit Function Audit & Cyber Risk Committee Board of Trustees Nominating & ESG Committee Executive Leadership Compensation Committee Independent Consultant

6

LXP Proxy Statement Summary

Compensation Tied to Performance and Strategy

Compensation Program Design

Annual Cash Incentives	Long-Term Incentives
■ 70% - Financial and strategic metrics ■ 30% - Individual performance measures	■ 60% - Performance Shares ■ 40% - Time-Based Shares

2024 CEO Target Compensation

 26% Target service- based long-term incentive 40% target performance- base long-term incentive 16% base salary 18% target cash incentive opportunity 58% performance-based and/or at risk

Executive Compensation Program Highlights

             Pay levels aligned with market to attract and retain high caliber executive talent

            Pay mix emphasizes pay-for-performance alignment

              Performance metrics reflect long-term growth drivers and foster alignment with sustained shareholder returns

             Transparent disclosure of all compensation decisions and outcomes

            All Change-in-Control severance arrangements subject to double-trigger provisions

             Long-term incentives vest after three years, a strong retentive feature

             Limited perquisites

             Five-year average shareholder support of say-on-pay proposal is 97%

Recent Shareholder Engagement

We regularly engage with our shareholders on a variety of matters, including general business updates; our board composition, risk oversight and refreshment; corporate governance practices; ESG+R strategy (including environmental sustainability, inclusion and disclosures); and executive compensation.	Shareholder Outreach 73% Contacted and/or offered a meeting to shareholders representing 73% of our common shares as of December 31, 2024.	Shareholder Meetings 61% Held meetings with shareholders representing 61% of our common shares as of December 31, 2024.
7

Proposals

PROPOSAL NO. 1 ELECTION OF TRUSTEES

Our Board of Trustees currently consists of eight trustees and no vacancies. All our current trustees are nominated for re-election at the Annual Meeting.

Trustee Name	Age	Independent	Lead Trustee	Audit and Cyber Risk	Compensation	Nominating and ESG
T. Wilson Eglin	60
Lawrence L. Gray	60	✓			✓	✓
Arun Gupta	56	✓		✓	C
Jamie Handwerker	64	✓	✓	✓	✓
Derrick Johnson	55	✓		✓		✓
Claire A. Koeneman	55	✓			✓	✓
Nancy Elizabeth Noe	60	✓				C
Howard Roth	68	✓		C
C = Chair

Each nominee currently serves on our Board of Trustees and has consented to being named in this proxy statement and to serve if elected. If elected, all trustees will serve until our 2026 Annual Meeting of Shareholders or their earlier resignation or removal and until their respective successors, if any, are elected and qualify. Background information relating to our nominees begins on page 12 of this Proxy Statement.

A majority of the votes cast with respect to a trustee will be sufficient to elect such trustee. The enclosed proxy, if signed, dated and returned, and any proxy properly authorized via the Internet or telephone, unless a broker non-vote or a contrary vote is indicated, will be voted FOR the election of the eight nominees. In the event any such nominee becomes unavailable for election, votes will be cast, pursuant to authority granted by the proxy, for such substitute nominee as may be nominated by our Board of Trustees, unless the Board of Trustees alternatively acts to reduce the size of the Board of Trustees or maintain a vacancy on the Board of Trustees in accordance with our bylaws.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE ABOVE NOMINEES.

PROPOSAL NO. 2 ADVISORY RESOLUTION TO APPROVE THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), require that we seek an advisory resolution from our shareholders to approve the compensation awarded to our named executive officers as disclosed in this proxy statement. Although the advisory resolution is non-binding, the Board of Trustees and the Compensation Committee will review the results of the vote and will consider our shareholders’ views and take them into account in future determinations concerning our executive compensation programs. Please refer to the section entitled “Compensation Discussion and Analysis” for details about our executive compensation programs.

A proposal in the form of the following resolution will be submitted for a non-binding, advisory vote at the Annual Meeting:

“RESOLVED, that the Shareholders approve, on a non-binding, advisory basis, the compensation of the Trust’s named executive officers set forth in the 2025 Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation

8

Discussion and Analysis, the Summary Compensation Table and accompanying compensation tables and related information).”

The advisory resolution to approve the compensation of our named executive officers requires a majority of the votes cast on the proposal at the Annual Meeting. Although the vote on this Proposal No. 2 is a nonbinding, advisory vote, the Board of Trustees will carefully consider the voting results.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL NO. 2.

PROPOSAL NO. 3 APPROVAL OF AN AMENDMENT TO THE LXP
INDUSTRIAL TRUST 2022 EQUITY-BASED AWARD PLAN TO
INCREASE THE NUMBER OF SHARES AVAILABLE FOR
ISSUANCE THEREUNDER BY 5,000,000 COMMON SHARES

On April 3, 2025 the Compensation Committee of our Board of Trustees adopted an amendment to the LXP Industrial Trust 2022 Equity-Based Award Plan to increase the number of shares available for issuance thereunder by 5,000,000 common shares, which equates to approximately 1.7% of our common shares outstanding. We refer to the LXP Industrial Trust 2022 Equity-Based Award Plan as amended prior to the recently adopted amendment as the 2022 Plan, the amendment to the 2022 Plan as the 2022 Plan Amendment, and the 2022 Plan as amended by the 2022 Plan Amendment as the 2022 Amended Plan.

The 2022 Plan Amendment is subject to approval at the Annual Meeting. A summary of the principal provisions of the 2022 Plan Amendment begins on page 55 of this Proxy Statement. The full text of the 2022 Plan Amendment and the 2022 Plan are attached as Appendix B to this Proxy Statement and is incorporated by reference into this proposal.

As of the Record Date, 428,213 common shares remained available for grant under the 2022 Plan and 4,198,859 common shares were subject to outstanding awards under the 2022 Plan, including 3,080,471 performance-based non-vested shares issued at the maximum award. The 2022 Amended Plan authorizes the issuance of the sum of (x) the additional 5,000,000 common shares, (y) the common shares remaining available for grant under the 2022 Plan and (z) any shares subject to outstanding awards under the 2022 Plan.

Other than the increase in the number of common shares available for issuance thereunder, there are no other changes to the 2022 Plan. If the 2022 Plan Amendment is approved by our shareholders, our Board of Trustees intends to cause the additional common shares that will become available for issuance to be registered on a Form S-8 registration statement to be filed with the SEC at our expense.

On April 8, 2025, the closing price of our common shares as reported by the New York Stock Exchange was $7.22 per share.

Why You Should Vote for the 2022 Plan Amendment

Our Board of Trustees believes that awards under the 2022 Amended Plan will focus participants on the objective of creating shareholder value and promoting our success, as well as further aligning participants’ interests with those of our shareholders and encouraging their long-term commitment to us.

Our Board of Trustees believes that the 2022 Plan is an important factor in attracting, retaining and motivating employees, consultants, and trustees of us and our affiliates. Our compensation links the interest of our employees, consultants, and trustees with those of our shareholders and motivates our employees as owners of the business.

9

In determining whether to approve the 2022 Plan Amendment, the Compensation Committee of our Board of Trustees received input from its independent compensation consultant. Our Board of Trustees believes that we need the flexibility to have an increased reserve of common shares, which we refer to in this summary as Shares, available for future equity-based awards.

In setting the number of the proposed increase in shares issuable under the 2022 Plan Amendment, the Compensation Committee also considered the dilution and burn rate of our equity-based compensation. As of the Record Date, the potential dilution from the 4,627,072 common shares available for grant and subject to outstanding awards under the 2022 Plan represented approximately 1.56% of our fully diluted common shares outstanding, or our overhang percentage. If Shareholders approve the 2022 Plan Amendment, the 5,000,000 shares proposed to be reserved for issuance under the 2022 Amended Plan would potentially increase our overhang percentage by 1.69% to approximately 3.25%. Our three-year average burn rate was approximately 0.28% as shown in the following table.

Year	2024	2023	2022	Three-Year Average
Restricted shares granted	690,852	469,487	314,573	491,637
Performance shares granted (at “Maximum”)	978,359	815,217	565,435	786,337
Performance shares vested	119,519	266,812	552,121	312,817
Total Shares (1)	810,371	736,299	866,694	804,455
Weighted Average Shares Outstanding Basic	291,472,930	290,245,877	279,887,760	287,202,189
Burn Rate	0.28%	0.25%	0.31%	0.28%

(1)	Reflects the aggregate number of restricted shares granted and performance shares vested in the applicable year.

The historical amounts shown above are not necessarily indicative of the shares that might be awarded in 2025 and beyond.

Based on generally accepted evaluation methodologies, we conclude that the number of shares under the 2022 Amended Plan (after giving effect to the 2022 Plan Amendment) is well within generally accepted standards as measured by an analysis of the plan cost relative to industry standards.

The Approval of the 2022 Plan Amendment requires a majority of the votes cast on the proposal at the Annual Meeting.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL NO. 3.

PROPOSAL NO. 4 RATIFICATION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Cyber Risk Committee has appointed Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Although Shareholder ratification of the appointment of our independent registered public accounting firm is not required by our bylaws or otherwise, we are submitting the selection of Deloitte for ratification as a matter of good corporate governance practice. Even if the selection is ratified, the Audit and Cyber Risk Committee in its discretion may appoint an alternative independent registered public accounting firm if it deems such action appropriate. If the Audit and Cyber Risk Committee’s selection is not ratified by the Shareholders, the Audit and Cyber Risk Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of an independent registered public accounting firm.

There are no affiliations between us and Deloitte’s partners, associates or employees, other than as pertaining to Deloitte’s engagement as our independent registered public accounting firm. Representatives of Deloitte are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire and to respond to appropriate questions.

10

Ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2025 requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL NO. 4.

11

Our Board of Trustees regularly refreshes its membership and our Board of Trustees members have a diverse range of relevant backgrounds. The following information relates to the nominees for election as our trustees:

T. WILSON EGLIN Age: 60 Trustee Since 1994

As LXP’s Chief Executive Officer, Mr. Eglin provides our Board of Trustees with extensive experience in net-lease and industrial real estate investing, real estate operations and capital markets.

Experience and Expertise:

●                CEO/Operations: Has led LXP as the Chief Executive Officer since January 2003 and served as the Chief Operating Officer of LXP from October 1993 to December 2010.

●                Capital Markets: Significant capital markets experience through strategic transactions and overseeing LXP’s equity and debt capital raising efforts throughout the last 30 years.

●               Strategic Planning: Has steered LXP through various cycles of growth and was the chief architect of our transition from a diversified net lease real estate investment trust (“REIT”) to an industrial-focused REIT.

●                Commercial Real Estate: More than three decades of experience in commercial real estate investment, including underwriting, acquisitions, large portfolio transactions, dispositions and leasing.

●              Investor Relations: Expertise gained through focus on investor relations and corporate financial communications throughout his career as the primary spokesperson for LXP.

Career Highlights:

●             Chairman of LXP Industrial Trust since April 2019

●             Chief Executive Officer of LXP Industrial Trust since January 2003

●             President of LXP Industrial Trust since April 1996

●             Executive Vice President of LXP Industrial Trust from October 1993 to April 1996

●             Chief Operating Officer of LXP Industrial Trust from October 1993 to December 2010

●             Previously a Trustee and the Chair of the Finance Committee of Connecticut College

12

LAWRENCE L. GRAY Age: 60 Trustee Since 2015 Committee Experience: Compensation Nominating & ESG

Mr. Gray provides our Board of Trustees with extensive real estate investment and development, capital markets and corporate finance experience.

Experience and Expertise:

●            CEO/Operations: Leadership and operational experience gained through his long tenure as Chief Executive Officer of a private real estate company for over 14 years.

●            Capital Markets: Deep capital markets background through investment banking experience as a Managing Director of Wachovia Corporation where he led capital markets transactions for REITs and other real estate companies. At Wachovia, he had direct responsibility for the Real Estate Investment Banking, Corporate Banking, Private Equity, Homebuilder Finance and Structured Finance groups.

●             Strategic Planning: Significant expertise developed through his investment banking roles serving as an advisor to boards of directors on equity, debt and mergers/acquisition transactions. In addition, as Chairman of a private real estate company, Mr. Gray has strategic planning experience through various market cycles.

●               Commercial Real Estate: More than three decades of experience in commercial real estate investment as an investment banker and CEO of GrayCo, Inc.

Career Highlights:

●               Chairman and Chief Executive Officer of GrayCo, Inc., a private real estate company that owns and manages apartment communities, master planned community investments and timberlands located throughout the Southeast region of the U.S.; serving as Chief Executive Officer since 2010 and Chairman since 2016

●              Managing Director of Wachovia Corporation from 1997 to 2009

●              Real estate investment banking groups at J.P. Morgan and Morgan Stanley prior to 1997

13

ARUN GUPTA Age: 56 Trustee since 2022 Committee Experience: Audit & Cyber Risk Compensation, Chair

Mr. Gupta provides our Board of Trustees with extensive mergers and acquisitions/private equity, venture capital and cybersecurity expertise.

Experience and Expertise:

●              Cybersecurity: Recognized cybersecurity expert as a member of the Tech & Cybersecurity Advisory Committee for U.S. Senator Mark Warner and a long-term investor in technology-focused companies.

●              Other Public Company Director: Seasoned public company director of various technology-focused companies.

●              Capital Markets: Significant capital markets experience through venture funding of private companies that have gone public.

●               Strategic Planning: Deep strategic planning expertise overseeing portfolio companies and through his tenure as an undergraduate and graduate-level business school professor.

Career Highlights:

●                 CEO and Board Member of Noble Reach Foundation since September 2022

●              Adjunct Entrepreneurship Professor and Senior Advisor to Provost at Georgetown University and Member of Georgetown Entrepreneurship Advisory Board since January 2018

●               Lecturer, Stanford University and Member of Stanford in Washington Advisory Board and Freeman-Spogli Institute of International Studies Advisory Council since April 2019

●                Venture Partner of Columbia Capital, a venture capital firm focused on Enterprise IT, Mobility and Digital Infrastructure, since 2000

●                 Tech & Cybersecurity Advisory Committee Member for U.S. Senator Mark Warner

●                Current member of the board of directors of:

–            Daz 3D

–            LMI (formerly Logistics Management Institute)

●                 Carlyle Venture Partners from 1998 to 2000 (focused on software investments)

●                 Arthur D. Little from 1995 to 1998 (telecom and technology consulting)

●                 Previously a board director of:

–             C5 Acquisition Corp. (NYSE:CXAC)

–             Millennial Media (NYSE:MM)

–             Altamira

–             Endgame

–             1901 Group

–             Verato

–             Webs

14

JAMIE HANDWERKER Age: 64 Trustee since 2017 Lead Trustee since 2023 Committee Experience: Audit and Cyber Risk Compensation

Ms. Handwerker has extensive experience analyzing and investing in real estate and real estate investment trusts and engaging with buy-side investors as a sell-side analyst, providing our Board of Trustees with related insight.

Experience and Expertise:

●             Corporate Finance and Financial Analysis: Significant experience analyzing and investing in real estate and real estate related companies, including REITs, as a sell-side analyst and hedge fund manager.

●            Other Public Company Director: Current member of the Board of Directors of Franklin BSP Realty Trust, Inc., a publicly traded REIT, where she serves on the audit committee and the nominating and corporate governance committee and as chairperson of the compensation committee.

●            Strategic Planning: Strong strategic planning background gained through her oversight of portfolio companies as a partner at KSH Capital, a private equity firm.

●             Commercial Real Estate: Spent over 40 years focused on commercial real estate and investing directly in real estate and indirectly in real estate companies, including REITs.

Career Highlights:

●              Partner of KSH Capital, providing real estate entrepreneurs with capital and expertise to seed or grow their platform, since May 2016

●              Independent director and compensation committee chair of the Board of Directors of Franklin BSP Realty Trust, Inc.

●                Member of the University of Pennsylvania School of Arts & Sciences Board of Overseers

●                Founder and Chairperson of Penn Arts & Sciences Professional Women’s Alliance

●                Previously:

–                 Senior roles at Cramer Rosenthal McGlynn LLC, where she managed the CRM Windridge Partners hedge funds

–                 Managing Director and Portfolio Manager with ING Furman Selz Asset Management, a NY based holding company operating as a wholly-owned subsidiary of the Dutch financial conglomerate, ING Group

–                 Managing Director and Senior Equity Research Analyst (Sell-Side) at the international corporate and investment bank ING Barings and its predecessor, Furman Selz, LLC, where she focused exclusively on real estate companies, including the REIT industry

15

DERRICK JOHNSON Age: 55 Trustee since 2022 Committee Experience: Audit and Cyber Risk Nominating and ESG

Mr. Johnson has extensive experience in strategy, marketing, business development, finance and operations, specifically logistical operations, within organizations ranging from startups to Fortune 50 companies, providing our Board of Trustees with related insight.

Experience and Expertise:

●              Logistics: Deep logistics background having spent most of his career in the logistic sector, including over 20 years at United Parcel Service (UPS).

●             Operations: Significant operations experience through operational roles at UPS and Agiliti, a medical equipment management and services company.

●            Strategic Planning: Transformational leader with strategic experience at organizations ranging from early-stage startups to Fortune 50 corporations.

●           Corporate Finance and Financial Analysis: Expertise formed through banking and management consulting roles and solidified through senior roles at other publicly-traded companies.

Career Highlights:

●              Senior Vice President of Operations (since March 2021) and Chief Operating Officer (since May 2023) at Agiliti, a medical equipment management and services company, which was a publicly-traded company until May 2024

●            Former President of Southeast at United Parcel Service (UPS), holding a variety of strategic and operational roles for over 20 years

●               Member of the Georgia Commission on Freight and Logistics

●               Previously, Mr. Johnson was an Associate of Fixed Income Sales at Citigroup and an Associate at Oliver Wyman (formerly Mercer Management Consulting)

16

CLAIRE A. KOENEMAN Age: 55 Trustee since 2015 Committee Experience: Compensation Nominating and ESG

Ms. Koeneman has spent many years as a corporate governance expert and strategic advisor to CEOs and boards of directors on all types of communications. She provides our Board of Trustees with extensive public and investor relations knowledge.

Experience and Expertise:

●           Investor Relations: Strong expertise in investor relations having spent her entire career in the public/investor relations and communications sector, specifically transactions, corporate, financial and crisis communications.

●              Risk Management: Significant risk management expertise as an advisor to Fortune 50 companies on crisis communications.

●             Strategic Planning: Established the leading REIT and real estate practice in the U.S. as President of the Financial Relations Board, an investor relations firm, gaining significant strategic planning experience.

●               Corporate Responsibility: Recognized corporate responsibility expert.

Career Highlights:

●         EVP, Managing Director, Financial Communications at Ketchum, a global public relations and communications firm

●             Senior positions at global public relations agencies, including GOLIN and Hill+Knowlton, as well as at Bully Pulpit Interactive, a boutique digital-first communications firm

●              Previously president of Financial Relations Board (FRB), an investor relations firm where she established the leading REIT & real estate practice in the U.S.

NANCY ELIZABETH NOE Age: 60 Trustee since 2021 Committee Experience: Nominating and ESG, Chair

Ms. Noe brings expertise in securities regulation, capital markets transactions and the governance of public companies to our Board of Trustees.

Expertise and Experience:

●              Legal: Over 30 years of experience as a practicing attorney focused on capital markets transactions, mergers/acquisitions, corporate governance and securities regulation.

●              Corporate Responsibility: Deep expertise gained through advising companies on corporate governance best practices.

●              Capital Markets: Significant experience with all aspects of structuring, negotiating and documenting various capital markets transactions.

●              Strategic Planning: Spent many years as an advisor to public and private company boards of directors.

Career Highlights:

●              Chair of the Board of Trustees of Agnes Scott College

●              Former Partner of Paul Hastings LLP, a global law firm, from February 2001 until February 2021 and Chair of the Corporate Department from February 2010 until February 2020

17

HOWARD ROTH Age: 68 Trustee since 2017 Committee Experience: Audit and Cyber Risk, Chair

Mr. Roth provides our Board of Trustees with extensive public accounting experience, including knowledge of tax laws applicable to real estate companies, generally accepted accounting principles and public company reporting requirements.

Experience and Expertise:

●             Audit and REIT Tax: Audit and REIT tax expertise gained through 40 years as a certified public accountant at “Big Four” accounting firms and predecessor firms.

●            Strategic Planning: Strong experience gained as advisory board member to companies in various industries.

●             Commercial Real Estate: Entire career spent focused on real estate companies, including leading the global real estate, hospitality and construction group at Ernst & Young LLP.

●             Risk Management: Deep risk management expertise as a partner in a “big four” accounting firm. As a practice group head, he implemented services for the assurance, tax and regulatory environments and digital solutions focused on cybersecurity and data analytics.

Career Highlights:

●              Principal of HSR Advisors, a consulting firm that provides strategic and financial advice

●             Venture Partner of Blu Venture Investors, a venture capital fund focused on early stage cybersecurity, health/tech, and B2B SaaS.

18

Board Skills

The nominees for our Board of Trustees have a diverse skill set:

The absence of a check mark for a particular skill does not mean that the trustee does not possess that qualification, skill, or experience. We look to each trustee to be knowledgeable in these areas; however, the check mark indicates that the item is a particularly prominent qualification, skill, or experience that the trustee brings to our Board of Trustees.

Our Board of Trustees believes that finance/analysis, commercial real estate and strategic planning are core skills for its members. Our Board of Trustees seeks candidates with a variety of skills and in recent years have added additional corporate governance, logistics and cybersecurity expertise.

CORPORATE RESPONSIBILITY

We believe that our commitment to environmental, social, governance and resilience (ESG+R) matters will create long-term value for our shareholders while addressing the evolving needs of our other stakeholders. The Nominating and ESG Committee of our Board of Trustees oversees our ESG+R strategy and initiatives. Our website has a dedicated Corporate Responsibility section, www.LXP.com/corporate-responsibility, which contains additional information on our ESG+R initiatives and a copy of our most recent Corporate Responsibility Report. The contents of our website and our most recent Corporate Responsibility Report are not incorporated into this Proxy Statement.

19

MANAGEMENT AND CORPORATE GOVERNANCE

Our Board of Trustees

Our Board of Trustees held five meetings during the fiscal year ended December 31, 2024. Each individual that was a trustee at the time of such meetings attended at least 75% of the aggregate of the total number of meetings of our Board of Trustees and all committees of the Board of Trustees on which he or she served during the year.

All our then trustees attended the 2024 Annual Meeting of Shareholders, which was held on May 21, 2024.

Outside Commitments:

●	Service on the Board of Trustees requires significant time and attention, and our trustees are expected to spend the time needed and meet as often as necessary to discharge their responsibilities. Our Nominating and ESG Committee considers competing outside commitments in making its trustee nomination recommendations.
●	Our Corporate Governance Guidelines provide that when a trustee’s principal occupation or business association changes substantially from the position he or she held when originally invited to join the Board of Trustees, the trustee shall tender a letter of resignation to the Nominating and ESG Committee and the Nominating and ESG Committee shall consider whether the change will impair the trustees effectiveness and then recommend to the Board of Trustees whether to accept the proposed resignation.
●	Our Corporate Governance Guidelines also provides that (i) trustees should advise the chairperson of the Nominating and ESG Committee and the CEO before accepting membership on other boards of directors/trustees or any audit committee or other significant committee assignment on any other board of directors/trustees, or establishing other significant relationships with businesses, institutions, governmental units or regulatory entities, particularly those that may result in significant time commitments or a change in the trustee’s relationship to the Trust, and (ii) trustees should not serve on more than three other boards of public companies, and (iii) no member of the Audit and Cyber Risk Committee should serve on more than three public company audit committees (including the Trust’s Audit and Cyber Risk Committee).
●	No trustee serves on the board of three or more other public companies.

Independence:

●	Our Corporate Governance Guidelines and the rules and regulations of the New York Stock Exchange (the “NYSE”) each require that a majority of our Board of Trustees are “independent” as that term is defined in the rules and regulations of the NYSE.
●	The Nominating and ESG Committee, on behalf of our Board of Trustees, performed its annual independence review and determined that, except for Mr. Eglin, our trustees are independent. Mr. Eglin is not independent because of his role as an executive officer of the Company.

20

Committees of our Board of Trustees

Our Board of Trustees has three standing committees: Audit and Cyber Risk Committee, Compensation Committee and Nominating and ESG Committee. Each of our committees consists solely of trustees meeting the independence requirements of applicable NYSE rules and our independence standards and are “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act, and our Audit and Cyber Risk Committee consists solely of trustees meeting the independence requirements of Rule 10A-3 under the Exchange Act.

Each committee operates under a written charter, all of which were reviewed by the Nominating and ESG Committee, the respective members of the applicable committee and the Board of Trustees during 2024. The charters of each of our standing committees are available on our web site at www.LXP.com. The contents of our website are not incorporated into this Proxy Statement.

Each committee operates with transparency and every trustee is invited to attend quarterly in-person meetings of each committee and the quarterly Audit and Cyber Risk Committee meetings to review our financial statements, regardless of committee membership.

Audit and Cyber Risk Committee Members: Howard Roth (Chair) Arun Gupta Jamie Handwerker Derrick Johnson Independence: All Meetings in 2024: 8

Summary of Responsibilities:

●            Overseeing:

o                the integrity of our financial statements;

o                the qualifications, independence and performance of our independent registered public accounting firm;

o                the performance of the personnel responsible for the Trust’s internal audit function;

o               our policies and practices with respect to publicly disclosed non-GAAP measures;

o                the assurance of our ESG information;

o                management in connection with key risks and our enterprise risk management, including enterprise cybersecurity, privacy and data security risks;

o                technology and information systems; and

o               compliance with legal and regulatory requirements.

●            Appointing, setting compensation for, retaining and overseeing the work of the independent registered public accounting firm.

●             Pre-approving all auditing services and, to the extent permitted under applicable law, non-audit services to be provided to the Company by the independent registered public accounting firm engaged by the Company.

●            Preparing and approving an Audit and Cyber Risk Committee report.

Our Board of Trustees has determined that each of Mr. Roth and Ms. Handwerker qualifies as an “Audit Committee Financial Expert” in accordance with Item 407(d)(5) of Regulation S-K and that all members of the Audit and Cyber Risk Committee are financially literate under NYSE rules.

The Audit and Cyber Risk Committee previously adopted an Internal Audit Charter, which formalizes the internal audit function of the Company. For the year ended December 31, 2024, the Audit and Cyber Risk Committee retained a national accounting firm to provide internal audit assistance.

21

Compensation Committee Members: Arun Gupta (Chair) Lawrence L. Gray Claire A. Koeneman Jamie Handwerker Independence: All Meetings in 2024: 6

Summary of Responsibilities:

●              Reviewing and approving of:

o               corporate goals and objectives relevant to executive officer compensation;

o                   evaluating executive officer performance; and

o               determining and approving executive officer compensation.

●              Recommending the compensation of non-employee members of the Board of Trustees for approval by the Board of Trustees.

●              Reviewing and approving incentive-compensation and equity-based plans.

●              Overseeing the drafting and reviewing of the Compensation Disclosure & Analysis and related disclosures.

●              Preparing and approving an annual report of the Compensation Committee.

Nominating and ESG Committee Members: Nancy Elizabeth Noe (Chair) Lawrence L. Gray Jamie Handwerker Claire A. Koeneman Independence: All Meetings in 2024: 4

Summary of Responsibilities:

●              Identifying individuals qualified to become trustees.

●              Assisting the Board of Trustees in fulfilling its oversight responsibilities with regard to a broad range of corporate governance matters and our ESG+R strategy.

●              Leading the annual independence review and self-evaluation of the Board of Trustees and its committees and making recommendations for service on committees.

●         Overseeing succession planning for the Board of Trustees and our executive management.

●              Monitoring the refreshment and diversification of the membership of the Board of Trustees.

In an effort led by the Nominating and ESG Committee, each committee annually reviews its charter and makes recommended revisions.

Each committee has the authority to consult with its own legal or other advisors, all in accordance with the authority granted to such committee under its charter. Each committee may form and delegate authority to subcommittees when and as such committee deems necessary and appropriate.

Board Leadership Structure and Strategy and Risk Oversight

Our board leadership structure currently consists of an independent Lead Trustee and an executive Chairman. Our Board of Trustees currently believes that it is appropriate to combine the positions of Chairman and Chief Executive Officer at this time due to Mr. Eglin’s critical role in creating and implementing our current strategy. Mr. Eglin has guided us through various market cycles and our transformation from a diversified net-lease REIT into an industrial REIT, and our Board of Trustees believes that he is the appropriate person to continue to serve as our Chairman.

Our Board of Trustees believes that a Lead Trustee, who is independent, is necessary and appropriate to provide additional, independent leadership to the Board. Our Corporate Governance Guidelines provide that the Lead Trustee shall have the authority and specific responsibilities set forth under “Corporate Responsibility—Governance—Independent Lead Trustee,” above.

22

Ms. Handwerker has been our independent Lead Trustee since May 23, 2023. Ms. Handwerker has experience as a sell-side analyst, a hedge fund manager and a direct real estate investor and she is also an independent board member and audit committee chair of another publicly traded real estate investment trust, which our Board of Trustees, including the members of the Nominating and ESG Committee, believed made her a candidate suitable for our Lead Trustee.

Strategy and risk are an integral part of our Board of Trustees and Committee deliberations throughout the year. Management regularly updates, and reports to our Board of Trustees with respect to, our business plan. Management also performs a quarterly fraud risk assessment, which is reported to our Board of Trustees. The quarterly fraud risk assessment assesses the critical risks we face (e.g., strategic, operational, financial, legal/regulatory, and reputational), their relative magnitude and management’s actions to mitigate these risks. In addition, the Audit and Cyber Risk Committee assists our Board of Trustees with the oversight of our risk management program, including its oversight of our internal audit function, enterprise risk management and cybersecurity risks.

Cybersecurity

As a smaller company, we use third-party vendors to assist us with our network and information technology requirements. Since 2019, BDO USA, LLC has provided us with virtual chief technology officer services, including chief information security officer services. In 2022, Mr. Gupta, a cyber security expert, joined our Board of Trustees. Mr. Gupta has significant experience in, among other areas, emerging technologies and coordinating national security and technology policy.

On at least a quarterly basis, we and BDO USA, LLC report to our Board of Trustees or the Audit and Cyber Risk Committee on information technology matters. On a periodic basis, our Audit and Cyber Risk Committee commissions an internal audit or assessment of our cybersecurity practices and receives a report from our internal auditor on our cybersecurity risks. In addition, our management participates in annual tabletop exercises and simulations as part of our business continuity, incident response and disaster recovery planning.

Please see our Annual Report on Form 10-K for the year ended December 31, 2024, for more information on our processes and procedures for addressing and managing cybersecurity risks.

Shareholder Nominations

Our Board of Trustees believes that the Nominating and ESG Committee is qualified and in the best position to identify, review, evaluate and select qualified candidates for membership on our Board of Trustees based on the criteria described in the next paragraph. The Nominating and ESG Committee intends to consider nominees recommended by shareholders, but only if the submission of a recommendation includes a current resume and curriculum vitae of the candidate, a statement describing the candidate’s qualifications, contact information for personal and professional references, the name and address of the shareholder who is submitting the candidate for nomination, the number of shares which are owned of record or beneficially by the submitting shareholder and a description of all arrangements or understandings between the submitting shareholder and the candidate for nomination. Submissions should be made to: LXP Industrial Trust, 515 N. Flagler Drive, Suite 408, West Palm Beach, FL 33401, Attention: Secretary. The Nominating and ESG Committee’s consideration process includes completion of a standard questionnaire, a background check and interviews with the Nominating and ESG Committee and other members of the Board of Trustees. The Nominating and ESG Committee has no obligation to recommend such candidates for nomination.

In recommending candidates for membership on our Board of Trustees, the Nominating and ESG Committee’s assessment includes consideration of issues of individual trustee judgment, expertise, and experience. The Nominating and ESG Committee also considers whether the Board of Trustees as a group provides for a diverse range of viewpoints, professional experience, education, skill, and other individual qualities and attributes that contribute to board heterogeneity. The Nominating and ESG Committee also considers other relevant factors as it deems appropriate. Generally, qualified candidates for board membership should (i) demonstrate personal integrity and moral character, (ii) be willing to apply sound and independent business judgment for the long-term interests of shareholders, (iii) possess relevant business or professional experience, technical expertise, or specialized skills, (iv) possess personality traits and backgrounds that fit with

23

those of the other trustees to produce a collegial and cooperative environment, (v) be responsive to our needs, and (vi) have the ability to commit sufficient time to effectively carry out the duties of a trustee.

Our Board of Trustees believes its effectiveness is enhanced by being comprised of individuals with diverse skills, experience and backgrounds that are relevant to the role of our Board of Trustees and the needs of our business. The objective of our Board of Trustees is to foster a diverse and inclusive culture which solicits multiple perspectives and views. Accordingly, the Nominating and ESG Committee regularly reviews the changing needs of our business and the skills, experience and backgrounds of its members, with the intention that our Board of Trustees will be periodically “renewed” as certain Trustees rotate off and new Trustees are recruited. Our Board of Trustees’ commitment to “renewal” will be tempered by the need to balance change with continuity, experience and a collaborative approach with each other and our Chief Executive Officer.

After completing this evaluation and review, the Nominating and ESG Committee makes a recommendation to our Board of Trustees as to the persons who should be nominated by our Board of Trustees, and our Board of Trustees determines the nominees after considering the recommendation and report of the Nominating and ESG Committee.

To the extent there is a vacancy on our Board of Trustees, the Nominating and ESG Committee will either identify individuals qualified to become trustees through relationships with our trustees or executive officers or by engaging a third party. Our Board of Trustees currently consists of eight individuals. However, the size of our Board of Trustees may increase in the future by a limited number to refresh the membership of our Board of Trustees.

In addition, our bylaws provide that any shareholder that complies with the “advance notice” or “proxy access” provisions in our bylaws may also nominate individuals for election to our Board of Trustees. See “Q&A—How do I nominate a trustee or submit a proposal for the 2026 Annual Meeting of Shareholders?”

Shareholder Communications

Parties wishing to communicate directly with our Board of Trustees, an individual trustee, the Lead Trustee or the non-management members of our Board of Trustees as a group should address their inquiries to our General Counsel by mail sent to our principal office located at 515 N. Flagler Drive, Suite 408, West Palm Beach, FL 33401. The mailing envelope should contain a clear notification indicating that the enclosed letter is an “Interested Party/Shareholder-Board Communication,” “Interested Party/Shareholder-Trustee Communication,” “Interested Party/Shareholder-Lead Trustee Communication” or “Interested Party/ Shareholder-Non-Management Trustee Communication,” as the case may be.

Complaint Procedures for Accounting and Auditing Matters

We have established “whistleblower” procedures set forth in our Code of Business Conduct and Ethics for (1) the receipt, retention and treatment of complaints and allegations regarding accounting, internal accounting controls or auditing matters (“Accounting Matters”) and (2) the confidential, anonymous submission by Covered Persons (as defined therein) of concerns regarding Accounting Matters. Under these procedures, anyone with concerns regarding accounting matters or otherwise, may, as applicable, report their concerns to our compliance hotline by telephone at 844-502-7786 or on the web at http://LXP.ethicspoint.com. Complaints are reviewed by the Chairman of the Audit and Cyber Risk Committee and our General Counsel, as appropriate, and reported to our Board of Trustees on an as needed basis, but not less than quarterly. In the event of a complaint, our internal and external auditors are informed and we work with our outside legal counsel to investigate the complaint.

Periodic Reports, Code of Ethics, Committee Charters and Corporate Governance Guidelines

Our Internet address is www.LXP.com. We make available free of charge through our web site our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, other filings with the SEC, and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such materials with the SEC. We also have made available on our web site copies of our current Audit and Cyber Risk Committee Charter,

24

Compensation Committee Charter, Nominating and ESG Committee Charter, Code of Business Conduct and Ethics, and Corporate Governance Guidelines. In the event of any changes to these charters or the code or the guidelines, updated copies will also be made available on our web site. The contents of our website are not incorporated into this Proxy Statement.

You may request a copy of any of the documents referred to above, without charge to you, by contacting us at the following address, email or telephone number:

LXP Industrial Trust

515 N. Flagler Drive, Suite 408

West Palm Beach, FL 33401

Attention: Investor Relations

Email: IR@LXP.com

Telephone: (212) 692-7200

Policy on Inside Information and Insider Trading

The Board of Trustees has adopted the Insider Trading Policy that governs the purchase, sale, and/or other disposition of our securities by trustees, officers, and employees. The policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations, and NYSE listing standards. A copy of the policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2024. Transactions by the Company in its own securities are monitored by internal and external legal counsel for compliance with applicable securities laws.

Share Ownership Guidelines

The Board of Trustees believes that it is important for each executive officer and trustee to have a financial stake in the Trust to help align the interests of the executive officer and trustees with those of our shareholders. To meet this objective, our Corporate Governance Guidelines provide that executive officers and trustees must beneficially own minimum amounts of our common shares by the conclusion of the three-year period beginning on the date of appointment for executive officers and the five-year period beginning on the date of appointment for trustees as follows:

(1)	our Chief Executive Officer must beneficially own such number of common shares having a value equal to at least six times the amount of his or her annual base salary;
(2)	each of the three next most highly compensated executive officers must beneficially own such number of common shares having a value equal to at least three times the amount of such executive officer’s annual base salary;
(3)	the fifth most highly compensated executive officer must beneficially own such number of common shares having a value equal to at least two times the amount of such executive officer’s annual base salary; and
(4)	our trustees must beneficially own such number of common shares having a value equal to five times their annual cash retainer.

In addition, executive officers are required to maintain ownership of at least 50% of any common shares acquired by them (from the later of the day such executive officer became an executive officer or November 2009) through our equity award plans, including, without limitation, through option awards and vesting of restricted shares, after taxes and transaction costs, until retirement or other termination of employment.

Subject to the phase-in periods, our executive officers and trustees were in compliance with our share ownership guidelines.

25

Certain Relationships and Related Transactions

Policy. Under our policy regarding the review, approval and ratification of any related party transaction, the Audit and Cyber Risk Committee or the Board of Trustees (consisting of all of the non-conflicted members) reviews the relevant facts and circumstances of each related party transaction, including whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related party’s interest in the transaction, taking into account the conflicts of interest and corporate opportunity provisions of our Code of Business Conduct and Ethics, and the Audit and Cyber Risk Committee or the Board of Trustees (consisting of all of the non-conflicted members) either approves or disapproves the related party transaction. Any related amendment to, or waiver of any provision of, our Code of Business Conduct and Ethics for executive officers or trustees must be approved by the Nominating and ESG Committee (consisting of the non-conflicted members) and will be promptly disclosed to our shareholders as required by applicable laws, rules or regulations including, without limitation, the requirements of the NYSE.

Any related party transaction will be consummated and continue only if the Audit and Cyber Risk Committee or the Board of Trustees (consisting of all of the non-conflicted members) has approved or ratified such transaction in accordance with the guidelines set forth in the policy. For purposes of our policy, a “Related Party” is:

(1)	any person who is, or at any time since the beginning of our last fiscal year was, one of our trustees or executive officers or a nominee to become one of our trustees;
(2)	any person who is known to be the beneficial owner of more than 5% of any class of our voting securities;
(3)	any immediate family member of any of the foregoing persons, which means any spouse, child, stepchild, parent, stepparent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother- in-law, or sister-in-law; and
(4)	any firm, corporation, or other entity in which any of the foregoing persons is employed, is a general partner, principal, or in a similar position, or in which such person has a 5% or greater beneficial ownership interest.

Indemnification Agreements. Our trustees and certain of our executive officers have entered into indemnification agreements with us. Pursuant to these agreements, we agree to indemnify the trustee or executive officer who is a party to such an agreement against any and all judgments, penalties, fines, settlements, and reasonable expenses (including attorneys’ fees) actually incurred by the trustee or executive officer or in a similar capacity for any other entity at our request. These agreements include certain limitations on our obligations in certain circumstances, particularly in situations in which such indemnification is prohibited or limited by applicable law.

Hedging Policy

We have adopted a policy that prohibits our trustees, officers and employees, as well as certain of their immediate family members, from buying or selling Company securities while in possession of material, non-public information. In addition, we have adopted a policy prohibiting trustees, officers, and employees from pledging our securities and from establishing short positions and hedging transactions, including through prepaid variable forwards, equity swaps, collars and exchange funds.

Charitable Contributions

We maintain a charitable giving policy to help us make charitable contributions with an emphasis in the areas of food insecurity, children and education. We seek input from our employees before making charitable contributions. The charities we support are located in the cities where we maintain corporate offices. We also match employee charitable donations up to $250 per employee per year.

26

During 2024, we did not make any charitable contribution to any tax-exempt organization in which any independent trustee serves as an executive officer.

Compensation Committee Interlocks and Insider Participation

During 2024, none of the members of the Compensation Committee were or had been one of our executive officers. Further, none of our executive officers have ever served as a member of the compensation committee or as a director of another entity whose executive officers served on our Compensation Committee or as a member of our Board of Trustees.

Employee Stock Purchase Plan

We maintain an Employee Stock Purchase Plan, which provides an opportunity for employees to elect to purchase common shares at 95% of the fair market value on the date of purchase. Employees participate through payroll deductions.

27

EXECUTIVE OFFICERS

The following table sets forth certain information as of the date of this Proxy Statement concerning our executive officers:

T. Wilson Eglin Chairman, Chief Executive Officer & President	60	Mr. Eglin’s business experience is set forth in this Proxy Statement under “Trustee Nominees” on page 12.
Nathan Brunner Executive Vice President, Chief Financial Officer & Treasurer	42	Mr. Brunner is an Executive Vice President and serves as Chief Financial Officer and Treasurer. Prior to joining us in September 2024 as Executive Vice President of Capital Markets, he was a Managing Director in J.P. Morgan’s Real Estate Investment Banking group where he spent 15 years focused on M&A, strategy and capital markets for REITs and other real estate companies. Mr. Brunner started his career at Macquarie Group, working with the Macquarie Infrastructure Funds and Investment Banking divisions from 2005 to 2010. Mr. Brunner received a Bachelor of Laws and a Bachelor of Commerce from the University of Queensland in Brisbane, Australia and a Graduate Diploma of Chartered Accounting from the Institute of Chartered Accountants in Australia.
Beth Boulerice Executive Vice President and Former Chief Financial Officer	60	Ms. Boulerice is an Executive Vice President. She previously served as Chief Financial Officer and Treasurer from March 25, 2019 to March 1, 2025, and Chief Accounting Officer prior to then. Prior to joining us, Ms. Boulerice was employed by First Winthrop Corporation and was the Chief Accounting Officer of Newkirk Realty Trust. She graduated from the University of Rhode Island and is a Certified Public Accountant.
Joseph S. Bonventre Executive Vice President, Chief Operating Officer, General Counsel & Secretary	50	Mr. Bonventre is an Executive Vice President and serves as Chief Operating Officer, General Counsel and Secretary. Prior to joining us in September 2004, he was an associate in the corporate department of the law firm now known as Paul Hastings LLP. He received his B.A. from New York University and his J.D. from Benjamin N. Cardozo School of Law/Yeshiva University. Mr. Bonventre is admitted to practice law in the State of New York.
28

Brendan P. Mullinix Executive Vice President & Chief Investment Officer	50	Mr. Mullinix is an Executive Vice President and serves as Chief Investment Officer. He joined us in 1996 and previously served as a Senior Vice President and a Vice President. Mr. Mullinix graduated from Columbia College, Columbia University.
James Dudley Executive Vice President & Director of Asset Management	44	Mr. Dudley is an Executive Vice President and Director of Asset Management. He has been with us since 2006 and has held various roles within the Asset Management Department. Prior to joining the firm, Mr. Dudley was employed by ORIX Capital Markets. Mr. Dudley has a B.A. from Angelo State University and an M.S. from The University of Texas at Arlington.
Nabil Andrawis Executive Vice President & Director of Taxation	54

Mr. Andrawis is an Executive Vice President and serves as Director of Taxation. Prior to joining us in 2002, he was employed by Vornado Realty Trust and Deloitte & Touche LLP. Mr. Andrawis was previously the Co-Chairman of the National Association of Real Estate Investment Trusts State and Local Tax Subcommittee. Mr. Andrawis graduated from The Bernard M. Baruch College and is a Certified Public Accountant.

Mark Cherone Executive Vice President & Chief Accounting Officer	43	Mr. Cherone is an Executive Vice President and serves as Chief Accounting Officer. Prior to joining us in March 2019, he served as Corporate Controller for Brandywine Realty Trust since 2012. Mr. Cherone graduated from The Pennsylvania State University and is a Certified Public Accountant.

29

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Introduction.

2024 Company Highlights. During 2024, our management team accomplished the following1:

Investment Execution
●	Increased concentration in Sunbelt target markets
o	Sold ~$268 million of non-target market assets, including:
■	Remaining two consolidated office properties and became 100% industrial
■	Phoenix, AZ leased land for ~$87 million
o	Acquired ~$165 million of target market assets in the Sunbelt
o	Committed to a ~$74 million built-to-suit with a lease commencement in 2024
Operational Performance
●	Achieved robust leasing volume with strong mark-to-market outcomes
o	Leased 4.5 million square feet
■	Increased Base and Cash Base rents by 46.5% and 39.7%, respectively, with 3.6% average annual escalators (excluding tenant improvement reimbursements and fixed renewals)[2]
●	Increased same-store NOI
o	Same-store NOI growth of 5.0%
Balance Sheet Flexibility
●	Capitalized on interest rate swap opportunities
o	Executed interest rate swaps for $330 million of indebtedness
■	4.0% weighted-average pro forma interest rate[3]
■	97% of indebtedness fixed-rate/hedged for 2025 and 2026[3]
●	Reduced leverage
o	5.9x net debt to Adjusted EBITDA
Financial Performance
●	Delivered strong financial results
o	Produced Net Income attributable to common shareholders of $37.9 million, or $0.13 per diluted common share
o	Produced Adjusted Company FFO of $189.4 million, or $0.64 per diluted common share
●	Increased quarterly dividend
o	$0.02 annualized dividend increase authorized by Board of Trustees represents a 3.8% increase over prior year

1. As of 12/31/2024.  See Appendix A for definitions and reconciliations of Non-GAAP financial measures. 2. For leases with escalations. 3. Proforma for interest rate swaps and $50.0 term loan paydown subsequent to year end.

30

Named Executive Officers. Our named executive officers are:

Name	Title
T. Wilson Eglin	Chairman, Chief Executive Officer and President
Nathan Brunner	Executive Vice President, Chief Financial Officer and Treasurer
Beth Boulerice	Executive Vice President and Former Chief Financial Officer
Joseph S. Bonventre	Executive Vice President, Chief Operating Officer, General Counsel and Secretary
Brendan P. Mullinix	Executive Vice President and Chief Investment Officer

Compensation Committee Responsibility and Philosophy. The Compensation Committee administers the compensation policies and programs for our named executive officers and regularly reviews and approves our compensation strategy and principles to ensure that they are aligned with our business strategy and objectives, encourage high performance, promote accountability and ensure that management’s interests are aligned with the interests of our shareholders. The Compensation Committee believes that the compensation program should further both short-term and long-term business goals and strategies while enhancing shareholder value. In keeping with this philosophy, the compensation program’s objectives are to:

●	maintain a transparent compensation program that is easy for all of our shareholders to understand;
●	further align the interests of our named executive officers with those of our shareholders;
●	strengthen the relationship between executive pay and company performance; and
●	retain key members of management.

The Compensation Committee believes that the business judgment of its members is necessary to properly evaluate and design an executive compensation program.

2024 “Say on Pay” Advisory Vote

In 2024, approximately 96% of the votes cast voted “FOR” the compensation of our named executive officers as disclosed in the related proxy statement, which has been consistent with the votes for the previous years.

Five-Year Average
97%

Based on such approvals and the discussion held with our shareholders, the Compensation Committee has largely maintained the compensation framework approved in 2024 for the 2025 executive compensation plan with modifications for our 2025 business plan objectives.

31

Executive Compensation Best Practices.

The following is a summary of our executive compensation practices:

What we do:	What we don’t do:

 We subject a significant portion of pay to relative and absolute performance conditions

 We disclose our compensation programs with transparency

 We assess compensation risk

 We use an independent compensation consultant

 We use competitor and size-based peer groups

 We require hold periods and have minimum share ownership guidelines

 We have a robust clawback policy

 We do not provide tax gross-up payments

 We do not have excessive severance arrangements or single-trigger change in control severance payments

 We do not encourage unnecessary or excessive risk taking as a result of our compensation policies

 We do not guarantee compensation or uncapped bonus payments, except in transition situations

 We do not allow for repricing of stock options

 We do not allow hedging or pledging of our stock

Independent Compensation Consultant

During 2024, the Compensation Committee retained Ferguson Partners Consulting, L.P., a nationally known executive compensation and benefits consulting firm, which we refer to as FPC. Other than reviewing and advising the Compensation Committee with respect to executive and trustee compensation, FPC does not provide any non-executive compensation or other services for us. As a result, FPC is an independent compensation consultant. Management does not retain any executive compensation consultant.

Peer Group Benchmarking Analysis.

We are always competing for the best talent with our direct industry peers and with the broader market. Accordingly, the Compensation Committee regularly reviews the market data, pay practices and ranges of our “peer” companies and the broader market to ensure that we continue to offer a relevant and competitive executive pay program each year. Throughout this Compensation Discussion and Analysis, we refer to two distinct peer groups, as described below, which were recommended by FPC and approved by the Chair of the Compensation Committee in 2024.

●	Competitor Peer Group. For 2024, this group consisted of 11 public REITs, which are either (1) our competitors for industrial property acquisitions and tenants in the single-tenant industrial space or (2) owners of a portfolio of primarily net-leased assets. The companies included in this peer group are as follows:
32

Broadstone Net Lease, Inc.	EastGroup Properties, Inc.	Essential Properties Realty Trust, Inc.
First Industrial Realty Trust Inc.	Getty Realty Corp.	NNN REIT, Inc.
Rexford Industrial Realty, Inc.	STAG Industrial, Inc.	Spirit Realty Capital, Inc.
Terreno Realty Corporation	W.P. Carey Inc.

This competitor peer group helped the Compensation Committee understand how each named executive officer’s total compensation compares with the total compensation for reasonably similar positions at our most direct REIT competitors.

●	Size Peer Group. For 2024, this group consisted of 20 public REITs, which operate across multiple asset classes and are similar in size to our total capitalization. The total capitalization range for this peer group was $5.6 billion to $2.95 billion as of October 31, 2023, which is approximately when the peer group was determined and utilized by the Compensation Committee. Our total capitalization was at approximately the 36th percentile ($4.0 billion) of this peer group as of October 31, 2023. The companies included in this peer group are as follows:
Acadia Realty Trust	American Assets Trust, Inc.	Apple Hospitality REIT, Inc.
Broadstone Net Lease, Inc.	COPT Defense Properties	Empire State Realty Trust, Inc.
Essential Properties Realty Trust, Inc.	Four Corners Property Trust, Inc.	JBG SMITH Properties
National Health Investors, Inc.	Paramount Group, Inc.	Pebblebrook Hotel Trust
Physicians Realty Trust	Retail Opportunity Investments Corp.	RLJ Lodging Trust
Sabra Health Care REIT, Inc.	SITE Centers Corp.	Tanger, Inc.
Urban Edge Properties	Veris Residential, Inc

The size-based peer group helped the Compensation Committee compare our overall compensation practices against a broader mix of REITs to ensure that our compensation practices are reasonable due to the size of our organization. The Compensation Committee generally focuses on the average of the two peer groups, except in cases where such average is determined to be excessive in light of the circumstances.

Although the two peer groups are comprised solely of REITs, we also compete for talent with other public and private companies in the locations where our employees reside. Therefore, we also consider other information regarding market trends in compensation in addition to the data derived from these peer group reviews.

FPC prepared a compensation study for the Compensation Committee that contains:

●	a summary of market findings;
●	high-level performance information and its impact on compensation trends within the real estate industry;
●	certain background information, including size and performance statistics for our company and the peer group constituents; and
●	the results of a competitive benchmarking analysis for our named executive officers and certain other employees on both an individual and aggregate basis.
33

Determining the Amount of Each Element of Compensation.

The Compensation Committee reviews the performance of each of our named executive officers, including our Chief Executive Officer, on an annual basis. The Compensation Committee considers, among other things, (1) the scope of the individual’s responsibilities, including the demands and profile of the positions held by the individual, (2) the individual’s experience and tenure with us, (3) the individual’s performance and contribution to our performance, (4) our performance against annual objectives set forth in management’s business plan, and (5) competitive salaries. The Compensation Committee considers the results of compensation studies prepared for it by FPC and by industry and trade associations.

Our Chief Executive Officer assists in the annual review of our other named executive officers and makes recommendations to the Compensation Committee. However, the Compensation Committee makes all determinations with respect to the actual compensation of our named executive officers, including our Chief Executive Officer.

The independent compensation consultant provides the following services to the Compensation Committee:

●	Management Data Collection:
○	reviewing historical pay philosophy and practices;
○	confirming the existing compensation philosophy; and
○	reviewing the Chief Executive Officer’s recommendations.
●	Compensation Guidance and Commentary:
○	providing initial thoughts and reactions to the Chief Executive Officer’s recommendations given current market practices and performance;
○	providing thoughts and perspectives on the broader REIT market, from a compensation perspective, based on ongoing conversations with executives/board members and up-to-date compensation data; and
○	providing a compensation study described above and recommendations regarding peer group data.

Compensation Risk Assessment

The Compensation Committee does not believe our executive compensation programs encourage unnecessary or excessive risk taking for the following reasons:

●	There are no guaranteed minimum payouts.
●	The annual cash incentive opportunity does not rely on total shareholder return ("TSR").
●	The annual cash incentive opportunity is based on multiple operational performance metrics.
●	We use two adjusted/non-GAAP metrics in our compensation opportunities, but we regularly disclose these metrics, including reconciliations, and analysts and investors use these metrics to compare us to our peers.
●	The annual long-term incentive opportunity has a three-year performance period based on TSR relative to a competitor peer group and an index.
34

While we are focused on long-term shareholder value, the Compensation Committee believes that three-year vesting for share awards is an appropriate length of time due to the need to retain our executives and reward results. Furthermore, our Compensation Committee believes the overall amount of our long-term incentive awards is appropriate in relation to our executive compensation program.

We also pay dividends currently on the time-based portion of our annual long-term incentive awards and dividends accrue on the performance-based portion of our annual long-term incentive awards and are paid upon, and to the extent of, vesting. Since we are a REIT, dividends are a necessary part of our business. Furthermore, all dividends are declared by our Board of Trustees and none of the dividends on long-term incentive awards are preferential. Accordingly, we do not believe that dividends are a risk in our compensation arrangements.

We maintain a clawback policy, which complies with applicable NYSE rules. As mandated by such rules, if the Trust is required to prepare an accounting restatement of its GAAP financial statements, the Trust will recover any incentive compensation received by any covered person during the fiscal years pertaining to the restatement that was in excess of the amount that otherwise would have been paid, giving effect to the restated results.

Our equity awards are not timed in coordination with the release of material non-public information.

Pay for Performance.

A significant portion of the total target compensation for our named executive officers is in the form of performance-based incentive compensation, with the only “fixed” or “guaranteed” compensation in the form of annual base salaries and time-based long-term incentive awards (excluding any transition arrangements).

In setting the pre-defined objective performance measures for the annual cash incentive target opportunity, multiple factors are considered, and the Compensation Committee believes the plan is balanced across our operations with reference to our business plan.

For 2024, our executive compensation plan resulted in the following pay mix for the total target compensation for the named executive officers:

35

The pay mix for the Other NEOs was impacted by the initial equity award for Mr. Brunner, which consisted of time-based non-vested common shares.

Recap of 2024 Executive Compensation Program.

The 2024 executive compensation program consisted of (1) base salary, (2) annual cash incentive opportunity, and (3) annual long-term incentive opportunity.

Base Salaries and Annual Cash Incentive Awards. Annualized base salaries and annual cash incentive opportunity under the 2024 executive compensation program were as follows:

Officer	Annualized Base Salary	Cash Incentive Opportunity
		Threshold		Target		Maximum
T. Wilson Eglin	$840,000	56.25%	$472,500	112.5%	$945,000	225%	$1,890,000
Nathan Brunner	$485,000	—%	$—	100%	$485,000	200%	$970,000
Beth Boulerice	$485,000	—%	$—	100%	$485,000	200%	$970,000
Joseph S. Bonventre	$530,000	50%	$265,000	100%	$530,000	200%	$1,060,000
Brendan P. Mullinix	$475,000	50%	$237,500	100%	$475,000	200%	$950,000

Seventy percent (70%) of the annual cash incentive opportunity was based on pre-defined objective measures (from January 1, 2024 to December 31, 2024) and 30% was based on subjective measures. For 2024 only, and to ensure an efficient transition of the CFO position, Mr. Brunner and Ms. Boulerice had annual cash incentive awards with contractual minimums at their respective target opportunities. While the Compensation Committee does not regularly guarantee annual cash incentive awards, it believed the guarantee was necessary to ensure an efficient transition. Mr. Brunner was also awarded a $250,000 initial cash bonus upon joining us in September 2024.

Objective Measures

The following sets forth the pre-defined objective measures, the weighting and the rationale for each measure. In the first quarter of 2025, the Compensation Committee evaluated the Company’s performance on the objective and subjective measures and made the determinations as detailed below.

	Weighting	Target	Actual at 12/31/2024	Determination
Investments	35%			23.33%
Stabilized Development Square Feet		1.5 million	0.25 million
Stabilized Development # of Buildings		4	1
Stabilized Development Pre-Promote Yield		6.5%	>7%

36

Rationale: Stabilization of our development pipeline was a primary part of our 2024 business plan.

Result: We leased a 250,000 square foot development in Columbus, OH shortly after completion. While there was activity on our other development facilities, including a potential lease for the 1.1 million square foot Ocala, Florida facility, the headwinds from supply and tenant demand continue to weigh on leasing outcomes.

	Weighting	Target	Actual at 12/31/2024	Determination
Portfolio Management	30%			40.00%
Industrial Percent Leased		97%	94%
Industrial Same-Store NOI Growth		4%	5%
Warehouse/Distribution Leasing Spreads		25%	>30%

Rationale: We believe that the embedded mark-to-market opportunity in our portfolio continues to be one of the main selling points with investors. We believe management should be appropriately incentivized to proactively renew leases or release spaces.

Result: We had strong leasing activity in 2024, which led to strong same-store NOI growth of 5% and increases in Base and Cash Base rents by 46.5% and 39.7%, respectively, excluding tenant improvement reimbursements in one lease and a fixed-rate renewal.

	Weighting	Target	Actual at 12/31/2024	Determination
Balance Sheet	20%			20.00%
Credit Rating		Maintain current ratings	Maintained
Net Debt to Adjusted EBITDA Ratio		6.0x	5.9x

Rationale: Our strategy has been to maintain a strong balance sheet that can weather market cycles.

Result: During 2024, we strengthened our balance sheet by swapping the rates on $332.5 million of variable rate indebtedness and increasing the amount of our debt subject to fixed-rates for 2025 and 2026. Our credit ratings were unchanged over the course of 2024.

	Weighting	Target	Actual at 12/31/2024	Determination
Corporate Responsibility	15%			22.50%
ISS Monthly Governance Score Average (lower is better)		2	1
GRESB Real Estate Assessment Score compared to Peer Average		102%	105%
Tenant satisfaction survey participation and relative results		102%	103% / 24% participation
Employee satisfaction survey participation and results		Neutral	Positive / 97% participation

Rationale: The Corporate Responsibility metrics in our compensation program continue to focus on governance and employee and tenant satisfaction. We believe these goals are directly tied to the success of our business and that it is appropriate to hold management accountable for furthering specific Corporate Responsibility initiatives by incorporating these metrics into our executive compensation plans. For 2024, we selected four Corporate Responsibilities metrics that are determined by third-party evaluators or survey results.

Result: Our Corporate Responsibility program became more focused in 2024 and management achieved strong results in almost all of the Corporate Responsibility metrics. With respect to the tenant satisfaction survey, management continued to beat the index, but participation was impacted by 2024 being the third year in a row for the survey.

37

The determination of the objective measurements resulted in each named executive officer being entitled to 105.83% of the target objective portion of the 2024 annual incentive opportunity, which is down from 123.5% for 2023.

Subjective Measures

With respect to the subjective portion of the annual cash incentive opportunity, the Compensation Committee made the following determinations with respect to T. Wilson Eglin, Joseph S. Bonventre and Brendan P. Mullinix:

Officer	Rationale	% of Target Subjective Portion
T. Wilson Eglin Chairman, Chief Executive Officer and President

Mr. Eglin developed our overall strategy and business plan, which resulted in:

●             Net Income attributable to common shareholders of $37.9 million, or $0.13 per diluted common share.

●              Adjusted Company FFO of $189.4 million, or $0.64 per diluted common share.

●              4.5 million square feet of new leases and lease extensions, raising Base and Cash Base Rents by 46.5% and 39.7%, respectively, excluding tenant improvement reimbursements in one lease and a fixed-rate renewal.

●              Same-Store NOI of 5.0% compared to 2023.

●             Three fully-leased warehouse facilities placed into service containing an aggregate of 1.4 million square feet in the Phoenix, Arizona, Greenville/Spartanburg, South Carolina and Columbus, Ohio markets.

●             An aggregate of $108.7 million invested in development activities and $7.6 million in a value-add opportunity at the Orlando, Florida asset.

●              Two remaining consolidated office assets sold.

●              Four warehouse facilities sold for an aggregate gross price of $165.3 million.

●             $198.9 million aggregate principal amount of 4.40% Senior Notes due 2024 satisfied at maturity.

●             Interest rate swap agreements entered into for an aggregate amount of $250.0 million of the term loan and an aggregate amount of $82.5 million of the Trust Preferred Securities.

Mr. Eglin led our investor outreach efforts where we met with investors and potential investors through individual meetings and investor conferences.

Mr. Eglin also led the search for our new Chief Financial Officer.

100%

38

In addition, we maintained over-all employee morale, evidenced by a positive rating on a third-party employee survey with 97% participation.
Joseph S. Bonventre Executive Vice President, Chief Operating Officer, General Counsel and Secretary

During 2024, Mr. Bonventre oversaw our legal and operational activities, including our human capital management and information technology/cybersecurity efforts.

Mr. Bonventre advised and guided our Board of Trustees on substantially all matters and selected and monitored all outside counsel assignments.

Mr. Bonventre led an effort to reduce certain of our general and administrative expenses through a reduction in headcount following our transition to an industrial focused REIT, and a reduction in our leased office footprint.

Mr. Bonventre assisted Mr. Eglin in the recruitment of our new Chief Financial Officer and the related transition of Ms. Boulerice’s role.

Mr. Bonventre also assisted in the interest rate swap transactions and all of our leasing, investment and disposition activity and participated in meetings with our largest passive investors.

100%
Brendan P. Mullinix Executive Vice President and Chief Investment Officer

Mr. Mullinix oversaw our investment strategy and all our investment activity. He led the successful capital recycling trade where we sold one legacy asset in Cleveland, OH with a known vacancy at the end of the lease term and three assets in a Chicago submarket with limited functionality. Those proceeds were used to purchase one property in Savannah, one property in Houston and two properties in Atlanta with no dilution. The properties we acquired are newly constructed, have better growth profiles than the properties we sold, and add to our concentration in the Sunbelt.

Mr. Mullinix oversaw the original ground lease transaction in 2022 for the land in Phoenix, AZ, which was sold in 2024 to the tenant. This transaction resulted in a significant return on our investment. The completion of this transaction led to a subjective award in excess of target.

Mr. Mullinix also assisted with our investor outreach effort by participating in substantially all of our marketing efforts.

150%

The 2024 annual cash incentive awards and 2024 total cash compensation (base salary, annual cash incentive award and signing bonus) were as follows:

Officer	2024 Award	% of Target Opportunity	Total Cash Compensation
T. Wilson Eglin	$983,588	104%	$1,823,588
Nathan Brunner	$504,804	104%	$916,471
Beth Boulerice	$504,804	104%	$989,804
Joseph S. Bonventre	$551,642	104%	$1,081,642
Brendan P. Mullinix	$565,646	119%	$1,040,646

39

Annual Long-Term Incentive Award. The 2024 annual long-term incentive awards were as follows:

	Performance-Based Opportunity
Officer	Threshold	Target	Maximum	Service-Based Award	Total Target Opportunity
T. Wilson Eglin	$1,020,000	$2,040,000	$4,080,000	$1,360,000	$3,400,000
Beth Boulerice	$270,000	$540,000	$1,080,000	$360,000	$900,000
Joseph S. Bonventre	$375,000	$750,000	$1,500,000	$500,000	$1,250,000
Brendan P. Mullinix	$315,000	$630,000	$1,260,000	$420,000	$1,050,000

The 2024 annual long-term incentive awards consisted of a mix of performance-based non-vested shares and service-based non-vested shares. Vesting for performance-based non-vested shares is tied to our TSR relative to other REITs, which we think is more appropriate than absolute TSR. No performance-based shares are earned for results below the threshold level.

Type	Performance-Based Non-Vested Shares		Service-Based Non-Vested Shares
Amount of Target Award:	30%	30%	40%
Comparator Group:	MSCI US REIT Index	Competitor peer group(1)	N/A
Vesting Conditions :	Cliff-based vesting after three-year performance period commencing January 1, 2024.		Pro-rata vesting annually over three years.

Performance Levels
Threshold: 33rd Percentile
Target: 50th Percentile
Maximum: 75th Percentile

Straight-line interpolation is used to determine awards for results between performance levels.

Dividends	Accrue and are only payable if and to the extent the shares vest.		Currently paid.
Rationale	Performance assessments within our applicable industry group and competitor peer group similar to shareholder comparison when making an investment decision.		Enhance retention and promote longer-term equity ownership in us.

(1)	Initially consisting of: Broadstone Net Lease, Inc. (BNL), EastGroup Properties, Inc. (EGP), Essential Properties Realty Trust, Inc. (EPRT), First Industrial Realty Trust Inc. (FR), Getty Realty Corp. (GTY), Global Net Lease Inc. (GNL), Industrial Logistics Properties Trust (ILPT), NNN REIT, Inc. (NNN), Plymouth Industrial REIT Inc. (PLYM), Rexford Industrial Realty, Inc. (REXR), Stag Industrial, Inc. (STAG), Terreno Realty Corporation (TRNO), and W.P. Carey Inc. (WPC).

Mr. Brunner did not receive a 2024 annual long-term incentive award, but was awarded an initial long-term incentive award of 150,000 non-vested common shares on September 3, 2024, which vest in equal installments on September 3, 2025, January 1, 2026 and January 1, 2027.

40

Performance-Based Opportunity of Outstanding Long-Term Incentive Awards.

The table below summarizes the results of the 2022 performance-based long-term incentive awards, which was completed at the end of 2024, and the performance to the end of 2024 for the 2023 and 2024 performance-based long-term incentive awards.

Grant Year (Performance Period) and Metrics	Metric Weighting	2022	2023	2024	2025	2026	Payout as % of Target
2022 Grant (Jan 2022-Dec 2024)
Relative TSR vs. Peer Group	50%	Below Threshold					0%
Relative TSR vs. Index	50%	Below Threshold					0%
2023 Grant (Jan 2023-Dec 2025)
Relative TSR vs. Peer Group	50%		Tracking below Threshold				0%
Relative TSR vs. Index	50%		Tracking below Threshold				0%
2024 Grant (Jan 2024-Dec 2026)
Relative TSR vs. Peer Group	50%			Tracking at slightly above Target			114%
Relative TSR vs. Index	50%			Tracking below Threshold			0%

The following table shows the values reported based on the grant date value and the amounts realized by the named executive officers for the 2022 performance-based long-term incentive awards:

Officer	Grant Date Value	Market Value at Vesting
T. Wilson Eglin	$2,244,448	$—
Beth Boulerice	$448,892	$—
Joseph S. Bonventre	$935,189	$—
Brendan P. Mullinix	$598,522	$—

The actual payouts for the 2023 awards will be disclosed in the proxy statement for the 2026 Annual Meeting of Shareholders and the actual payouts for the 2024 awards will be disclosed in the proxy statement for the 2027 Annual Meeting of Shareholders.

Correlation between CEO Compensation and Performance.

A significant portion of our Chief Executive Officer’s compensation is long-term and equity based. As a result, the amounts in the summary compensation table are not the same as realizable pay. Realizable pay includes Salary, Non-Equity Incentive Plan Compensation, Nonqualified Deferred Compensation Earnings and All Other Compensation from the Summary Compensation Table below for the applicable year and the value realized upon vesting of long-term incentive share awards for the applicable years. Our share awards consist of the following:

●	Service-based equity awards: The grant date fair value of the award is based on the closing price of the common shares on the date of grant (or, if the date of grant was not a trading day, the last trading day prior to the date of grant) and does not reflect any time-based vesting conditions or service period even though it is not “realized” pay.
●	Performance-based equity awards: The grant date fair value of the award is determined using a Monte Carlo simulation model, which is an estimation of the value based on hypothetical models. However, if such performance is never achieved, the awards will not result in “realized” pay.

41

Reported pay is the Total amount in the Summary Compensation Table below, and realized pay is calculated by subtracting the Share Awards in the Summary Compensation Table from reported pay and adding the Value Realized on Vesting from the Option Exercises and Stock Vested table below.

Elements of Compensation Program Applicable to Named Executive Officers for 2025.

Base Salary. For 2025, the Compensation Committee approved increases in base salaries for certain of our named executive officers as noted below to ensure base salaries, and, in certain situations, overall compensation, remains competitive and in line with their roles and responsibilities. The Chief Executive Officer’s base salary was not changed. Base salaries are as follows:

Officer	2025 Base Salary	2024 Base Salary	% Change
T. Wilson Eglin	$ 840,000	$ 840,000	0%
Nathan Brunner	$ 500,000	$ 485,000	3%
Beth Boulerice	$ 500,000	$ 485,000	3%
Joseph S. Bonventre	$ 530,000	$ 530,000	0%
Brendan P. Mullinix	$ 490,000	$ 475,000	3%

On March 1, 2025, Ms. Boulerice stepped down as Chief Financial Officer and Treasurer and her annual base salary was reduced to $100,000.

Annual Cash Incentive Opportunity. The annual cash incentive opportunity for the 2025 executive compensation program for our named executive officers will be a percentage of base salary as follows:

Officer	Threshold		Target		Maximum
T. Wilson Eglin	62.5%	$525,000	125%	$1,050,000	250%	$2,100,000
Nathan Brunner	50%	$250,000	100%	$500,000	200%	$1,000,000
Joseph S. Bonventre	50%	$265,000	100%	$530,000	200%	$1,060,000
Brendan P. Mullinix	50%	$245,000	100%	$490,000	200%	$980,000

42

As of March 1, 2025. Ms. Boulerice no longer participates in the executive compensation program. Ms. Boulerice’s transition agreement provided for an $85,000 annual cash incentive for 2025, which was paid on March 15, 2025.

Seventy percent (70%) of the annual cash incentive opportunity for our named executive officers, other than Ms. Boulerice, will be determined by predefined objective performance measures based on our 2025 business plan for the period commencing January 1, 2025 and ending December 31, 2025. The following is a summary of the objective performance measures:

Item	Weighting
Portfolio Management	35%
Investment Performance	35%
Balance Sheet	20%
Corporate Responsibilities	10%

The target and actual amounts and the Compensation Committee’s determination of whether an item was met will be disclosed in the proxy statement for the 2026 Annual Meeting of Shareholders.

The remaining 30% of the annual cash incentive will be based on subjective factors, similar to the factors discussed with respect to the 2024 Annual Cash Incentive Opportunity above, but relative to our 2025 business plan.

Long-Term Incentive Opportunity. The long-term incentive opportunity for the 2025 executive compensation program for our named executive officers is a long-term incentive award consisting of a mix of performance-based non-vested shares and service-based non-vested shares. Vesting for performance-based non-vested shares is tied to our TSR relative to other REITs, which we think is more appropriate than absolute TSR.

Type:	Performance-Based Non-Vested Shares		Service-Based Non-Vested Shares
Amount of Target Award:	30%	30%	40%
Comparator Group:	MSCI US REIT Index	Competitor peer group(1)	N/A
Vesting Conditions :	Cliff-based vesting after three-year performance period commencing January 1, 2025.		Pro-rata vesting annually over three years.

Performance Levels
Threshold: 33rd Percentile
Target: 50th Percentile
Maximum: 75th Percentile

Straight-line interpolation is used to determine awards for results between performance levels.
Dividends	Accrue and are only payable if and to the extent the shares vest.		Currently paid.
Rationale	Performance assessments within our applicable industry group and competitor peer group similar to shareholder comparison when making an investment decision.		Enhance retention and promote longer-term equity ownership in us.

(1)	Initially consisting of: Broadstone Net Lease, Inc. (BNL), EastGroup Properties, Inc. (EGP), Essential Properties Realty Trust, Inc. (EPRT), First Industrial Realty Trust Inc. (FR), Getty Realty Corp. (GTY), Global Net Lease Inc. (GNL), Industrial Logistics Properties Trust (ILPT),
43

NNN REIT, Inc. (NNN), Plymouth Industrial REIT Inc. (PLYM), Rexford Industrial Realty, Inc. (REXR), Stag Industrial, Inc. (STAG), Terreno Realty Corporation (TRNO), and W.P. Carey Inc. (WPC).

The long-term incentive opportunity is as follows:

	Performance-Based Opportunity
Officer	Threshold	Target	Maximum	Service-Based Award	Total Target Opportunity	Change from 2024
T. Wilson Eglin	$1,080,000	$2,160,000	$4,320,000	$1,440,000	$3,600,000	6%
Nathan Brunner	$255,000	$510,000	$1,020,000	$340,000	$850,000	N/A
Joseph S. Bonventre	$390,000	$780,000	$1,560,000	$520,000	$1,300,000	4%
Brendan P. Mullinix	$330,000	$660,000	$1,320,000	$440,000	$1,100,000	5%

The number of performance-based non-vested shares (calculated using maximum opportunity level for accounting purposes) and service-based non-vested shares granted and issued was based on the closing price of our common shares on January 2, 2025 (the date specified in the Compensation Committee’s approval), which was $8.01 per share; with the number of performance-based non-vested shares rounded to the nearest share and the number of service-based non-vested shares rounded up to the nearest 10 shares to avoid fractional shares when vesting. We expect to disclose the amount of performance-based non-vested shares that vest in our definitive proxy statement for the 2028 Annual Meeting of Shareholders.

2025 Total Target Direct Compensation

Companywide Retirement and Health and Welfare Benefits.

In addition to the executive compensation programs outlined in this proxy statement, our named executive officers participate in retirement and health and welfare benefits that are available to all employees with no distinction made among any groups of employees other than as required by applicable tax rules. We do not believe that any of these benefits are excessive or above market.

44

COMPENSATION TABLES

Summary Compensation Table

The following table sets forth summary information concerning the compensation earned by our named executive officers for the fiscal years ended December 31, 2024, 2023 and 2022.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Share Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
T. Wilson Eglin Chief Executive Officer and President	2024	840,000	—	3,840,487	—	983,588	(166,196)	17,250	5,681,325
	2023	825,000	—	3,474,977	—	1,011,192	52,345	16,500	5,380,014
	2022	800,000	—	3,444,528	—	972,000	(670,019)	15,250	5,231,778
Nathan Brunner
Executive Vice President, Chief Financial Officer and Treasurer	2024	161,667	—	1,545,000	—	754,804	—	—	2,461,471

Beth Boulerice Executive Vice President and Former Chief Financial Officer	2024	485,000	—	1,016,685	—	504,804	—	17,250	2,023,739
	2023	465,000	—	984,620	—	555,443	—	16,500	2,021,563
	2022	440,000	—	689,024	—	501,600	—	15,250	1,645,874
Joseph S. Bonventre Executive Vice President, Chief Operating Officer, General Counsel and Secretary	2024	530,000	—	1,411,952	—	551,642	—	17,250	2,510,844
	2023	515,000	—	1,447,911	—	584,268	—	16,500	2,563,679
	2022	500,000	—	1,435,283	—	570,000	—	15,250	2,520,533
Brendan P. Mullinix Executive Vice President, and Chief Investment Officer	2024	475,000	—	1,186,087	—	565,646	—	17,250	2,243,982
	2023	460,000	—	1,158,330	—	521,870	—	16,500	2,156,700
	2022	440,000	—	918,553	—	501,600	—	15,250	1,875,403

(1)	The amounts shown include amounts earned but a portion of which may be deferred at the election of the officer under our 401(k) Plan.
(2)	Equals the aggregate grant date fair value of awards granted in the applicable year computed in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718. The fair value of share awards subject to time- based vesting conditions or service periods is based on the closing price of the common shares on the date of grant (or, if the date of grant was not a trading day, the last trading day prior to the date of grant) and does not reflect any time-based vesting conditions or service period. The fair value of share awards subject to performance-based vesting conditions is determined using a Monte Carlo simulation model.
(3)	Amounts were paid pursuant to a non-equity incentive plan described in the applicable year’s definitive proxy statement.
(4)	Non-qualified deferred compensation consists solely of a trust established for the benefit of Mr. Eglin, into which, in previous years, he had the option to place non-vested common share awards. Dividends on these shares are the same as all those paid on all common shares and are paid by us to the trust, which makes a corresponding distribution to the participant. Earnings consist of dividends and increase/decrease in market value of the common shares in the trust. None of the earnings were above- market. See “Non-Qualified Deferred Compensation,” below.
(5)	Amount represents contributions by us to the executive officer’s account under our 401(k) Plan. Dividends paid upon non-vested common shares associated with outstanding equity incentive awards are excluded in accordance with SEC rules as they were reflected in the grant date fair values of such awards.
45

Grants of Plan-Based Awards

The following table sets forth summary information concerning all grants of plan-based awards made to the named executive officers during the fiscal year ended December 31, 2024.

	Grant	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (Cash) ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (Shares) (#)			All Other Share Awards Number of Shares	All Other Option Awards; Number of Shares Underlying Option Awards	Exercise Price of Option Awards	Grant Date Fair Value of Share and Option Awards
Name	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	(#)	(#)	($)	($)
T. Wilson Eglin	1/5/2024	—	—	—				141,520	—	—	1,360,007
	1/5/2024	—	—	—	106,140	212,279	424,558		—	—	2,480,480
	3/26/2024	472,500	945,000	1,890,000	—	—	—	—	—	—	—
Nathan Brunner (2)	9/3/2024	—	—	—				150,000	—	—	1,545,000
	9/1/2024	—	485,000	970,000	—	—	—	—	—	—	—
Beth Boulerice (3)	1/5/2024	—	—	—				37,470	—	—	360,087
	1/5/2024	—	—	—	28,096	56,192	112,383		—	—	656,598
	3/26/2024	—	485,000	970,000	—	—	—	—	—	—	—
Joseph S. Bonventre	1/5/2024	—	—	—				52,030	—	—	500,018
	1/5/2024	—	—	—	39,022	78,044	156,088		—	—	911,944
	3/26/2024	265,000	530,000	1,060,000	—	—	—	—	—	—	—
Brendan P. Mullinix	1/5/2024	—	—	—				43,710	—	—	420,053
	1/5/2024	—	—	—	32,779	65,557	131,114		—	—	766,034
	3/26/2024	237,500	475,000	950,000	—	—	—	—	—	—	—

(1)	See “Compensation Discussion and Analysis — Recap of 2024 Executive Compensation Program,” above, for the actual payouts. Share amounts are rounded.
(2)	Mr. Brunner’s Non-Equity Plan Award had a minimum guarantee of Target as part of his offer letter.
(3)	Ms. Boulerice’s Non-Equity Plan Award had a minimum guarantee of Target as of May 24, 2024 as part of the transition letter.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth summary information concerning outstanding equity awards held by each of the named executive officers as of December 31, 2024.

	Share Awards
Name	Number of Shares or Units That Have Not Vested(2) (#)	Market Value of Shares or Units That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
T. Wilson Eglin	244,076	1,981,897	349,856	2,840,831
Nathan Brunner	150,000	1,218,000	—	—
Beth Boulerice	64,247	521,686	94,183	764,764
Joseph S. Bonventre	94,764	769,484	132,767	1,078,064
Brendan P. Mullinix	76,066	617,656	110,116	894,138

(1)	Market value has been calculated using the closing price of our common shares on the NYSE on December 31, 2024, which was $8.12 per share.
(2)	These shares vest (subject to continued service) as follows:

	1/2025	9/2025	1/2026	1/2027
T. Wilson Eglin	112,169	—	84,733	47,174
Nathan Brunner	—	50,000	50,000	50,000
Beth Boulerice	28,623	—	23,134	12,490
Joseph S. Bonventre	44,427	—	32,993	17,344
Brendan P. Mullinix	34,406	—	27,090	14,570

(3)	These shares, and the market value, are based on actual performance for shares vesting 1/2025 and threshold performance for shares vesting 1/2026 and threshold for the index-based shares and maximum for the peer-based shares vesting 1/2027. The actual performance shares outstanding and the vesting dates (subject to continued service and achievement of performance) are as follows:
46

	1/2025	1/2026	1/2027
T. Wilson Eglin	246,914	338,029	424,558
Nathan Brunner	—	—	—
Beth Boulerice	49,383	95,775	112,383
Joseph S. Bonventre	102,881	140,846	156,088
Brendan P. Mullinix	65,844	112,677	131,114

Option Exercises and Stock Vested

The following table sets forth summary information concerning vesting of stock awards for each of the named executive officers during the year ended December 31, 2024. There were no option exercises and we do not have any outstanding options.

	Share Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
T. Wilson Eglin	168,120	1,667,750
Nathan Brunner	—	—
Beth Boulerice	31,411	311,597
Joseph S. Bonventre	53,820	533,894
Brendan P. Mullinix	42,755	424,130

(1)	The value realized on vesting is calculated as the product of (a) the number of non-vested common shares that vested and (b) the closing price of our common shares on the NYSE on the day used for calculation of taxable income. Includes shares withheld to satisfy tax obligations. Excludes accrued dividends, if any, which are in All Other Compensation in the “Summary Compensation Table” above.

Pension Benefits

We do not provide any pension benefits to the named executive officers. We maintain a 401(k) Plan as disclosed above.

Non-Qualified Deferred Compensation

The following table sets forth summary information concerning non-qualified deferred compensation for each of the named executive officers during the year ended December 31, 2024. Non-qualified deferred compensation consists solely of a trust established for the benefit of Mr. Eglin in which in previous years Mr. Eglin had the option to place non-vested common share awards. Dividends on these shares are the same as all those paid on all common shares and are paid by us to the trust, which makes a corresponding distribution to Mr. Eglin. Earnings consist of dividends paid and the change in market value of the common shares in the trust. The earnings are included in the Summary Compensation Table above.

Name	Executive Contributions in 2024 ($)	Registrants Contributions in 2024 ($)	Aggregate Earnings in 2024 ($)	Aggregate Withdrawals/ Distributions in 2024 ($)	Aggregate Balance at December 31, 2024 ($)(1)
T. Wilson Eglin	—	—	(166,196)	68,049	1,062,608
Nathan Brunner	—	—	—	—	—
Beth Boulerice	—	—	—	—	—
Joseph S. Bonventre	—	—	—	—	—
Brendan P. Mullinix	—	—	—	—	—

(1)	In accordance with the trust agreement, complete distribution/withdrawal of Mr. Eglin’s account will be made in the event of a change in control or termination of Mr. Eglin’s employment.

47

Potential Payments upon Termination or Change in Control

As of December 31, 2024, each of the named executive officers had the right to receive severance compensation upon the occurrence of certain termination events under a severance arrangement applicable to certain executive officers. None of our named executive officers were entitled to any payments in the event of a change of control without a termination of employment.

The executive severance arrangement provides that the executive officer would be entitled to receive severance payments upon termination by us without “cause” and termination by the executive officer with “good reason”, including if either occurs within a “change in control” (as defined in the severance agreement) equal to two and one half times the base salary, the average of the last two annual cash incentive awards and continuation of certain benefits for two and one half years for Mr. Eglin and two times the base salary, the average of the last two annual cash incentive awards and continuation of certain benefits for two years for all others, and a pro rata annual bonus determined by multiplying the average of the last two annual cash investment awards by a fraction equal to the number of days employed during the calendar year divided by 365 for all of the named executive officers.

Each of the named executive officers would also be entitled to receive severance payments upon termination for “Disability” (as defined in the severance agreement) or death equal to one times the base salary, a pro-rata bonus and continuation of certain benefits for two years.

Upon certain terminations, (x) all non-vested time-based long-term incentive awards, including long-term retention awards, and all non-vested but earned performance-based long-term incentive awards shall accelerate, become fully earned and vested, (y) the end of the performance period for all non-vested but unearned performance- based long-term incentive awards shall be the date of such termination and a pro rata amount of any of such awards then deemed to be earned awards (determined by the number of completed days of the performance period for such award divided by the total number of days in such performance period) shall accelerate, become fully earned and vested (provided, that upon certain events in connection the a change in control, all such awards, instead of a pro rata amount of such awards, shall then be deemed earned awards), and (z) all unexercised share option awards shall terminate within six months of such termination of employment.

Our severance arrangements do not contain: (1) a high multiple, (2) any multiple on long-term incentive awards, (3) vesting of all non-vested performance-based awards regardless of whether the performance targets were met, or (4) a “gross-up” of the severance payment to cover the excise taxes imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, on the benefits, thereby providing such benefits to the employee on a net basis, after payment of excise tax.

The tables below estimate the payments and benefits to each of the named executive officers assuming they were terminated on December 31, 2024. Continuation of benefits are assumed to be paid by a lump-sum payment at termination based on annualized December 2024 premiums. Bonus portion of severance payment is based on the average of the 2024 and 2023 actual annual cash incentive awards, with the exception of Mr. Brunner who was not employed by us in 2023 and his bonus portion is based on his 2024 actual annual cash incentive award. Value of accelerated equity awards (1) is based on the closing price of our common shares on the NYSE on December 31, 2024 of $8.12 per share, and (2) consists of time-based non-vested shares set forth in Outstanding Equity Awards at Fiscal Year-End table above and a pro rata amount of expected performance-based non-vested shares, based on performance to date (using the methodology used in the Outstanding Equity awards at Fiscal Year-End table above) and the number of days completed in the period, and excludes accrued dividends. Each named executive officer is also entitled to a pro-rata bonus equal to the average of the 2024 and 2023 annual cash incentive awards (or just the 2024 annual cash incentive award for Mr. Brunner since he was not employed by us in 2023) multiplied by a fraction, the denominator of which is 365 and the numerator of which is the number of days from the beginning of the calendar year of termination to the date of termination, which is not shown below.

48

T. Wilson Eglin	Without Cause or With Good Reason ($)	Upon a Change in Control (“Single Trigger”) ($)	Death or Disability ($)	With Cause or Without Good Reason ($)
Base salary portion of severance payment	2,100,000	—	840,000	—
Bonus portion of severance payment (including pro rata bonus)	3,490,864	—	997,390	—
Group healthcare benefits	143,553	—	114,843	—
Value of accelerated equity awards	4,822,728	—	4,822,728	—
Total Payments and Benefits	10,557,145	—	6,774,961	—

Nathan Brunner	Without Cause or With Good Reason ($)	Upon a Change in Control (“Single Trigger”) ($)	Death or Disability ($)	With Cause or Without Good Reason ($)
Base salary portion of severance payment	970,000	—	485,000	—
Bonus portion of severance payment (including pro rata bonus)	1,514,413	—	504,804	—
Group healthcare benefits	74,502	—	74,502	—
Value of accelerated equity awards	1,218,000	—	1,218,000	—
Total Payments and Benefits	3,776,915	—	2,282,306	—

Beth Boulerice	Without Cause or With Good Reason ($)	Upon a Change in Control (“Single Trigger”) ($)	Death or Disability ($)	With Cause or Without Good Reason ($)
Base salary portion of severance payment	970,000	—	485,000	—
Bonus portion of severance payment (including pro rata bonus)	1,590,370	—	530,123	—
Group healthcare benefits	53,487	—	53,487	—
Value of accelerated equity awards	1,286,450	—	1,286,450	—
Total Payments and Benefits	3,900,307	—	2,355,060	—

Joseph S. Bonventre	Without Cause or With Good Reason ($)	Upon a Change in Control (“Single Trigger”) ($)	Death or Disability ($)	With Cause or Without Good Reason ($)
Base salary portion of severance payment	1,060,000	—	530,000	—
Bonus portion of severance payment (including pro rata bonus)	1,703,864	—	567,955	—
Group healthcare benefits	86,576	—	86,576	—
Value of accelerated equity awards	1,847,548	—	1,847,548	—
Total Payments and Benefits	4,697,988	—	3,032,079	—

Brendan P. Mullinix	Without Cause or With Good Reason ($)	Upon a Change in Control (“Single Trigger”) ($)	Death or Disability ($)	With Cause or Without Good Reason ($)
Base salary portion of severance payment	950,000	—	475,000	—
Bonus portion of severance payment (including pro rata bonus)	1,631,274	—	543,758	—
Group healthcare benefits	39,164	—	39,164	—
Value of accelerated equity awards	1,511,794	—	1,511,794	—
Total Payments and Benefits	4,132,232	—	2,569,716	—

49

PAY VERSUS PERFORMANCE DISCLOSURE

Pay Versus Performance Table

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEOP(1)	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for Non-PEO NEOsP(2)	Average Compensation Actually Paid to Non-PEO NEOs	Total Shareholder Return	Peer Group Total Shareholder ReturnP(3)	Net Income ($000s)	Company Selected Metric – Adjusted Company FFO ($000s)P(4)
2024	$5,681,325	$2,505,110	$2,310,009	$1,464,203	$86.82	$108.75	$37,922	$189,360
2023	$5,380,014	$3,519,916	$2,073,324	$1,605,010	$104.33	$113.74	$42,835	$206,191
2022	$5,231,778	$(641,147)	$1,852,425	$711,912	$67.04	$75.49	$116,243	$193,061
2021	$6,196,943	$14,286,704	$1,660,901	$2,843,214	$152.23	$143.06	$385,091	$223,196
2020	$4,867,205	$8,380,988	$1,300,728	$1,716,613	$104.19	$92.43	$186,391	$209,542

(1)	Mr. Eglin was our principal executive officer for all years shown. The following are the adjustments made during each year to arrive at compensation actually paid to our principal executive officer during each fiscal year:

Adjustments	2024	2023	2022	2021	2020
Amounts reported under “Stock Awards” in Summary Compensation Table	$(3,840,487)	$(3,474,977)	$(3,444,528)	$(3,216,612)	$(2,664,761)
Change in Fair Value of Awards Granted in Year and Unvested as of Year-End	$2,225,516	$2,348,293	$1,627,607	$4,938,791	$2,930,295
Change in Fair Value from Prior Year-End to Current Year-End of Awards Granted Prior to Year that were Outstanding and Unvested as of Year-End	$(1,314,936)	$(446,572)	$(2,384,351)	$1,797,122	$573,917
Fair Value of Awards Granted and Vested in During Year at Vesting Date	$383,045	$372,595	$274,919	$555,135	$320,331
Change in Fair Value from Prior Year-End to Vesting Date of Awards Granted Prior to Year that Vested During Year	$(116,993)	$185,638	$(1,278,917)	$2,218,082	$1,509,825
Fair Value at Year End of Awards Granted Prior to Year that Failed to Meet the Applicable Vesting Conditions During Year	$(633,952)	$(1,164,718)	$(1,498,393)	$—	$—
Dividends or Other Earnings Paid During Year prior to Vesting Date of Award Not Otherwise Included in Total Compensation for the Year	$121,592	$319,632	$830,738	$1,797,242	$844,177

(2)	For 2023 and 2022, our other NEOs consisted of Beth Boulerice, Joseph S. Bonventre, Brendan Mullinix and James Dudley. For 2021 and 2020, our other NEOs consisted of Beth Boulerice, Joseph S. Bonventre, Brendan Mullinix and Lara Johnson. The following are the adjustments made during each year to arrive at the average compensation actually paid to our other NEOs during each year:

Adjustments	2024	2023	2022	2021	2020
Amounts reported under “Stock Awards” in Summary Compensation Table	$(1,289,931)	$(1,071,475)	$(898,500)	$(580,851)	$(387,287)
Change in Fair Value of Awards Granted in Year and Unvested as of Year-End	$828,171	$724,074	$424,599	$891,805	$425,852
Change in Fair Value from Prior Year-End to Current Year-End of Awards Granted Prior to Year that were Outstanding and Unvested as of Year-End	$(339,694)	$(116,481)	$(430,524)	$261,156	$90,552
Fair Value of Awards Granted and Vested in During Year at Vesting Date	$90,138	$114,888	$71,718	$100,269	$46,569
Change in Fair Value from Prior Year-End to Vesting Date of Awards Granted Prior to Year that Vested During Year	$(28,374)	$33,296	$(184,578)	$331,771	$148,409
Fair Value at Year End of Awards Granted Prior to Year that Failed to Meet the Applicable Vesting Conditions During Year	$(139,999)	$(210,303)	$(217,740)	$—	$—
Dividends or Other Earnings Paid During Year prior to Vesting Date of Award Not Otherwise Included in Total Compensation for the Year	$33,882	$57,687	$94,551	$178,163	$91,789

(3)	Peer group is the MSCI US REIT Index, which is the index in the performance graph provided pursuant to Item 201(e) of Regulation S-K and the index used in our long-term incentive opportunity. Our long-term incentive opportunity also uses a competitor peer group. Our Compensation Discussion and Analysis discloses two peer groups, a sized-based peer group and a competitor peer group, which the Compensation Committee generally uses to compare our overall compensation practices against peer groups.
50

(4)	We have identified Adjusted Company FFO as the most important additional financial metric used to link pay and performance. A definition of Adjusted Company FFO and a reconciliation of Adjusted Company FFO to net income is included in Appendix A.

Financial Measures

Our executive compensation programs have significant pay for performance components. The metrics used for our annual cash incentive opportunities are selected based on our then annual business plan and tended to focus on operational matters. The financial measure used for our annual long-term incentive opportunity is solely based on our TSR.

Adjusted Company FFO and TSR are the two most frequently discussed financial measures used with our investors and analysts. Due to the transition of our portfolio from diversified to industrial and the resulting revenue dilution, our Compensation Committee has not included Adjusted Company FFO in the annual cash incentive opportunity as a metric. The long-term incentive opportunity portion of our executive compensation plan consists of a long-term incentive award 60% of which is performance-based non-vested shares and 40% time-based non-vested shares. The performance-based non-vested shares are split into two tranches: (1) 50% is based on our relative TSR compared to the MSCI US REIT Index after a three-year performance period, and (2) 50% is based on our relative TSR compared to a competitor peer group after a three-year performance period. Performance levels are: (1) threshold requires achieving at least 33rd percentile, (2) target requires achieving at least 50th percentile and (3) maximum requires achieving at least 75th percentile. Straight-line interpolation is used to determine awards for results between performance levels. Dividends on the performance-based non-vested shares accrue and are only payable if and to the extent the shares vest.

Relationship Between Compensation Actually Paid and Company Performance

The relationship between compensation actually paid and company performance for the years presented above aligns with our TSR due to the high percentage of total compensation that consists of equity awards.

Net income is not used in our executive compensation program due to fluctuations in net income experienced by real estate companies due to the impact of items such as depreciation and amortization and gains/losses on sales of properties, which was heavily impacted by the disposition volume in recent years as part of our portfolio transition from diversified to industrial. Although, net income is used to determine certain non-GAAP financial measures used in our executive compensation plan.

51

Adjusted Company FFO was not used in our executive compensation program for the years presented above due to the impact of our portfolio transition and first-generation vacancy. The portfolio transition entailed selling higher yielding, but riskier office and other assets and recycling the proceeds into lower yielding, but less risky warehouse and distribution assets that have greater rent growth and releasing potential, which impacted Adjusted Company FFO growth in the years presented above. First-generation vacancy impacted year-over-year Adjusted Company FFO growth in 2024. As a result of such impacts, Adjusted Company FFO may not have been aligned with compensation actually paid.

52

The following illustrates our cumulative TSR for the period beginning December 31, 2019 versus the MSCI US REIT Index.

CEO PAY RATIO

For 2024, the annual total compensation of our median employee (other than our CEO) was $178,700 and the annual total compensation of our CEO was $5,681,325, and the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was estimated to be 32 to 1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.

To identify the median of the annual total compensation of all of our employees we used Medicare wages and tips for all 59 employees as of December 31, 2024. The annual total compensation of our median employee and our CEO were calculated in accordance with the requirements for the Summary Compensation Table above.

53

TRUSTEE COMPENSATION

None of our employees receives or will receive any compensation for serving as a member of our Board of Trustees or any of its committees. Our non-employee trustees received the following aggregate amounts of compensation for the year ended December 31, 2024:

Name	Fees Earned or Paid in Cash ($)	Share Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Lawrence L. Gray	60,000	120,000	—	—	—	—	180,000
Arun Gupta	75,000	120,000					195,000
Jamie Handwerker	90,000	120,000	—	—	—	—	210,000
Derrick Johnson	60,000	120,000					180,000
Claire A. Koeneman	60,000	120,000	—	—	—	—	180,000
Nancy Elizabeth Noe	75,000	120,000	—	—	—	—	195,000
Howard Roth	80,000	120,000	—	—	—	—	200,000

In 2024, the non-employee trustee compensation arrangements were as follows:

Retainer Type	Retainer Amount ($)
General Cash	60,000
General Vested Common Share	120,000
Lead Trustee – Cash	30,000
Audit and Cyber Risk Chair – Cash	20,000
Compensation Chair – Cash	15,000
Nominating and ESG Chair – Cash	15,000

In 2025, the non-employee trustee compensation arrangements were adjusted as follows:

Retainer Type	Retainer Amount ($)
General Cash	65,000
General Vested Common Share	130,000
Lead Trustee – Cash	40,000
Audit and Cyber Risk Chair – Cash	25,000
Compensation Chair – Cash	20,000
Nominating and ESG Chair – Cash	20,000

The retainers are paid quarterly in arrears and the portion of the retainer paid in common shares will be based on the average closing price over the applicable quarter.

Non-employee trustees also receive reimbursement of their out-of-pocket travel costs to attend meetings.

Any initial equity award for a newly appointed or elected trustee will be decided by the Compensation Committee on a case-by-case basis.

COMPENSATION COMMITTEE REPORT

The Compensation Committee (the “Compensation Committee”) of the Board of Trustees of LXP Industrial Trust, a Maryland real estate investment trust (the “Trust”), has reviewed and discussed the Compensation Discussion and Analysis with management, and based on the review and discussions, the

54

Compensation Committee recommended to the Board of Trustees that the Compensation Discussion and Analysis be included in the Trust’s proxy statement for the 2025 Annual Meeting of Shareholders and Annual Report on Form 10-K for the year ended December 31, 2024.

Submitted by the Compensation Committee of the Board of Trustees

/s/ Arun Gupta, Chairperson
Lawrence L. Gray
Claire A. Koeneman
Jamie Handwerker

AMENDMENT TO 2022 EQUITY-BASED AWARD PLAN

Background

The LXP Industrial Trust 2022 Equity-Based Award Plan, which we refer to as the 2022 Plan, was approved by shareholders on May 24, 2022. On April 3, 2025, the Compensation Committee amended the 2022 Plan pursuant to the 2022 Plan Amendment. The 2022 Plan Amendment is subject to approval at the Annual Meeting. Below is a summary of the 2022 Plan Amendment and the principal provisions of the 2022 Plan, as amended, and its operation. Copies of the 2022 Plan Amendment and the 2022 Plan as amended are set forth in full in Appendix B to this Proxy Statement, and the following description of the 2022 Amended Plan is qualified in its entirety by reference to Appendix B. Capitalized terms used in this section that are not otherwise defined in this section, are defined in Appendix B.

As of the Record Date, 428,213 common shares remained available for grant under the 2022 Plan and 4,198,859 common shares were subject to outstanding awards under the 2022 Plan, including 3,080,471 performance-based non-vested shares issued at the maximum award. The 2022 Amended Plan authorizes the issuance of the sum of (x) the additional 5,000,000 common shares, (y) the common shares remaining available for grant under the 2022 Plan and (z) any shares subject to outstanding awards under the 2022 Plan.

Other than the increase in the number of common shares available for issuance thereunder, there are no other changes to the 2022 Plan. If the 2022 Plan Amendment is approved by our shareholders, our Board of Trustees intends to cause the additional common shares that will become available for issuance to be registered on a Form S-8 registration statement to be filed with the SEC at our expense.

On April 8, 2025, the closing price of our common shares as reported by the New York Stock Exchange was $7.22 per share.

Why You Should Vote for the 2022 Plan Amendment

Our Board of Trustees believes that awards under the 2022 Amended Plan will focus participants on the objective of creating shareholder value and promoting our success, as well as further aligning participants’ interests with those of our shareholders and encouraging their long-term commitment to us.

Our Board of Trustees believes that the 2022 Plan is an important factor in attracting, retaining and motivating employees, consultants, and trustees of us and our affiliates. Our compensation links the interest of our employees, consultants, and trustees with those of our shareholders and motivates our employees as owners of the business.

In determining whether to approve the 2022 Plan Amendment, the Compensation Committee of our Board of Trustees received input from its independent compensation consultant. Our Board of Trustees believes that we need the flexibility to have an increased reserve of common shares, which we refer to in this summary as Shares, available for future equity-based awards.

In setting the number of the proposed increase in shares issuable under the 2022 Plan Amendment, the Compensation Committee also considered the dilution and burn rate of our equity-based compensation. As of the Record Date, the potential dilution from the 4,627,072 common shares available for grant and subject to

55

outstanding awards under the 2022 Plan represented approximately 1.56% of our fully diluted common shares outstanding, or our overhang percentage. If Shareholders approve the 2022 Plan Amendment, the 5,000,000 shares proposed to be reserved for issuance under the 2022 Amended Plan would potentially increase our overhang percentage by 1.69% to approximately 3.25%. Our three-year average burn rate was approximately 0.28% as shown in the following table.

Year	2024	2023	2022	Three-Year Average
Restricted shares granted	690,852	469,487	314,573	491,637
Performance shares granted (at “Maximum”)	978,359	815,217	565,435	786,337
Performance shares vested	119,519	266,812	552,121	312,817
Total Shares (1)	810,371	736,299	866,694	804,455
Weighted Average Shares Outstanding Basic	291,472,930	290,245,877	279,887,760	287,202,189
Burn Rate	0.28%	0.25%	0.31%	0.28%

(1)	Reflects the aggregate number of restricted shares granted and performance shares vested in the applicable year.

The historical amounts shown above are not necessarily indicative of the shares that might be awarded in 2025 and beyond.

Based on generally accepted evaluation methodologies, we conclude that the number of shares under the 2022 Amended Plan (after giving effect to the 2022 Plan Amendment) is well within generally accepted standards as measured by an analysis of the plan cost relative to industry standards.

Key Features of the 2022 Amended Plan

We believe that the 2022 Amended Plan contains a number of features that reflect compensation and governance best practices, with some of the key features as follows:

●	Limitations on Individual Grants. The maximum number of shares with respect to which an award or awards may be granted to any participant in any one taxable year of the Company may not exceed shares having a Fair Market Value on the Grant Date $7,850,000 (or $1,177,500 with respect to a non-employee trustee), subject to certain adjustments discussed below.
●	Limitation on Terms of Share Options and Share Appreciation Rights. The maximum term of each share option and share appreciation right is ten years.
●	No Repricings or Cash Buyout of Share Options or Share Appreciation Rights. Without shareholder approval, we may not amend any share option or share appreciation right to reduce the exercise price or replace any share option or share appreciation right with cash or any other award when the price per share of the share option or share appreciation rights exceeds the fair market value of the underlying shares, in each case except as discussed below.
●	No In-the-Money Share Option or Share Appreciation Right Grants. Share options and share appreciation rights may not be granted with an exercise or base price less than the fair market value of our common shares on the date of grant.
●	Limitation on Share Counting. Shares previously subject to awards under the 2022 Amended Plan that are used to satisfy the exercise price or tax withholding obligations with respect to such awards or any shares covered by share appreciation rights that were not issued upon the settlement of such awards may not be reissued pursuant to future awards under the 2022 Amended Plan.

●	Independent Administration. The Compensation Committee, which consists of non-employee trustees, generally administers the 2022 Amended Plan.
56

●	No reload options. The 2022 Amended Plan does not provide for the granting of additional share options upon the exercise of previously issued options.
●	No evergreen funding. The 2022 Amended Plan does not provide for awards to be automatically granted every year.
●	No excise tax gross-ups. The 2022 Amended Plan does not provide for a “gross-up” payment to cover the excise taxes imposed by Section 4999 of the Code on any award, thereby providing such award to the employee on a net basis, after payment of excise tax.
●	Clawback Right. The 2022 Amended Plan provides that any award granted under the plan may be subject to certain provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any other compensation clawback policy that is adopted by the Compensation Committee and that will require the Company to be able to recoup compensation paid to its executives under certain circumstances.
●	Increases in Shares Available for Issuance Require Shareholder Approval. No amendment may be made to the 2022 Amended Plan that increases the total number of shares reserved for issuance pursuant to awards (except for equitable adjustments discussed below) unless such amendment is authorized by shareholder approval.

Summary of the 2022 Amended Plan

Purpose.  The purpose of the 2022 Amended Plan is to continue to attract, retain and motivate select Eligible Persons, and to provide incentives and rewards for superior performance. The 2022 Amended Plan is not intended to affect, and shall not affect, any share options, equity-based compensation, or other benefits that we may have provided, or may provide in the future, pursuant to any agreement, plan, or program that is independent of the 2022 Amended Plan.

Shares Subject to the 2022 Amended Plan.  The number of Shares that may be issued under the 2022 Amended Plan is equal to the sum of (i) 5,000,000 additional Shares pursuant to the 2022 Plan Amendment, (ii) the number of Shares available for future awards under the 2022 Plan as of the effective date of the 2022 Amended Plan, and (iii) the number of Shares related to awards outstanding under the 2022 Plan and any predecessor plans as of the effective date that later terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares and become available for issuance under the 2022 Amended Plan. The number of Shares available for Awards, as well as the terms of outstanding Awards, is subject to adjustment as provided in the 2022 Amended Plan for stock splits, stock dividends, recapitalizations and other similar events. If an Award expires or becomes un-exercisable without having been exercised in full or, with respect to Restricted Shares, Restricted Share Units, or Performance Units, is forfeited to us, the unpurchased Shares (or for Awards other than Options or SARs, the forfeited Shares) which were subject thereto will become available for future grant or sale under the 2022 Amended Plan, unless the 2022 Amended Plan has terminated. With respect to SARs, all of the Shares covered by the Award (that is, Shares actually issued pursuant to a SAR, as well as the Shares that represent payment of the exercise price therefor) will cease to be available under the 2022 Amended Plan. Shares: (i) used to pay the exercise price of an Award, (ii) used to satisfy the Withholding Tax obligations related to an Award, or (iii) re-acquired by us on the open market or otherwise using cash proceeds from the exercise of Options will be deemed used under the 2022 Amended Plan and will not become available for future grant or sale under the 2022 Amended Plan. To the extent that an Award under the 2022 Amended Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the 2022 Amended Plan.

Administration.  The Compensation Committee will administer the 2022 Amended Plan; provided, that our Board of Trustees may act in lieu of the Compensation Committee on any matter. Our Board of Trustees and the Compensation Committee, when exercising discretion under the 2022 Amended Plan from time to time, are referred to in this summary as the “Committee.”

57

Subject to the terms of the 2022 Amended Plan, the Committee has express authority to determine the Eligible Persons who will receive Awards, the number of Shares, units or dollars to be covered by each Award, and the terms and conditions of Awards. The Committee has broad discretion to prescribe, amend, and rescind rules relating to the 2022 Amended Plan and its administration, to interpret and construe the terms of the 2022 Amended Plan and the terms of all Award agreements, and to take all actions necessary or advisable to administer the 2022 Amended Plan. Within the limits of the 2022 Amended Plan, the Committee may accelerate the vesting of any Award, allow the exercise of unvested Awards, and may modify, replace, cancel or renew them.

The 2022 Amended Plan provides that we and our affiliates will indemnify members of the Committee and their delegates against any claims, liabilities or costs arising from the good faith performance of their duties under the 2022 Amended Plan. The 2022 Amended Plan releases these individuals from liability for good faith actions associated with the 2022 Plan’s administration.

Eligibility.  Grants of Awards may be made to Trustees, Employees, Consultants, and persons to whom an offer of employment has been or is being extended, all of whom constitute Eligible Persons. The Committee may grant Options that are intended to qualify as Incentive Stock Options, or ISOs, only to Employees, and may grant all other Awards to Eligible Persons. The 2022 Amended Plan and the discussion below use the term “Participant” to refer to an Eligible Person who has received an Award. As of March 31, 2025, we had seven non-employee Trustees, 59 employees and no Consultants eligible to receive Awards under the 2022 Amended Plan. The maximum number of Shares subject to an Award or Awards granted to any one Participant in any one calendar year may not exceed Shares having a Fair Market Value of the Grant Date of $7,850,000 (or $1,177,500 for non-Employee Trustee), subject to adjustment as provided in the 2022 Amended Plan.

Types of Awards.

Options.  Options granted under the 2022 Amended Plan provide Participants with the right to purchase Shares at a predetermined exercise price. The Committee may grant Options that are intended to qualify as ISOs or Options that are not intended to so qualify, referred to herein as Non-ISOs. The 2022 Amended Plan also provides that ISO treatment may not be available for Options that become first exercisable in any calendar year to the extent the value of the underlying Shares that are the subject of the Option exceed $100,000 (based upon the fair market value of the Shares on the Option Grant Date).

Share Appreciation Rights (SARs).  A Share Appreciation Right generally permits a Participant who receives it to receive, upon exercise, cash and/or Shares equal in value to an amount determined by multiplying (a) the excess of the fair market value, on the date of exercise, of the Shares with respect to which the SAR is being exercised, over the exercise price of the SAR for such Shares by (b) the number of Shares with respect to which the SARs are being exercised. The Committee may grant SARs in tandem with Options or independently of them.

Exercise Price for Options and SARs.  The exercise price of ISOs, Non-ISOs, and SARs may not be less than 100% of the fair market value on the grant date of the Shares subject to the Award (110% of fair market value for ISOs granted to employees who, on the grant date, own stock representing more than 10% of the combined voting power of all classes of our Shares). Conditions of exercise of such ISOs, Non-ISOs, and SARs may be set forth in the applicable Award agreements.

Exercise of Options and SARs.  To the extent exercisable in accordance with the agreement granting them, an Option or SAR may be exercised in whole or in part, and from time to time during its term; subject to earlier termination relating to a holder’s termination of employment or service. Unless otherwise specified in an Award Agreement, the exercise price of Options held by any Participant will be satisfied through a net exercise by surrendering to the Company Shares otherwise receivable upon exercise of the Option. The term over which Participants may exercise Options and SARs may not exceed ten years from the date of grant (five years in the case of ISOs granted to employees who, on the date of grant, own stock representing more than 10% of the combined voting power of all classes of our Shares).

Subject to the terms of the agreement evidencing an Option grant, Options and SARs may be exercised during the six-month period after the Optionee retires, during the six-month period after the Optionee’s termination of service due to death or permanent Disability, and during the 90-day period after the Optionee’s

58

termination of employment without cause (but in no case later than the termination date of the Option). The agreements evidencing the grant of an Option may, in the discretion of the Committee, set forth additional or different terms and conditions applicable to such Option upon a termination or change in status of the employment or service of the Option holder.

Restricted Shares, Restricted Share Units, and Unrestricted Shares.  Under the 2022 Amended Plan, the Committee may grant Restricted Shares that are forfeitable until certain vesting requirements are met, may grant Restricted Share Units which represent the right to receive Shares after certain vesting requirements are met, and may grant unrestricted Shares as to which the Participant’s interest is immediately vested.

Performance Awards.  The 2022 Amended Plan authorizes the Committee to grant performance-based awards, including arrangements under which the grant, issuance, retention, vesting and/or transferability of any Performance Award are subject to quantitative and/or qualitative measures, as determined by the Committee, used to measure the level of performance of the Company or any individual Participant during a Performance Period. Performance Awards may be denominated or payable in cash, Shares (including, without limitation, Restricted Shares), other securities, or other Awards.

Dividend Equivalent Rights (DERs).  The Committee may grant DERs to any Eligible Person, and may do so either pursuant to an Agreement that is independent of any other Award, or through a provision in another Award (other than an Option or SAR) that DERs attach to the Shares underlying the Award.

Minimum Vesting for Awards.  Awards granted pursuant to the 2022 Amended Plan that are subject to vesting shall become vested on a pro rata basis over a period of not less than one year following the grant date of such Award; provided, however, such Awards that result in the issuance of an aggregate of up to 5% of the maximum number of Shares available at any time pursuant to the 2022 Amended Plan may be granted without respect to such minimum vesting provision.

Forfeiture.  Unless otherwise provided in an agreement granting an Award, we may terminate any outstanding, unexercised, unexpired, unpaid, or deferred Awards, rescind any exercise, payment or delivery pursuant to the Award, or Recapture any common stock (whether restricted or unrestricted) or proceeds from the Participant’s sale of Shares issued pursuant to the Award if granted, vested or settled during a period affected by a Participant’s fraud or misconduct, or a financial restatement.

Income Tax Withholding.  As a condition for the issuance of Shares pursuant to Awards, the 2022 Amended Plan requires satisfaction of any applicable federal, state, local, or foreign Withholding Tax obligations that may arise in connection with the award or the issuance of Shares. The 2022 Amended Plan provides for Withholding Tax to be satisfied through the withholding and cancelling by the Company of the number of Shares that would otherwise be delivered to the Participant pursuant to the Award and that have aggregate fair market value as of the date of withholding equal to the Withholding Tax, and, thereafter, to the extent necessary to satisfy the Withholding Tax.

Non-Transferability of Awards.  Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of other than by will or the laws of descent and distribution, except to the extent the Committee permits lifetime transfers in the form of a Non-ISO, SAR, Restricted Shares, or Performance Shares to charitable institutions, certain family members or related trusts, or as otherwise approved by the Committee.

Certain Corporate Transactions.  The Committee shall equitably adjust the number of Shares covered by each outstanding Award, and the number of Shares that have been authorized for issuance under the 2022 Amended Plan but as to which no Awards have yet been granted or that have been returned to the 2022 Amended Plan upon cancellation, forfeiture or expiration of an Award, the maximum annual Share limit on Awards to any individual Participant, as well as the price per Share covered by each such outstanding Award, to reflect any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by us.

In addition, in the event of a Change in Control (as defined in the 2022 Amended Plan but subject to the terms of any Award agreements or any employment or other similar agreement between us or any of our affiliates

59

and a Participant then in effect), each outstanding Award shall be assumed or a substantially equivalent award shall be substituted by the surviving or successor corporation or a parent or subsidiary of such surviving or successor corporation. However, that to the extent outstanding Awards are neither being assumed nor replaced by the successor corporation, the Committee may in its sole and absolute discretion and authority, without obtaining the approval or consent of our shareholders or any Participant with respect to outstanding Awards, take one or more of the following actions: (a) accelerate the vesting of Awards for any period so that Awards shall vest (and, to the extent applicable, become exercisable) as to the Shares that otherwise would have been unvested and provide that our repurchase rights with respect to Shares issued pursuant to an Award shall lapse; (b) arrange or otherwise provide for payment of cash or other consideration to Participants in exchange for the satisfaction and cancellation of outstanding Awards; or (c) terminate all or some Awards upon the consummation of the transaction, provided that the Committee shall provide for vesting of such Awards in full as of a date immediately prior to consummation of the Change in Control. If an Award is not exercised prior to consummation of a transaction in which the Award is not being assumed or substituted, such Award shall terminate upon such consummation.

Notwithstanding the above, in the event a Participant holding an Award assumed or substituted by the successor corporation in a Change in Control is Involuntarily Terminated by the successor corporation in connection with, or within 12 months (or other period either set forth in an Award Agreement, or as increased thereafter by the Committee to a period longer than 12 months) following consummation of, the Change in Control, then any assumed or substituted Award held by the terminated Participant at the time of termination shall accelerate and become fully vested (and exercisable in full in the case of Options and SARs), and any repurchase right applicable to any Shares shall lapse in full.

If we dissolve or liquidate, subject to the terms of any Award Agreements or employment-related agreements between the Company or any of its Affiliates and any Participant, all Awards will terminate immediately prior to such dissolution or liquidation, subject to the ability of the Committee to exercise any discretion authorized in the case of a Change in Control.

Term of the 2022 Amended Plan; Amendments or Termination.  The term of the 2022 Amended Plan is ten years from March 31, 2022. Our Board of Trustees may from time to time, amend, alter, suspend, discontinue or terminate the 2022 Amended Plan; provided that no amendment, suspension or termination of the 2022 Amended Plan shall materially and adversely affect Awards already granted. Any amendment to the 2022 Amended Plan or any Award Agreement that results in the repricing of an Option or SAR issued under 2022 Amended Plan shall not be effective without prior approval of the shareholders of the Company.

Expected Tax Consequences.

The following is a summary of the principal U.S. federal income tax consequences to participants and the Company with respect to participation in the 2022 Amended Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current U.S. federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on such participant’s particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of a purchase right or the sale or other disposition of Shares acquired under the 2022 Amended Plan. The 2022 Amended Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

A Participant who receives an Option or SAR will not have taxable income upon the grant of the Option or SAR. For Non-ISOs and SARs, the Participant will recognize ordinary income upon exercise in an amount equal to the excess of the fair market value of the Shares over the exercise price — the appreciation value — on the date of exercise. Any additional gain or loss recognized upon any later disposition of the Shares generally will be long-term or short-term capital gain or loss, depending on whether the Shares are held for more than one year.

The purchase of shares upon exercise of an incentive stock option will not result in any taxable income to the participant, except for purposes of the alternative minimum tax. Gain or loss recognized by the participant

60

on a later sale or other disposition of the shares will be capital gain or loss and/or ordinary income depending upon whether the participant holds the shares transferred upon exercise for a specified period. If the shares are held for the specified period, any gain generally will be taxed at long-term capital-gain rates. If the shares are not held for the specified period, generally any gain up to the excess of the fair market value of the shares on the date of exercise over the exercise price will be treated as ordinary income. Any additional gain generally will be taxable at long-term or short-term capital-gain rates, depending on whether the participant held the shares for more than one year after the exercise date.

A participant who receives restricted stock will not have taxable income until vesting unless the participant timely files an election under Section 83(b) of the Internal Revenue Code to be taxed at the time of grant. The participant will recognize ordinary income equal to the fair market value of the shares at the time of vesting less the amount paid for such shares (if any) if the participant does not make such election. Any additional gain or loss recognized upon any later disposition of the shares generally will be long-term or short-term capital gain or loss, depending on whether participant holds the shares for more than one year. If a participant timely files a Section 83(b) election, the participant will recognize ordinary income equal to the fair market value of the shares at the time of purchase or grant less the amount paid for such shares (if any).

A participant who receives RSUs will not have taxable income upon grant of the stock award; instead, the participant will be taxed upon settlement of the stock award. The participant will recognize ordinary income equal to the fair market value of the shares or the amount of cash received by the participant.

Section 409A imposes certain restrictions on deferred compensation arrangements. Stock awards that are treated as deferred compensation under Section 409A are intended to meet the requirements of Section 409A.

Prior to the delivery of any shares or cash pursuant to a stock award (or exercise thereof) or prior to any time the stock award or shares are subject to taxation or other tax-related items, we and/or the participant’s employer will have the power and the right to deduct or withhold, or require a participant to remit to us, an amount sufficient to satisfy any tax-related items or other items that are required to be withheld or deducted with respect to such stock award. The Committee may, at its discretion and pursuant to such procedures as it may specify from time to time, permit a participant to satisfy such withholding or deduction obligations or any other tax-related items, in whole or in part by (without limitation) paying cash, electing to have us withhold otherwise deliverable cash or shares, or remitting to us proceeds from the immediate sale of shares otherwise to be delivered to the participant.

The Company will be entitled to a tax deduction in connection with a stock award under the 2022 Amended Plan only in an amount equal to the ordinary income realized by the participant at the time the participant recognizes the income. Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers. While the Committee considers the deductibility of compensation as one factor in determining executive compensation, the Committee retains the discretion to award and pay compensation that is not deductible as it believes that it is in the best interests of our shareholders to maintain flexibility in our approach to executive compensation and to structure a program that we consider to be the most effective in attracting, motivating and retaining key employees.

Plan Benefits

The Committee will grant Awards under the 2022 Amended Plan at its discretion. Consequently, it is not possible to determine at this time the amount or dollar value of Awards to be provided under the 2022 Amended Plan under future grants.

61

AUDIT AND AUDIT-RELATED MATTERS

The following table presents audit fees and audit related fees and tax fees billed to us by Deloitte.

	2024	2023
Audit fees(1)	$1,439,500	$1,422,000
Audit-related fees(2)	—	—
Total audit and audit related fees	1,439,500	1,422,000
Tax fees(3)	324,000	354,630
All other fees	—	—
Total fees	$1,763,500	$1,766,630

(1)	Audit fees are fees for services rendered for the audit and review of our financial statements.
(2)	Audit-related fees refers to fees for services that are reasonably related to the performance of the audit or review of our financial statements.
(3)	Tax fees consisted of fees for tax compliance and preparation services.

The Audit and Cyber Risk Committee has determined that the non-audit services provided by the independent registered public accounting firm are compatible with maintaining the accounting firm’s independence. All of the services set forth above in the categories “Audit-related fees,” “Tax fees” and “All other fees” were pre-approved by the Audit and Cyber Risk Committee, as set forth below.

The Audit and Cyber Risk Committee of the Board of Trustees must pre-approve the audit and non-audit services performed by our independent registered public accounting firm and has adopted appropriate policies in this regard. With regard to fees, annually, the independent registered public accounting firm provides the Audit and Cyber Risk Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the fiscal year. Upon the Audit and Cyber Risk Committee’s acceptance of and agreement to the engagement letter, the services within the scope of the proposed audit services are deemed pre-approved pursuant to this policy. The Audit and Cyber Risk Committee must pre-approve any change in the scope of the audit services to be performed by the independent registered public accounting firm and any change in fees relating to any such change. Specific audit- related services and tax services are pre-approved by the Audit and Cyber Risk Committee, subject to limitation on the dollar amount of such fees, which dollar amount is established annually by the Audit and Cyber Risk Committee. Services not specifically identified and described within the categories of audit services, audit-related services and tax services must be expressly pre-approved by the Audit and Cyber Risk Committee prior to us engaging any such services, regardless of the amount of the fees involved. The Chairperson of the Audit and Cyber Risk Committee is delegated the authority to grant such pre-approvals. The decisions of the Chairperson to pre-approve any such activity shall be presented to the Audit and Cyber Risk Committee at its next scheduled meeting. In accordance with the foregoing, the retention by management of our independent registered public accounting firm for tax consulting services for specific projects is pre-approved, provided, that the annual cost of all such retentions does not exceed $100,000. The Audit and Cyber Risk Committee does not delegate to management its responsibilities to pre-approve services to be performed by our independent registered public accounting firm.

62

REPORT OF THE AUDIT AND CYBER RISK COMMITTEE

The management of LXP Industrial Trust, a Maryland real estate investment trust (the “Trust”), is responsible for the internal controls and financial reporting process of the Trust. The independent registered public accounting firm is responsible for performing an independent audit of the Trust’s consolidated financial statements and auditing the Trust’s internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), and issuing a report thereon. The Audit and Cyber Risk Committee of the Board of Trustees of the Trust (the “Audit and Cyber Risk Committee”) is responsible for monitoring and overseeing these processes. The charter of the Audit and Cyber Risk Committee is designed to assist the Audit and Cyber Risk Committee in complying with applicable provisions of the Securities Exchange Act of 1934, as amended, and the New York Stock Exchange’s listing rules, all of which relate to corporate governance and many of which directly or indirectly affect the duties, powers and responsibilities of the Audit and Cyber Risk Committee. Among the duties, powers and responsibilities of the Audit and Cyber Risk Committee as provided in the Audit and Cyber Risk Committee charter, the Audit and Cyber Risk Committee:

●	has sole power and authority concerning the engagement and fees of the independent registered public accounting firm,
●	reviews with the independent registered public accounting firm the scope of the annual audit and the audit procedures to be utilized,
●	pre-approves audit and permitted non-audit services provided by the independent registered public accounting firm,
●	reviews the independence of the independent registered public accounting firm,
●	reviews the adequacy of the Trust’s internal accounting controls, and
●	reviews accounting, auditing and financial reporting matters with the Trust’s independent registered public accounting firm and management.

In connection with these responsibilities, the Audit and Cyber Risk Committee met with management and Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm, to review and discuss the December 31, 2024 audited consolidated financial statements. The Audit and Cyber Risk Committee has discussed with Deloitte the matters required to be discussed by the PCAOB Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the PCAOB in Rule 3200T. The Audit and Cyber Risk Committee also received the written disclosures and the letter from Deloitte, as required by the applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit and Cyber Risk Committee concerning independence, and discussed with Deloitte its independence.

Based upon the Audit and Cyber Risk Committee’s discussions with management and Deloitte referred to above, and the Audit and Cyber Risk Committee’s review of the representations of management, the Audit and Cyber Risk Committee recommended that the Board of Trustees of the Trust include the December 31, 2024 audited consolidated financial statements in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the United States Securities and Exchange Commission on February 13, 2025.

Submitted by the Audit and Cyber Risk Committee of the Board of Trustees

/s/ Howard Roth, Chairperson
Arun Gupta
Jamie Handwerker
Derrick Johnson

63

SHARE OWNERSHIP OF PRINCIPAL SECURITY HOLDERS,
TRUSTEES, AND EXECUTIVE OFFICERS

The following table indicates, as of the close of business on the Record Date, (a) the number of common shares of the Company beneficially owned by each person known by us to own in excess of five percent of the outstanding common shares and (b) the percentage such shares represented of the total outstanding common shares. All shares were owned directly on such date with sole voting and investment power unless otherwise indicated, calculated as set forth in footnote 1 to the table.

Name and Address of Beneficial Owner	Number of Common Shares Beneficially Owned(1)	Percentage of Class
BlackRock, Inc.(2)	52,510,238	17.8%
The Vanguard Group, Inc.(3)	47,247,169	16.0%
State Street Corporation(4)	18,943,216	6.4%

(1)	For purposes of this table, a person is deemed to beneficially own any common shares as of a given date which such person owns or has the right to acquire within 60 days after such date.
(2)	Based on information contained in a Schedule 13G filed with the SEC on November 8, 2024. According to such Schedule 13G, BlackRock, Inc., together with BlackRock Life Limited, BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, and BlackRock Fund Managers Ltd, collectively have sole dispositive power over 52,510,238 common shares and sole voting power over 51,511,008 common shares. BlackRock Fund Advisors reported that it beneficially owns 5% or greater of the outstanding common shares. The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(3)	Based on information contained in a Schedule 13G/A filed with the SEC on February 13, 2024. According to such Schedule 13G/A, The Vanguard Group, Inc. has shared power to vote or direct to vote 428,118 common shares, sole power to dispose of or to direct the disposition of 46,506,481 common shares, and shared power to dispose or to direct the disposition of 740,688 common shares. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.
(4)	Based on information contained in a Schedule 13G filed with the SEC on January 29, 2024. According to such Schedule 13G/A, State Street Corporation, together with SSGA Funds Management, Inc., State Street Global Advisors Europe Limited, State Street Global Advisors Limited, State Street Global Advisors Trust Company, State Street Global Advisors, Australia, Limited, and State Street Global Advisors (Japan) Co., LTD., has sole power to vote or direct to vote 15,199,728 common shares and sole power to dispose of or to direct the disposition of 18,913,516 common shares. State Street Corporation reported that it beneficially owns 5% or greater of the outstanding common shares. The address of State Street Corporation is State Street Financial Center, 1 Congress Street, Suite 1, Boston, MA 02114-2016.

The following table indicates, as of the close of business on the Record Date, (a) the number of common shares beneficially owned by each trustee and each named executive officer, as identified in the Compensation Discussion and Analysis below, and by all trustees and executive officers as a group, and (b) the percentage such shares represented of the total outstanding common shares. All shares were owned directly on such date with sole voting and investment power unless otherwise indicated, calculated as set forth in footnotes 1 and 2 to the table. The address for each trustee and named executive officer listed below is c/o LXP Industrial Trust, 515 N. Flagler Drive, Suite 408, West Palm Beach, FL 33401.

64

Name and Address of Beneficial Owner	Number of Common Shares Beneficially Owned(1)		Percentage of Class(2)
T. Wilson Eglin	3,669,397	(3)	1.2%
Nathan Brunner	319,791	(4)
Beth Boulerice	507,283	(5)	*
Joseph S. Bonventre	956,348	(6)	*
Brendan P. Mullinix	807,395	(7)	*
Lawrence L. Gray	109,771	(8)	*
Arun Gupta	75,144		*
Jamie Handwerker	108,771		*
Derrick Johnson	35,295		*
Claire A. Koeneman	114,591		*
Nancy Elizabeth Noe	46,326	(9)	*
Howard Roth	93,520		*
All trustees and executive officers as a group (15 persons)(10)	7,770,010		2.6%

*       Represents beneficial ownership of less than 1.0%

(1)	For purposes of this table, a person is deemed to beneficially own any common shares as of a given date which such person owns or has the right to acquire within 60 days after such date.
(2)	For purposes of computing the percentage of outstanding shares held by each beneficial owner named above on a given date, any security deemed owned by such person or persons is included in the total number of outstanding common shares but is not included in the total number of outstanding common shares for the purpose of computing the percentage ownership of any other beneficial owner (with the exception of determining the percentage owned by all trustees and executive officers as a group).
(3)	Includes (i) 1,924,934 common shares held directly by Mr. Eglin, (ii) 1,613,300 common shares held by Mr. Eglin which are subject to performance or time-based vesting requirements, and (iii) 130,863 common shares held in trust in which Mr. Eglin is a beneficiary.
(4)	Consists of common shares held by Mr. Brunner which are subject to performance or time-based vesting requirements.
(5)	Includes (i) 243,782 common shares held by Ms. Boulerice which are subject to performance or time-based vesting requirements, and (ii) 263,501 common shares held indirectly by Ms. Boulerice.
(6)	Includes (i) 80,245 common shares held directly by Mr. Bonventre, (ii) 269,155 common shares held indirectly by Mr. Bonventre, and (iii) 606,948 common shares held directly by Mr. Bonventre which are subject to performance or time-based vesting requirements.
(7)	Includes (i) 302,209 common shares held directly by Mr. Mullinix, and (ii) 505,186 common shares held directly by Mr. Mullinix which are subject to performance or time-based vesting requirements.
(8)	All common shares held in a trust in which Mr. Gray is a trustee and/or beneficiary.
(9)	All common shares held in a trust in which Ms. Noe is a trustee and/or beneficiary.
(10)	Includes James Dudley, our Executive Vice President and Director of Asset Management, Nabil Andrawis, our Executive Vice President and Director of Taxation, and Mark Cherone, our Executive Vice President and Chief Accounting Officer, in addition to the listed trustees and named executive officers.
65

OTHER MATTERS

The Board of Trustees is not aware of any business to come before the Annual Meeting other than (1) the election of trustees, (2) the advisory, non-binding resolution to approve executive compensation, (3) the proposal to approve an amendment to the LXP Industrial Trust 2022 Equity-Based Award Plan, and (4) the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. However, if any other matters should properly come before the Annual Meeting or any postponement or adjournment thereof, including matters relating to the conduct of the Annual Meeting, it is intended that proxies in the accompanying form or as authorized via the Internet or telephone will be voted in respect thereof in accordance with the discretion of the person or persons voting the proxies.

66

QUESTIONS AND ANSWERS

Why did you send me an Important Notice Regarding the Availability of Proxy Materials for the LXP Industrial Trust Shareholder Meeting to be Held on May 27, 2025?

We sent you the Important Notice Regarding the Availability of Proxy Materials for the LXP Industrial Trust Shareholder Meeting to be Held on May 27, 2025, or the Notice, regarding this proxy statement because we are holding the Annual Meeting and our Board of Trustees is asking for your proxy to vote your shares at the Annual Meeting. We have summarized information in this proxy statement that you should consider in deciding how to vote at the Annual Meeting. You do not have to attend the Annual Meeting in order to have your shares voted. Instead, you may simply authorize a proxy to vote your shares electronically via the Internet, by telephone or by completing and returning the proxy card if you requested paper proxy materials. Voting instructions are provided in the Notice. If you requested printed materials, the instructions are printed on your proxy card and included in the accompanying proxy statement.

Why did I receive the Notice instead of a paper copy of proxy materials?

The United States Securities and Exchange Commission, or SEC, has approved “Notice and Access” rules relating to the delivery of proxy materials over the Internet. These rules permit us to furnish to shareholders proxy materials related to the Annual Meeting, including this proxy statement and our related annual report, by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they properly request them. Instead, the Notice, which was mailed to shareholders, provides notice of the Annual Meeting and instructs you as to how you may access and review all of the proxy materials on the Internet or by telephone. The Notice also instructs you as to how you may submit your proxy on the Internet or by telephone. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. Any request to receive proxy materials by mail or email will remain in effect until you properly revoke it.

How can I attend the Annual Meeting?

The Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a shareholder as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held and members of our Board of Trustees and management will also attend by webcast.

You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.meetnow.global/MNJLC92. You also will be able to vote your shares online by attending the Annual Meeting by webcast.

To participate in the Annual Meeting, you will need to review the information included on the Notice, on your proxy card or on the instructions that accompanied your proxy materials.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The online Annual Meeting will begin promptly at 2:00 p.m., Eastern Time. We encourage you to access the Annual Meeting prior to the start time leaving ample time for the check-in. Please follow the registration instructions as outlined in this proxy statement. For technical support, please contact 1-888-724-2416.

How do I register to attend the Annual Meeting virtually on the Internet?

Registered Shareholders. If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received.

Beneficial Shareholders. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet. To register to attend the

67

Annual Meeting by webcast you must submit proof of your proxy power (legal proxy) reflecting your LXP holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 22, 2025. You will receive a confirmation of your registration by email after we receive your registration materials. Requests for registration should be directed to us at the following:

By email: Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail:	Computershare LXP Industrial Trust Legal Proxy P.O. Box 43001 Providence, RI 02940-3001

Why are you holding a virtual meeting instead of a physical meeting?

Attendance at our past, in-person, annual meetings has been sparse. In 2020, we held our first virtual meeting primarily due to the COVID-19 pandemic.

We believe that hosting a virtual meeting provides expanded access, improved communication and cost savings. In future years, we expect to continue to provide a virtual option to attend our annual meetings of shareholders.

Who is entitled to vote?

All shareholders of record as of the close of business on the Record Date are entitled to vote at the Annual Meeting. There was no other class of voting securities of the Company outstanding as of the close of business on the Record Date other than common shares.

What is the quorum for the Annual Meeting?

In order for any business to be conducted at the Annual Meeting, the holders entitled to cast a majority of the votes entitled to be cast at the Annual Meeting must be present, either in person via webcast or represented by proxy. For the purpose of determining the presence of a quorum, abstentions and broker non-votes, if any, will be counted as present. As of the close of business on the Record Date, 295,728,056 common shares were issued and outstanding representing an equal number of votes entitled to be cast. Therefore, in order for a quorum to be present, holders of at least 147,864,029 common shares must be present, either in person via webcast or represented by proxy.

What is a broker non-vote?

Broker votes occur when a broker or nominee has either received voting instructions from the beneficial owner on how to vote the beneficial owner’s shares or casts a discretionary vote without voting instructions from the beneficial owner on a “routine” matter, (as defined by the NYSE). In contrast, broker non-votes occur when a broker or nominee has not received voting instructions from the beneficial owner on a “non-routine” matter, as defined by the NYSE and, therefore, is not permitted under NYSE rules to cast a discretionary vote on that matter.

Will my shares be voted if I do not provide my proxy?

Depending on the proposal, your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions, which are broker votes as discussed above. The proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm is generally considered a “routine” matter for which brokerage firms may vote shares without receiving voting instructions, unless there is a contested matter being voted upon at the Annual Meeting, as described above. The election of trustees, the proposal to approve an amendment to the LXP Industrial Trust 2022 Equity-Based Award Plan and the advisory resolution on the compensation of our named executive officers

68

are considered “non-routine matters” and if you do not provide the brokerage firm with voting instructions on these proposals, your shares will not be voted on these proposals and will be considered broker non-votes.

How many votes do I have?

Each common share outstanding on the Record Date is entitled to one vote for each trustee to be elected at the Annual Meeting and to cast one vote on each other item properly submitted for consideration at the Annual Meeting.

How do I vote or authorize a proxy to vote my shares that are held of record by me?

●	Via Internet: Log on to www.envisionreports.com/LXP and follow the on-screen instructions. You will be prompted for certain information that can be found on your proxy card or Notice.
●	By Telephone: Call toll-free 1-800-652-VOTE (8683) and follow the instructions. You will be prompted for certain information that can be found on your proxy card or Notice.
●	In Person: Vote at the Annual Meeting online via webcast.

How do I vote or authorize a proxy to vote my shares that are held by my bank, broker or other nominee?

If you have shares held by a bank, broker or other nominee (which is also known as holding shares in “street name”), you may instruct your bank, broker or other nominee to vote your shares by following the instructions that the bank, broker or other nominee provides to you. Most banks, brokers or other nominees offer voting instructions by mail, telephone and on the Internet. If your shares are held in “street name,” your bank, broker or other nominee will not vote your shares unless you provide such instructions to your bank, broker or other nominee on how to vote your shares. If you would like to vote in person via webcast at the Annual Meeting, you must contact your bank, broker or other nominee and follow your bank’s, broker’s or other nominee’s instructions, including the instructions on how to obtain a proxy.

Are dissenters’ or appraisal rights available to Shareholders with respect to any of the proposals at the Annual Meeting?

No dissenters’ or appraisal rights are available with respect to any of the proposals being submitted to shareholders for their consideration at the Annual Meeting.

What am I voting on?

You will be voting on the following proposals:

(1)	to elect eight trustees to serve until the 2026 Annual Meeting of Shareholders or their earlier removal or resignation and until their respective successors, if any, are elected and qualify;
(2)	to consider and vote upon an advisory, non-binding resolution to approve the compensation of our named executive officers, as disclosed in this proxy statement;
(3)	a proposal to approve an amendment to the LXP Industrial Trust 2022 Equity-Based Award Plan to increase the number of shares available for issuance thereunder by 5,000,000 common shares;
(4)	to consider and vote upon the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and
(5)	to transact such other business as may properly come before the 2025 Annual Meeting of Shareholders or any adjournment or postponement thereof.
69

Will there be any other items of business on the agenda?

The Board of Trustees is not presently aware of any other items of business to be properly presented for a vote at the Annual Meeting other than the proposals noted above. Nonetheless, in case there is an unforeseen need, your proxy gives discretionary authority to Joseph S. Bonventre and Heather Gentry, or either of them, with respect to any other matters that might be properly presented at the meeting or any postponement or adjournment thereof.

Why am I being asked to vote on executive compensation?

The Dodd-Frank Act requires us, as a public company, to seek a non-binding advisory vote from our shareholders to approve the compensation awarded to our named executive officers, as disclosed in this proxy statement. Based on the non-binding advisory recommendation selecting an annual frequency of such non-binding advisory votes at the 2023 Annual Meeting of Shareholders, we are currently seeking a vote from shareholders on an advisory resolution to approve the compensation awarded to our named executive officers on an annual basis. This advisory vote is non-binding, but the Board of Trustees considers our shareholders’ concerns and takes them into account in determinations concerning our executive compensation program. See “Compensation of Executive Officers,” above. We expect to next seek a recommendation on the frequency of such non-binding advisory votes at the 2029 Annual Meeting of Shareholders.

How many votes are required to act on the proposals?

Assuming a quorum is present at the Annual Meeting, the affirmative vote of a majority of the votes cast by holders of common shares at the Annual Meeting will be sufficient for (1) the election of each nominee for trustee named herein, (2) the adoption of the advisory, non-binding resolution to approve the compensation of our named executive officers, (3) the proposal to approve an amendment to the LXP Industrial Trust 2022 Equity-Based Award Plan to increase the number of shares available for issuance thereunder by 5,000,000 common shares; and (4) the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

If you abstain or your shares are treated as broker non-votes, your abstention or broker non-votes will not be counted as a vote cast and will have no effect on the result of the vote on (1) the election of trustees, (2) the resolution to approve, on an advisory, non-binding basis, the compensation of our named executive officers, or (3) the proposal to approve an amendment to the LXP Industrial Trust 2022 Equity-Based Award Plan to increase the number of shares available for issuance thereunder by 5,000,000 common shares. As noted above, the proposal to ratify the appointment of Deloitte & Touche LLP as our independent auditors is generally considered a “routine” matter for which brokerage firms may vote shares without receiving voting instructions, unless there is a contested matter being voted upon at the Annual Meeting. Accordingly, there will be no broker non-votes regarding the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm and any abstentions by you or your broker will have no effect on the result of the vote. The election of trustees, the advisory, non-binding resolution on the compensation of our named executive officers, and the proposal to approve an amendment to the LXP Industrial Trust 2022 Equity-Based Award Plan to increase the number of shares available for issuance thereunder by 5,000,000 common shares are considered “non- routine matters” and if you do not provide the brokerage firm with voting instructions on these proposals, your shares will not be voted on these proposals and will be “broker non-votes.”

For purposes of the election of trustees, a majority of votes cast means the number of shares voted “FOR” a nominee must exceed the number of shares cast “AGAINST” with respect to a nominee. If a nominee that is already serving as a trustee is not elected, such trustee is required to offer to tender their resignation to our Board of Trustees. The Nominating and ESG Committee will make a recommendation to our Board of Trustees on whether to accept or reject the resignation, or whether other action should be taken. Our Board of Trustees is required to act on the Nominating and ESG Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The trustee who tenders their resignation will not participate in our Board of Trustee’s decision.

For purposes of the remaining proposals properly brought before the Annual Meeting other than the election of trustees, a majority of votes cast means the number of shares voted “FOR” a proposal must exceed

70

the number of shares as to which the holders elected to vote “AGAINST” such proposal. The votes on (1) the advisory resolution to approve the compensation of our named executive officers, and (2) the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, are non-binding and serve only as recommendations to the Board of Trustees and the Audit and Cyber Risk Committee, as applicable.

What happens if I authorize my proxy without voting on all proposals?

When you return a properly executed proxy card or authorize your proxy telephonically or by the Internet, the shares that the proxy card or authorization represents will be voted in accordance with your directions. If you return the signed proxy card with no direction on a proposal, other than in the case of broker non-votes, the shares represented by your proxy will be voted in favor of (FOR) each of our nominees for trustee in Proposal No. 1 and in favor of (FOR) Proposals No. 2, No. 3 and No. 4 and will be voted in the discretion of the proxy holder on any other matter that properly comes before the Annual Meeting.

What if I want to change my vote after I return my proxy?

If you are a shareholder of record, you may revoke your proxy at any time before its exercise by:

(1)	delivering written notice of revocation to our Secretary at c/o LXP Industrial Trust, 515 N. Flagler Drive, Suite 408, West Palm Beach, FL 33401;
(2)	submitting to us a duly executed proxy card bearing a later date;
(3)	authorizing a proxy via the Internet or by telephone at a later date; or
(4)	attending the Annual Meeting and voting at the annual meeting online via webcast;

provided, however, that no such revocation under clause (1) or (2) shall be effective until written notice of revocation or a later dated proxy card is received by our Secretary on or before 11:59 p.m., Eastern Time, on May 26, 2025.

Participating in our Annual Meeting will not constitute a revocation of a previously delivered proxy unless you affirmatively indicate at our Annual Meeting that you intend to vote your shares by voting your shares online during the Annual Meeting webcast.

If you have shares held by a broker, you must follow the instructions given by your broker to change or revoke your voting instructions.

Will anyone contact me regarding this vote?

It is contemplated that brokerage houses will forward the proxy materials to shareholders at our request. In addition to the solicitation of proxies by use of the mail, our trustees, officers, and other employees may solicit proxies by telephone, facsimile, e-mail, or personal interviews without additional compensation. We may, from time to time, engage and pay outside proxy solicitation firms, although we have not engaged an outside firm at this time.

Who has paid for this proxy solicitation?

We will bear the cost of preparing, printing, assembling and mailing the Notice, proxy card, proxy statement, and other materials that may be sent to shareholders in connection with this solicitation. We may also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their expenses incurred in forwarding solicitation materials to the beneficial owners of shares held of record by such persons.

How do I nominate a trustee or submit a proposal for the 2026 Annual Meeting of Shareholders?

If you wish to submit a shareholder proposal pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, for inclusion in our proxy statement and proxy

71

card for our 2026 Annual Meeting of Shareholders, you must submit the proposal to our Secretary at our principal executive office no later than December 16, 2025.

If you wish to submit a trustee nomination pursuant to the “proxy access” provisions of our bylaws for inclusion in our proxy statement and proxy card for our 2026 Annual Meeting of Shareholders, you must submit the trustee nomination in accordance with the requirements of Section 1.13 of our bylaws not earlier than November 16, 2025 and not later than 5:00 p.m., Eastern Time, on December 16, 2025.

In addition, any shareholder who wishes to submit a proposal or trustee nomination pursuant to the “advance notice” provisions of our bylaws for the 2026 Annual Meeting of Shareholders (other than pursuant to Rule 14a-8 under the Exchange Act) must comply with Section 1.11 our bylaws, including delivering the required information and certifications to our Secretary at our principal executive offices not earlier than November 9, 2024 and not later than the close of business on December 16, 2025.

Further, in addition to satisfying the foregoing advance notice requirements under our bylaws, to comply with the universal proxy rules under the Exchange Act shareholders who intend to solicit proxies in support of director nominees other than the Trust’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, no later than March 28, 2026

Our Board of Trustees will review any shareholder proposals or trustee nominations that are submitted timely and will determine whether such proposals meet the criteria for inclusion in the proxy solicitation materials or for consideration at the 2026 Annual Meeting of Shareholders.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts at the transfer agent and/or with brokers. Please complete and return all proxy cards to ensure that all your shares are voted.

Can I find additional information on the Company’s web site?

Yes. Our web site is located at www.LXP.com. Although the information contained on our web site is not part of this proxy statement, you can view additional information on the web site, such as our code of business conduct and ethics, corporate governance guidelines, charters of board committees, and reports that we file and furnish with the SEC. Copies of our code of business conduct and ethics, corporate governance guidelines, and charters of board committees also may be obtained by written request addressed to (1) LXP Industrial Trust, 515 N. Flagler Drive, Suite 408, West Palm Beach, FL 33401, Attention: Investor Relations or (2) ir@lxp.com.

Important Notice Regarding the Availability of Proxy Materials for the LXP Industrial Trust Shareholder Meeting To Be Held on May 27, 2025 — This proxy statement and the Annual Report to Shareholders are available at www.envisionreports.com/LXP.

We have elected to provide access to our proxy materials to our shareholders on the Internet. Accordingly, an Important Notice of Meeting and Notice Regarding the Availability of Proxy Materials for the LXP Industrial Trust Shareholder Meeting to be Held on May 27, 2025 was or will be mailed on or about April 15, 2025 to our shareholders of record as of the close of business on the Record Date. If you wish to receive a hard copy of the proxy materials, please visit or contact:

(1)       By Internet: www.envisionreports.com/LXP

(2)       By Telephone: 1-866-641-4276

(3)       By E-Mail*: investorvote@computershare.com

Please make the requests as instructed above on or before May 16, 2025 to facilitate timely delivery.

* If requesting materials by e-mail, please send an e-mail with “Proxy Materials LXP Industrial Trust” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side of the Notice of Proxy, and state that you want a paper copy of the meeting materials. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor.

72

How do I obtain a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 from the Company?

Upon written request to (1) LXP Industrial Trust, 515 N. Flagler Drive, Suite 408, West Palm Beach, Florida, 33401, Attention: Investor Relations or (2) ir@lxp.com, we will provide any shareholder, without charge, a hardcopy of our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC, including our financial statements and schedule, but without exhibits. You may also obtain our Annual Report to Shareholders, which includes our Annual Report on Form 10-K, at www.envisionreports.com/LXP.

What is “householding”?

“Householding” allows companies to deliver only one copy of notices and other proxy materials to multiple shareholders who share the same address (if they appear to be members of the same family) unless the company has received contrary instructions from an affected shareholder. We do not offer “householding” for shareholders of record. Please contact your broker if you are not a shareholder of record to find out if your broker offers “householding.”

73

Appendix A

Certain Definitions

“GAAP” means United States generally accepted accounting principles in effect from time to time.

Adjusted EBITDA: Adjusted EBITDA represents EBITDA (earnings before interest expense, taxes, depreciation and amortization) modified to include other adjustments to GAAP net income for gains on sales of properties or changes in control, non-cash and purchase option impact of sales-type leases, impairment charges, debt satisfaction gains (losses), net, non-cash charges, net, straight-line adjustments, change in credit loss revenue, non-recurring charges and adjustments for pro-rata share of non-wholly owned entities. LXP’s calculation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies. LXP believes that net income is the most directly comparable GAAP measure to Adjusted EBITDA.

“Base Rent” is calculated by making adjustments to GAAP rental revenue to exclude billed tenant reimbursements and lease termination income and to include ancillary income. Base Rent excludes reserves/write-offs of deferred rent receivable, as applicable. LXP believes Base Rent provides a meaningful measure due to the net lease structure of leases in the portfolio.

“Cash Base Rent” is calculated by making adjustments to GAAP rental revenue to remove the impact of GAAP required adjustments to rental income such as adjustments for straight-line rents related to free rent periods and contractual rent increases. Cash Base Rent excludes billed tenant reimbursements, noncash sales-type lease income and lease termination income, and includes ancillary income. LXP believes Cash Base Rent provides a meaningful indication of an investments ability to fund cash needs.

“Funds from Operations (FFO)” and “Adjusted Company FFO”. We believe Funds from Operations, or FFO, is a widely recognized and appropriate measure of the performance of an equity real estate investment trust (“REIT”). We believe FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. As a result, FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, interest costs and other matters without the inclusion of depreciation and amortization, providing perspective that may not necessarily be apparent from net income.

The National Association of Real Estate Investment Trusts, or Nareit, defines FFO as “net income (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sales of certain real estate assets, gains and losses from change in control and impairment writedowns of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in value of depreciable real estate held by the entity. The reconciling items include amounts to adjust earnings from consolidated partially-owned entities and equity in earnings of unconsolidated affiliates to FFO.” FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs.

LXP presents FFO available to common shareholders - basic and also presents FFO available to all equityholders - diluted on a company-wide basis as if all securities that are convertible, at the holder's option, into LXP's common shares, are converted at the beginning of the period. LXP also presents Adjusted Company FFO available to all equityholders - diluted which adjusts FFO available to all equityholders - diluted for certain items which we believe are not indicative of the operating results of LXP's real estate portfolio and not comparable from period to period. LXP believes this is an appropriate presentation as it is frequently requested by security analysts, investors and other interested parties. Since others do not calculate these measures in a similar fashion, these measures may not be comparable to similarly titled measures as reported by others. These measures should not be considered as an alternative to net income as an indicator of LXP’s operating performance or as an alternative to cash flow as a measure of liquidity.

74

The calculations of FFO and Adjusted Company FFO available to all equityholders and unitholders – diluted and related reconciliations are available in our Annual Report.

“Net operating income (NOI)” is a measure of operating performance used to evaluate the individual performance of an investment. This measure is not presented or intended to be viewed as a liquidity or performance measure that presents a numerical measure of LXP's historical or future financial performance, financial position or cash flows. LXP defines NOI as operating revenues (rental income (less GAAP rent adjustments, non-cash income and purchase option income related to sales-type leases, and lease termination income, net) and other property income) less property operating expenses. Other REITs may use different methodologies for calculating NOI, and accordingly, LXP's NOI may not be comparable to that of other companies. Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. LXP believes that net income is the most directly comparable GAAP measure to NOI.

“Same-store NOI” represents the NOI for consolidated properties that were owned, stabilized and included in our portfolio for the entirety of the two comparable reporting periods. As Same-Store NOI excludes the change in NOI from acquired, expanded and disposed of properties, it highlights operating trends such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same-Store NOI, and accordingly, LXP's Same-Store NOI may not be comparable to other REITs. Management believes that Same-Store NOI is a useful supplemental measure of LXP's operating performance. However, Same-Store NOI should not be viewed as an alternative measure of LXP's financial performance since it does not reflect the operations of LXP's entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of LXP's properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact LXP's results from operations. LXP believes that net income is the most directly comparable GAAP measure to Same-Store NOI.

75

The following presents a reconciliation of net income attributable to common shareholders to Adjusted EBITDA and net debt to Adjusted EBITDA for 2024 (dollars in thousands, except share and per share amounts):

Adjusted EBITDA ($000):	Twelve months ended December 31, 2024
Net income attributable to
LXP Industrial Trust shareholders	$44,534
Interest and amortization expense	66,477
Benefit for income taxes	(127)
Depreciation and amortization	192,863
Straight-line adjustments	(7,272)
Sales-type lease non-cash income	(2,303)
Lease incentives	1,330
Amortization of above/below market leases	(2,654)
Gains on sales of properties	(39,848)
Sales-type lease income attributable to the exercise of a purchase option	(14,991)
Gain on change in control of a subsidiary	(209)
Transaction costs	498
Non-recurring costs	1,788
Sales-type lease adjustments	(61)
Non-cash charges, net	10,243

Pro-rata share adjustments:
Non-consolidated entities adjustment	12,743
Noncontrolling interests adjustment	(875)
Adjusted EBITDA	$262,136

Net Debt / Adjusted EBITDA:
Adjusted EBITDA	$262,136

Consolidated debt	$1,570,010
less consolidated cash and cash equivalents	(101,836)
Non-consolidated debt, net	85,771
Net debt	$1,553,945
Net Debt/Adjusted EBITDA	5.9	x

76

Appendix B

Amendment to Plan Document

April 3, 2025

WHEREAS, by resolution of the Compensation Committee (the “Committee”) of its Board of Trustees approved on April 1, 2022 (the “Committee Approval Date”), LXP Industrial Trust (the “Company”) established the LXP Industrial Trust 2022 Equity-Based Award Plan (the “Plan”);

WHEREAS, the Plan became effective on May 24, 2022, the date upon which it received approval by a vote of a majority of the votes cast at a duly held meeting of the Company’s shareholders;

WHEREAS, the Committee adopted a clarifying amendment to the Plan on January 5, 2024 (the “2024 Amendment”);

WHEREAS, the Committee now desires to increase the number of shares available for issuance under the Plan as amended by the 2024 Amendment pursuant to this Amendment to Plan Document (this “Amendment”); and

WHEREAS, Section 18 of the Plan requires that the increase in the number of shares available for issuance under the Plan be authorized by the shareholders of the Company.

NOW, THEREFORE, the following amendments and modifications are hereby made a part of the Plan:

1.       Subject to Section 12 of the Plan, from the date of approval of this Amendment by the shareholders of the Company as required by Section 18 of the Plan, the number of Shares available for issuance under the Plan shall be increased by 5,000,000 Shares.

2.       In all other respects, the Plan, as amended to date, is hereby ratified and confirmed and shall remain in full force and effect.

77

2022 Plan (as amended)

LXP INDUSTRIAL TRUST
2022 EQUITY-BASED AWARD PLAN

Plan Document

1.	Introduction.

(a)      Purpose. By resolution of the Compensation Committee of its Board of Trustees approved on April 1, 2022 (the “Committee Approval Date”), LXP Industrial Trust (the “Company”) hereby establishes this equity-based incentive compensation plan to be known as the “LXP Industrial Trust 2022 Equity-Based Award Plan” (the “Plan”). The Plan was established for the following purposes: (i) to enhance the Company’s ability to attract highly qualified personnel; (ii) to strengthen its retention capabilities; (iii) to enhance the long-term performance and competitiveness of the Company; and (iv) to ensure that the interests of Plan participants align with those of the Company’s shareholders. This Plan is intended to achieve such purposes and to serve as the sole source for all future equity-based awards to those eligible for Plan participation.

(b)       Effective Date. This Plan shall become effective on the date (the “Effective Date”) upon which it has received approval by a vote of a majority of the votes cast at a duly held meeting of the Company’s shareholders (or by such other shareholder vote that the Committee determines to be sufficient for the issuance of Shares and Awards according to the Company’s governing documents and Applicable Law).

(c)     Definitions. Terms used herein and in Appendix I that begin with an initial capital letter shall have the meanings set forth in Appendix I or elsewhere in this Plan, unless the context of their use clearly indicates a different meaning.

(d)       Effect on Other Plans, Awards, and Arrangements. This Plan is not intended to affect, and shall not affect, any share options, equity-based compensation, or other benefits that the Company or its Affiliates may have provided, or may provide in the future, pursuant to any agreement, plan, or program that is independent of this Plan. For example, changes in this Plan from the Company’s Amended and Restated 2011 Equity-Based Award Plan (the “2011 Plan” do not affect any awards granted under the 2011 Plan.

2.       Types of Awards. The Plan permits, but does not require, the granting of the following types of Awards according to the Sections of the Plan listed below:

Section 5	Share Options
Section 6	Shares Appreciation Rights (“SARs”) Restricted Share, Restricted Share Unit (“RSUs”) and Unrestricted Share
Section 7	Awards
Section 8	Performance Awards
Section 9	Dividends Equivalent Rights

3.	Shares Available for Awards.

(a)       Generally. Subject to Section 12 below, from the Effective Date, a total of 9,000,000 Shares shall be available for issuance under the Plan (plus any shares subject to outstanding awards under the Amended and Restated Lexington Realty Trust 2011 Equity-Based Award Plan). The Shares deliverable pursuant to Awards shall be authorized but unissued Shares, or Shares that the Company otherwise holds in treasury or in trust.

(b)       Replenishment; Counting of Shares. If an Award expires or becomes un-exercisable without having been exercised in full or, with respect to Restricted Shares, Restricted Share Units, or Performance Units, is forfeited to the Company, the unpurchased Shares (or for Awards other than Options or SARs, the forfeited Shares) which were subject thereto will become available for future grant or sale under this Plan, unless this Plan has terminated. With respect to SARs, all of the Shares covered by the Award (that is, Shares actually issued pursuant to

78

a SAR, as well as the Shares that represent payment of the exercise price therefor) will cease to be available under this Plan. Shares that actually have been issued under this Plan under any Award will not revert to this Plan and will not become available for future distribution under this Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Shares are forfeited to the Company, such Shares will become available for future grant under this Plan. Shares: (i) used to pay the exercise price of an Award, (ii) used to satisfy the Withholding Tax obligations related to an Award, or (iii) re-acquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options will be deemed used under this Plan and will not become available for future grant or sale under this Plan. To the extent that an Award under this Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under this Plan. Notwithstanding the foregoing, and subject to adjustment as provided in Section 13, the maximum number of Shares that may be issued upon the exercise of ISOs will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Code Section 422, any Shares that become available for issuance under this Plan pursuant to this Section 3(b).

4.	Eligibility.

(a)       General Rule. Subject to the express provisions of the Plan, the Committee shall determine from the class of Eligible Persons those Persons to whom Awards may be granted, the number of Shares subject to each Award, the price (if any) to be paid for the Shares or the Award and, in the case of Performance Awards, in addition to matters discussed in Section 8 below, the specific objectives, goals and performance criteria that further define the Performance Award. The Committee may grant ISOs only to Employees of the Company or any of its Affiliates that is a “parent corporation” or “subsidiary corporation” within the meaning of Section 424 of the Code, and may grant all other Awards to any Eligible Person. A Participant who has been granted an Award may be granted an additional Award or Awards in accordance with the terms of this Plan if the Committee shall so determine, if such person is otherwise an Eligible Person.

(b)       Documentation of Award. Each Award shall be evidenced by an Award Agreement signed by the Company and by the Participant. The Award Agreement shall set forth the material terms and conditions of the Award established by the Committee, and each Award shall be subject to the terms and conditions set forth in Sections 13, 22 and 23 unless otherwise specifically provided in an Award Agreement.

(c)       Minimum Vesting for Awards. Notwithstanding any other provision of this Plan to the contrary, Awards that are subject to vesting shall become vested on a pro rata basis over a period of not less than one year following the Date of Grant; provided, however, that, notwithstanding the foregoing, such Awards that result in the issuance of an aggregate of up to 5% of the maximum number of Shares available at any time pursuant to Section 3(a) may be granted without respect to such minimum vesting provision.

(d)       Limitation on Individual Grants. The maximum number of Shares subject to an Award or Awards granted to any one Participant in any one calendar year may not exceed Shares having a Fair Market Value on the Grant Date of $7,850,000 (or $1,177,500 for non-Employee Trustee), subject to adjustment as provided in Section 12.

5.	Share Options.

(a)       Grants. Subject to the special rules for ISOs set forth in the next paragraph, the Committee may grant Options to Eligible Persons pursuant to Award Agreements (i) that set forth terms and conditions that are not inconsistent with the Plan, that may be immediately exercisable or that may become exercisable in whole or in part based on future events or conditions, (ii) that may include vesting or other requirements for the right to exercise the Options, and (iii) that may differ for any reason from those granted to other Eligible Persons or classes of Eligible Persons, provided in all instances that:

(A)              the exercise price for Shares subject to purchase through exercise of an Option shall not be less than 100% of the Fair Market Value of the underlying Shares on the Grant Date; and

(B)                no Option shall be exercisable for a term ending more than ten years after the Grant Date for such Option.

79

(b)       Special ISO Provisions. The following provisions shall control any grants of Options that are denominated as ISOs; provided that ISOs may not be awarded unless the Plan receives shareholder approval within twelve (12) months after its Committee Approval Date, and provided further that ISOs may not be granted more than ten (10) years after the Board approves the Plan.

(i)                      Eligibility. The Committee may grant ISOs only to Employees of the Company or any of its Affiliates that is a “parent corporation” or “subsidiary corporation” within the meaning of Code Section 424.

(ii)                   Documentation. Each Option that is intended to be an ISO must be designated as an ISO in the Award Agreement, provided that any Option that is designated as an ISO will not be an ISO to the extent that such Option fails to meet the requirements of Code Section 422 or the provisions of this Section 5(b). In the case of an ISO, the Committee shall determine on the Grant Date the acceptable methods of paying the exercise price for Shares and shall include such methods in the applicable Award Agreement.

(iii)                $100,000 Limit. To the extent that the aggregate Fair Market Value of Shares with respect to which ISOs first become exercisable by a Participant in any calendar year (including those granted under this Plan and any other plan of the Company or any of its Affiliates) exceeds U.S. $100,000, such excess Options shall be treated as Non-ISOs. For purposes of determining whether the U.S. $100,000 limit is exceeded, the Fair Market Value of the Shares subject to an ISO shall be determined as of the Grant Date. In reducing the number of Options treated as ISOs to meet the U.S. $100,000 limit, the most recently granted Options shall be reduced first. In the event that Code Section 422 is amended to alter the limitation set forth therein, the limitation of this paragraph shall be automatically adjusted accordingly.

(iv)               Grants to 10% Holders. In the case of an ISO granted to an Employee who is a Ten Percent Holder on the Grant Date, the ISO’s term shall not exceed five (5) years from the Grant Date, and the exercise price shall be at least 110% of the Fair Market Value of the underlying Shares as of the Grant Date. In the event that Code Section 422 is amended to alter the limitations set forth therein, the limitation of this paragraph shall be automatically adjusted accordingly.

(v)                  Substitution of Options. In the event that the Company or its Affiliate acquires (whether by purchase, merger, or otherwise) all or substantially all of the outstanding capital stock or assets of another corporation, or in the event of any reorganization or other transaction qualifying under Code Section 424, the Committee may, in accordance with the provisions of Code Section 424, substitute ISOs for ISOs previously granted under the plan of the acquired company provided (A) the excess of the aggregate Fair Market Value of the Shares subject to an ISO immediately after the substitution over the aggregate exercise price of such Shares is not more than the similar excess immediately before such substitution, and (B) the new ISO does not give additional benefits to the Participant, including any extension of the exercise period.

(vi)               Notice of Disqualifying Dispositions. By executing an Award Agreement for ISOs, each Participant agrees to notify the Company in writing immediately after the Participant sells, transfers or otherwise disposes of any Shares acquired through exercise of the ISO, if such disposition occurs within the earlier of (A) two years of the Grant Date, or (B) one (1) year after the exercise of the ISO being exercised. Each Participant further agrees to provide any information about a disposition of Shares as may be requested by the Company from time to time.

(c)       Method of Exercise. Each Option may be exercised, in whole or in part (provided, that the Company shall not be required to issue fractional Shares) at any time and from time to time prior to its expiration, but only pursuant to the terms of the applicable Award Agreement and subject to the times, circumstances, and conditions for exercise contained in the applicable Award Agreement. Exercise shall occur by delivery of both written notice of exercise to a designated Employee of the Company and payment of the full exercise price for the Shares being purchased. Unless otherwise specified in an Award Agreement, the exercise price of Options held by any Participant shall be satisfied through a net exercise by surrendering to the Company Shares otherwise receivable upon exercise of the Option having a Fair Market Value on the date of exercise equal to the aggregate exercise price of the Shares as to which the Option is being exercised.

80

The Company shall not deliver Shares pursuant to the exercise of an Option until the Company has received sufficient Shares (and/or funds to the extent otherwise permitted pursuant to any Award Agreement) to cover the full exercise price due and all applicable Withholding Taxes required by reason of such exercise.

Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Trustee or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or to continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

(d)       Exercise of an Unvested Option. Unvested Options shall not be exercisable by the Participant.

(e)       Termination of Continuous Service. The Committee may establish and set forth in the applicable Award Agreement or employment- related agreements the terms and conditions on which an Option shall remain exercisable, if at all, following termination of a Participant’s Continuous Service. The Committee may waive or modify these provisions at any time. To the extent that a Participant is not entitled to exercise an Option at the date of his or her termination of Continuous Service, or if the Participant (or other person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified in the Award Agreement, the relevant employment-related agreements or below (as applicable), the Option shall terminate, and the Shares underlying the unexercised portion of the Option shall revert to the Plan and become available for future Awards. In no event may any Option be exercised after the expiration of the Option term as set forth in the Award Agreement.

The following provisions shall apply to the extent an Award Agreement or an employment-related agreement does not specify the terms and conditions upon which an Option shall terminate when there is a termination of a Participant’s Continuous Service:

Reason for terminating Continuous Service	Option Termination Date

By the Company for Cause, or what would have been Cause if the Company had known all of the relevant facts.	Termination of the Participant’s Continuous Service, or when Cause first existed, if earlier.
Disability of the Participant.	Within six (6) months after termination of the Participant’s Continuous Service.
Retirement of the Participant.	Within six (6) months (three (3) months in the case of ISOs) after termination of the Participant’s Continuous Service.
Death of the Participant during Continuous Service or within ninety (90) days thereafter.	Within six (6) months after termination of the Participant’s Continuous Service.
Any other reason.	Within ninety (90) days after termination of the Participant’s Continuous Service.

If there is a Securities and Exchange Commission blackout period (or a Company-imposed blackout period) that prohibits the buying or selling of Shares during any part of the ten (10)-day period before the expiration of any Option based on the termination of a Participant’s Continuous Service (as described above), the period for exercising the Options shall be extended until ten (10) days beyond when such blackout period ends.

Notwithstanding any provision herein or within an Award Agreement, no Option shall ever be exercisable after the expiration date of its original term as set forth in the Award Agreement.

81

6.	SARS.

(a)       Grants. The Committee may grant SARs to Eligible Persons pursuant to Award Agreements setting forth terms and conditions that are not inconsistent with the Plan; provided that:

(i)                      the exercise price for the Shares subject to each SAR shall not be less than the Fair Market Value of the underlying Shares as of the Grant Date (unless the Award replaces a previously issued Option or SAR);

(ii)                    no SAR shall be exercisable for a term ending more than ten (10) years after its Grant Date; and

(iii)                each SAR shall, except to the extent that an Award Agreement for an SAR (an “SAR Award Agreement”) provides otherwise, be subject to the provisions of Section 5(e) relating to the effect of a termination of Participant’s Continuous Service, with “SAR” being substituted for “Option.”

(b)       Settlement. Subject to the Plan’s terms, a SAR shall entitle the Participant, upon exercise of the SAR, to receive Shares having a Fair Market Value on the date of exercise equal to the product of the number of Shares as to which the SAR is being exercised, and the excess of (i) the Fair Market Value, on such date, of the Shares covered by the exercised SAR, over (ii) an exercise price designated in the SAR Award Agreement. Notwithstanding the foregoing, a SAR Award Agreement may limit the total settlement value that the Participant will be entitled to receive upon the SAR’s exercise, and may provide for settlement either in cash or in any combination of cash or Shares that the Committee may authorize pursuant to an Award Agreement. If, on the date on which a SAR or portion thereof is to expire, the Fair Market Value of the underlying Shares exceeds their aggregate exercise price of such SAR, then the SAR shall be deemed exercised, and the Participant shall within ten (10) days thereafter receive the Shares that would have been issued on such date if the Participant had affirmatively exercised the SAR on that date.

(c)       SARs related to Options. The Committee may grant SARs either concurrently with the grant of an Option or with respect to an outstanding Option, in which case the SAR shall extend to all or a portion of the Shares covered by the related Option, and shall have an exercise price that is not less than the exercise price of the related Option. A SAR shall entitle the Participant who holds the related Option, upon exercise of the SAR and surrender of the related Option, or portion thereof, to the extent that the SAR and related Option each were previously unexercised, to receive payment of an amount determined pursuant to Section 6(b) above. Any SAR granted in tandem with an ISO will contain such terms as may be required to comply with the provisions of Code Section 422.

(d)       Effect on Available Shares. All SARs that may be settled in Shares shall be counted in full against the number of Shares available for award under the Plan, regardless of the number of Shares actually issued upon settlement of the SARs.

7.	Restricted Shares, RSUs, and Unrestricted Share Awards.

(a)       Grant. The Committee may grant Restricted Share, RSU, or Unrestricted Share Awards to Eligible Persons, in all cases pursuant to Award Agreements setting forth terms and conditions that are not inconsistent with the Plan. The Committee shall establish as to each Restricted Share or RSU Award the number of Shares deliverable or subject to the Award (which number may be determined by a written formula), and the period or periods of time (the “Restriction Period”) at the end of which all or some restrictions specified in the Award Agreement shall lapse, and the Participant shall receive unrestricted Shares (and cash to the extent provided in the Award Agreement) in settlement of the Award. Such restrictions may include, without limitation, restrictions concerning dividend and voting rights and transferability, and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Committee, including, without limitation, criteria based on the Participant’s duration of employment, directorship or consultancy with the Company, individual, group, or divisional performance criteria, Company performance, or other criteria selection by the Committee. The Committee may make Restricted Share and RSU Awards with or without the requirement for payment of cash or other consideration. In addition, the Committee may grant Awards hereunder in the form of Unrestricted Shares which shall vest in full upon the Grant Date or such other date as the Committee may determine or which the Committee may issue pursuant to any program under which one or more Eligible Persons (selected by the Committee in its sole

82

discretion) elect to pay for such Shares or to receive Unrestricted Shares in lieu of cash bonuses that would otherwise be paid.

(b)       Vesting and Forfeiture. The Committee shall set forth, in an Award Agreement granting Restricted Shares or RSUs, the terms and conditions under which the Participant’s interest in the Restricted Shares or the Shares subject to RSUs will become vested and non-forfeitable. Except as set forth in the applicable Award Agreement or in employment-related agreements or as the Committee otherwise determines, upon termination of a Participant’s Continuous Service for any reason, the Participant shall forfeit his or her Restricted Shares and RSUs to the extent the Participant’s interest therein has not vested on or before such termination date; provided that if a Participant purchases Restricted Shares and forfeits them for any reason, the Company shall return the purchase price to the Participant to the extent either set forth in an Award Agreement or required by Applicable Laws.

(c)       Account for Restricted Shares. Unless otherwise provided in an Award Agreement, the Company shall hold Restricted Shares in a book-entry restricted account until the restrictions on such Shares lapse, and the Participant shall provide the Company with appropriate stock powers endorsed in blank. The Participant’s failure to provide such stock powers within ten (10) days after receiving a written request from the Company therefor shall entitle the Committee to unilaterally declare a forfeiture of all or some of the Participant’s Restricted Shares.

(d)       Section 83(b) Elections. A Participant may make an election under Code Section 83(b) (the “Section 83(b) Election”) with respect to Restricted Shares. A Participant who has received RSUs may, within ten (10) days after receiving the RSU Award, provide the Committee with a written notice of his or her desire to make Section 83(b) Election with respect to the Shares subject to such RSUs. The Committee may in its discretion convert the Participant’s RSUs into Restricted Shares, on a one- for-one basis, in full satisfaction of the Participant’s RSU Award. The Participant may then make a Section 83(b) Election with respect to those Restricted Shares; provided that the Participant’s Section 83(b) Election will be invalid if not filed with the Company and the appropriate U.S. tax authorities within 30 days after the Grant Date of the RSUs that are thereafter replaced by the Restricted Shares.

(e)       Issuance of Shares upon Vesting. As soon as practicable after vesting of a Participant’s Restricted Shares (or of the right to receive Shares underlying RSUs), the Company shall deliver to the Participant, free from vesting restrictions, one Share for each surrendered and vested Restricted Share (or deliver one Share free of the vesting restriction for each vested RSU), unless an Award Agreement provides otherwise and subject to Section 10 regarding Withholding Taxes. No fractional Shares shall be distributed, and cash shall be paid in lieu thereof.

8.	Performance Awards.

(a)       Grant. The Committee is hereby authorized to grant Performance Awards to Participants. Performance Awards include arrangements under which the grant, issuance, retention, vesting and/or transferability of any Award are subject to Performance Criteria and such additional conditions or terms as the Committee may designate. Subject to the terms of the Plan and any applicable Award Agreement, a Performance Award granted under the Plan:

(i)                      may be denominated or payable in cash, Shares (including, without limitation, Restricted Shares), other securities, or other Awards; and

(ii)                   shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, on the achievement of such performance goals during such Performance Periods as the Committee shall establish.

(b)       Amendment of Performance Criteria. After a Performance Award has been granted, the Committee may, if it determines appropriate, amend any Performance Criteria, at its sole and absolute discretion.

(c)       Satisfaction of Performance Criteria. If, as a result of the applicable Performance Criteria being met, a Performance Award becomes vested and/or exercisable in respect of some, but not all of the number of Shares underlying such Award, which did not become vested and exercisable by the end of the Performance Period, such Performance Award shall thereupon lapse and cease to be exercisable in respect of the balance of the Shares which did not vest and/or become exercisable by the end of the Performance Period.

83

9.    Dividend Equivalent Rights. The Committee may grant Dividend Equivalent Rights to any Eligible Person, and may do so either pursuant to an Award Agreement that is independent of any other Award (other than an Option or SAR) or through a provision in another Award that Dividend Equivalent Rights attach to the Shares underlying the Award. For example, and without limitation, the Committee may grant a Dividend Equivalent Right in respect of each Share subject to a Restricted Share Award, RSU Award, or Performance Award.

(a)       Nature of Right. Each Dividend Equivalent Right shall represent the right to receive amounts based on the dividends declared on Shares as of all dividend payment dates during the term of the Dividend Equivalent Right (as determined by the Committee). Unless otherwise determined by the Committee, a Dividend Equivalent Right shall expire upon termination of the Participant’s Continuous Service, provided that a Dividend Equivalent Right that is granted as part of another Award shall have a term and an expiration date that coincides with those of the related Award.

(b)       Settlement. Unless otherwise provided in an Award Agreement, Dividend Equivalent Rights shall be paid out on the (i) record date for dividends if the Award occurs on a stand-alone basis, and (ii) vesting or later settlement date for another Award if the Dividend Equivalent Right is granted as part of it. Payment of all amounts determined in accordance with this Section shall be in Shares, with cash paid in lieu of fractional Shares, provided that the Committee may instead provide in an Award Agreement for cash settlement of all or part of the Dividend Equivalent Rights. Only the Shares actually issued pursuant to Dividend Equivalent Rights shall count against the limits set forth in Section 3 above.

(c)       Other Terms. The Committee may impose such other terms and conditions on the grant of a Dividend Equivalent Right as it deems appropriate in its discretion as reflected by the terms of the Award Agreement. The Committee may establish a program under which Dividend Equivalent Rights may be granted in conjunction with other Awards.

10.	Taxes; Withholding.

(a)       General Rule. Participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards, and neither the Company or any of its Affiliates, nor any of their respective employees, directors, or agents shall have any obligation to mitigate, indemnify, or otherwise hold any Participant harmless from any or all of such taxes. The Company’s obligation to deliver Shares (or to pay cash) to Participants pursuant to Awards is at all times subject to a Participant’s prior or coincident satisfaction of all required Withholding Taxes. Except to the extent otherwise either provided in an Award Agreement, the Company or any of its Affiliates shall satisfy Withholding Taxes:

(i)                      first by withholding and cancelling the Participant’s rights with respect to a number of Shares that (A) would otherwise have been delivered to the Participant pursuant to the Award, and (B) have an aggregate Fair Market Value (as of the date of withholding) equal to the Withholding Taxes;

(ii)                  second by withholding any cash otherwise payable to the Participant pursuant to the Award; and

(iii)                finally, by withholding the cash otherwise payable to the Participant by the Company.

The number of Shares withheld and cancelled to pay a Participant’s Withholding Taxes shall not be rounded up to the nearest whole Share sufficient to satisfy such taxes. In such case, the Participant shall pay to the Company that amount of cash that is equal to the amount by which the Withholding Taxes exceed the Fair Market Value of such Shares as of the date of withholding.

(b)       U.S. Code Section 409A. To the extent that the Committee determines that any Award granted under the Plan is subject to Code Section 409A, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Code Section 409A. To the extent applicable, the Plan and any Award Agreements shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, the Committee may

84

adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate (i) to exempt the Award from Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) to comply with the requirements of Code Section 409A and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

(c)       Unfunded Tax Status. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Person pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give such Person any rights that are greater than those of a general creditor of the Company or any of its Affiliates, and a Participant’s rights under the Plan at all times constitute an unsecured claim against the general assets of the Company for the collection of benefits as they come due. Neither the Participant nor the Participant’s duly- authorized transferee or Beneficiaries shall have any claim against or rights in any specific assets, Shares, or other funds of the Company.

11.	Non-Transferability of Awards.

(a)       General. Except as set forth in this Section, or as otherwise approved by the Committee, Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a death Beneficiary by a Participant will not constitute a transfer. An Award may be exercised during the lifetime of the holder of an Award only by such holder, by the duly-authorized legal representative of a holder who is Disabled, or by a transferee permitted by this Section.

(b)       Limited Transferability Rights. The Committee may in its discretion provide in an Award Agreement that an Award in the form of a non-ISO, SAR, Restricted Shares, or Performance Shares may be transferred, on such terms and conditions as the Committee deems appropriate, either (i) by instrument to the Participant’s Immediate Family, (ii) by instrument to an inter vivos or testamentary trust (or other entity) in which the Award is to be passed to the Participant’s designated beneficiaries, or (iii) by gift to charitable institutions. Any transferee of the Participant’s rights shall succeed and be subject to all of the terms of the applicable Award Agreement and the Plan.

(c)       Death. In the event of the death of a Participant, any outstanding Awards issued to the Participant shall automatically be transferred to the Participant’s Beneficiary (or, if no Beneficiary is designated or surviving, to the person or persons to whom the Participant’s rights under the Award pass by will or the laws of descent and distribution).

12.	Change in Capital Structure; Change in Control; Etc.

(a)       Changes in Capitalization. The Committee shall equitably adjust the number of Shares covered by each outstanding Award, and the number of Shares that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation, forfeiture, or expiration of an Award, the maximum annual Share limit on Awards to any individual Participant, as well as the exercise or other price per Share covered by each such outstanding Award, to reflect any increase or decrease in the number of issued Shares resulting from a stock-split, reverse stock-split, stock dividend, combination, recapitalization or reclassification of the Shares, merger, consolidation, change in organization form, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards such alternative consideration (including cash or securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. In any case, such substitution of cash or securities shall not require the consent of any person who is granted Awards pursuant to the Plan. Except as expressly provided herein, or in an Award Agreement, if the Company issues for consideration shares of stock of any class or securities convertible into shares of stock of any class, the issuance shall not affect, and no adjustment by reason thereof shall be required to be made with respect to the number or price of Shares subject to any Award.

85

(b)       Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company other than as part of a Change of Control but subject to the terms of any Award Agreements or employment-related agreements between the Company or any of its Affiliates and any Participant, each Award will terminate immediately prior to the consummation of such dissolution or liquidation, subject to the ability of the Committee to exercise any discretion authorized in the case of a Change in Control.

(c)       Change in Control. In the event of a Change in Control but subject to the terms of any Award Agreements or employment-related agreements between the Company or any of its Affiliates and any Participant, each outstanding Award shall be assumed, or a substantially equivalent award shall be substituted, by the surviving or successor company or a parent or subsidiary of such successor company (in each case, the “Successor Company”) upon consummation of the Change in Control. Notwithstanding the foregoing, instead of having outstanding Awards be assumed or replaced with equivalent awards by the Successor Company, the Committee may in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company’s shareholders or any Participant with respect to his or her outstanding Awards, take one or more of the following actions (with respect to any or all of the Awards, and with discretion to differentiate between individual Participants and Awards for any reason):

(i)                      accelerate the vesting of Awards so that Awards shall vest (and, to the extent applicable, become exercisable) as to the Shares that otherwise would have been unvested and provide that repurchase rights of the Company with respect to Shares issued pursuant to an Award shall lapse as to the Shares subject to such repurchase right;

(ii)                   arrange or otherwise provide for the payment of cash or other consideration to Participants in exchange for the satisfaction and cancellation of all or some outstanding Awards (based on the Fair Market Value, as of the date of the Change in Control, of the Award being cancelled, based on any reasonable valuation method selected by the Committee, and with the Committee having full discretion to cancel either all Awards or only select Awards (such as only those that have vested on or before the Change in Control), provided, that no payment of cash or other consideration shall be made for Options that have an exercise price in excess of Fair Market Value;

(iii)                terminate all or some Awards upon the consummation of the Change in Control, provided that the Committee shall provide for vesting of such Awards in full as of a date immediately prior to consummation of the Change in Control. To the extent that an Award is not exercised, settled, or cancelled prior to consummation of a transaction in which the Award is not being assumed or substituted, such Award shall terminate upon such consummation; and/or

(iv)               make such other modifications, adjustments or amendments to outstanding Awards or this Plan as the Committee deems necessary or appropriate, subject to the terms set forth above and Section 17.

Notwithstanding the above and unless otherwise provided in an Award Agreement or in any employment-related agreement between the Company or any of its Affiliates and the Participant, in the event a Participant is Involuntarily Terminated on or within twelve (12) months (or any other period set forth in an Award Agreement) following a Change in Control, then any Award that is assumed or substituted pursuant to this Section above shall accelerate and become fully vested (and become exercisable in full in the case of Options and SARs), and any repurchase right applicable to any Shares underlying the Award shall lapse in full. The acceleration of vesting and lapse of repurchase rights provided for in the previous sentence shall occur immediately prior to the effective date of the Participant’s Involuntary Termination.

13.     Recoupment of Awards. Unless otherwise specifically provided in an Award Agreement, and to the extent permitted by Applicable Law, the Committee may in its sole and absolute discretion, without obtaining the approval or consent of the Company’s shareholders or of any Participant, require that any Participant reimburse the Company for all or any portion of any Awards granted under this Plan (“Reimbursement”), or the Committee may require the termination of any outstanding, unexercised, unexpired Awards (“Termination”), or rescission of any exercise, payment, or delivery pursuant to the Award (“Rescission”), or the recapture of any Shares (“Recapture”), if and to the extent:

(a)       the granting, vesting, or payment of such Award was predicated upon the achievement of certain financial results that were subsequently the subject of a material financial restatement;

86

(b)       in the Committee’s view, the Participant either benefited from a calculation that later proved to be materially inaccurate, or engaged in fraud or misconduct that caused or partially caused the need for a material financial restatement by the Company or any Affiliate; and lower granting, vesting, or payment of such Award would have occurred based upon the conduct described in clause (a) of this Section.

In each instance, the Committee shall, to the extent practicable and allowable under Applicable Laws, require Reimbursement, Termination, or Rescission of, or Recapture relating to, any such Award granted to a Participant; provided that the Company will not seek Reimbursement, Termination, or Rescission of, or Recapture relating to, any such Awards that were paid or vested more than three (3) years prior to the first date of the applicable restatement period. Notwithstanding any other provision of the Plan, all Awards shall be subject to Reimbursement, Termination, Rescission, and/or Recapture to the extent required by Applicable Law, including but not limited to Section 10D of the Exchange Act. In addition, without limiting anything in this Section 13, all Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Law and any clawback policy that the Company otherwise adopts, to the extent applicable and permissible under Applicable Law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Committee determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired Shares or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a Participant’s right to voluntarily terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.

14.    Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare, or other benefit plan of the Company or any of its Affiliates except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

15.    Administration of the Plan. The Committee shall administer the Plan in accordance with its terms, provided that the Board may act in lieu of the Committee on any matter. The Committee shall hold meetings at such times and places as it may determine from time to time and may prescribe, amend, and rescind such rules, regulations, and procedures for the conduct of its business as it deems advisable. In the absence of a duly appointed Committee, the Board shall function as the Committee for all purposes of the Plan.

(a)       Committee Composition. The Board shall appoint the members of the Committee. The Board may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without Cause, and fill vacancies on the Committee however caused.

(b)       Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority, in its sole discretion:

(i)                      to grant Awards and to determine Eligible Persons to whom Awards shall be granted from time to time and the number of Shares, units, or dollars to be covered by each Award;

(ii)                   to determine, from time to time, the Fair Market Value of Shares;

(iii)                to determine, and to set forth in Award Agreements, the terms and conditions of all Awards, including, but not limited to, any applicable exercise or purchase price, the installments and conditions under which an Award shall become vested (which may be based on performance), terminated, expired, cancelled, or replaced, and the circumstances for vesting acceleration or waiver of forfeiture restrictions, and other restrictions and limitations;

(iv)               to approve the forms of Award Agreements and all other documents, notices, and certificates in connection therewith which need not be identical either as to type of Award or among Participants;

87

(v)                  to construe and interpret the terms of the Plan and any Award Agreement, to determine the meaning of their terms, and to prescribe, amend, and rescind rules and procedures relating to the Plan and its administration;

(vi)               to the extent consistent with the purposes of the Plan and without amending the Plan, to modify, to cancel, or to waive the Company’s rights with respect to any Awards, to adjust or to modify Award Agreements for changes in Applicable Law, and to recognize differences in foreign law, tax policies, or customs;

(vii)            to require, as a condition precedent to the grant, vesting, exercise, settlement, and/or issuance of Shares pursuant to any Award, that a Participant agree to execute a general release of claims (in any form that the Committee may require, in its sole discretion, which form may include any other provisions (e.g. confidentiality and restrictions on competition) that are found in general claims release agreements that the Company utilizes or expects to utilize);

(viii)         in the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting, settlement, or exercise of an Award, such as a system using an internet website or interactive voice response, to implement paperless documentation, granting, settlement, or exercise of Awards by a Participant, may be permitted through the use of such an automated system; and

(ix)                 to make all interpretations and to take all other actions that the Committee may consider necessary or advisable to administer the Plan or to effectuate its purposes.

Subject to Applicable Law and the restrictions set forth in the Plan, the Committee may delegate administrative functions to individuals who are Trustees or Employees.

(c)       Local Law Adjustments and Sub-Plans. To facilitate the making of any grant of an Award under this Plan, the Committee may adopt rules and provide for such special terms for Awards to Participants who are (i) located within the United States, (ii) foreign nationals, or (iii) employed by the Company or any of its Affiliates outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Without limiting the foregoing, the Company is specifically authorized to adopt rules and procedures regarding local currency conversion, taxes, withholding procedures, and handling of stock certificates, which vary with the customs and requirements of particular countries. The Company may adopt sub-plans and establish escrow accounts and trusts, and settle Awards in cash in lieu of shares, as may be appropriate, required or applicable to particular locations and countries.

(d)       Action by Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by an officer or other employee of the Company or any of its Affiliates, the Company’s independent certified public accounts, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

(e)       Deference to Committee Determinations. The Committee shall have the discretion to interpret or construe ambiguous, unclear, or implied (but omitted) terms in any fashion it deems to be appropriate in its sole discretion, and to make any findings of fact needed in the administration of the Plan or Award Agreements. The Committee’s prior exercise of its discretionary authority shall not obligate it to exercise its authority in a like fashion thereafter. The Committee’s interpretation and construction of any provision of the Plan or of any Award or Award Agreement, and all determinations that the Committee makes pursuant to the Plan, shall be final, binding, and conclusive. The validity of any such interpretation, construction, decision or finding of fact shall not be given de novo review if challenged in court, by arbitration, or in any other forum, and shall be upheld unless clearly made in bad faith or materially affected by fraud.

(f)       No Liability; Indemnification. Neither the Board nor any Trustee or Committee member, nor any Person acting at the direction of the Board or the Committee, shall be liable for any act, omission, interpretation, construction, or determination made in good faith with respect to the Plan, any Award, or any Award Agreement. The

88

Company and its Affiliates shall pay or reimburse any Committee member, Trustee, Employee, or Consultant who in good faith takes action on behalf of the Plan for all expenses incurred with respect to the Plan, and to the full extent allowable under Applicable Law shall indemnify each and every one of them for any claims, liabilities, and costs (including reasonable attorney’s fees) arising out of their good faith performance of duties on behalf of the Plan. The Company and its Affiliates may, but shall not be required to, obtain liability insurance for this purpose.

(g)       Claims Limitations Period. Any Participant who believes he or she is being denied any benefit or right under this Plan or under any Award may file a written claim with the Committee. Any claim must be delivered to the Committee within sixty (60) days of the specific event giving rise to the claim. Untimely claims will not be processed and shall be deemed denied. The Committee will notify the Participant of its decision in writing as soon as administratively practicable. Claims not responded to by the Committee in writing within 120 days of the date the written claim is delivered to the Committee shall be deemed denied. The Committee’s decision, including any deemed denial, is final, binding and conclusive on all persons. No lawsuit relating to this Plan may be filed before a written claim is filed with the Committee and is denied or deemed denied, and any permitted lawsuit must be filed within one year of such denial or deemed denial or be forever barred.

(h)       Expenses. The expenses of administering the Plan shall be borne jointly and severally by the Company and its Affiliates.

16.    Time of Granting Awards. The date of grant (“Grant Date”) of an Award shall be the date on which the Committee makes the determination granting such Award or such other date as is determined by the Committee, provided that in the case of an ISO, the Grant Date shall be the later of the date on which the Committee makes the determination granting such ISO or the date of commencement of the Participant’s employment relationship with the Company; and, provide further, that the grant date under generally accepted accounting principles as consistently applied by the Company may be different than the Grant Date hereunder.

17.     Modification of Awards and Substitution of Options. Within the limitations of the Plan, the Committee may modify an Award to accelerate the rate at which an Option or SAR may be exercised, to accelerate the vesting of any Award, to extend or renew outstanding Awards, to accept the cancellation of outstanding Awards to the extent not previously exercised, or to make any change that the Plan would permit for a new Award. However, except as approved by the Company’s shareholders for any period during which it is subject to the reporting requirements of the Exchange Act, any amendment to this Plan or any Award Agreement that results in the repricing of an Option or SAR issued under this Plan shall not be effective without prior approval of the shareholders of the Company. For this purpose, repricing includes a reduction in the exercise price of an Option or SAR or the cancellation of an Option or SAR in exchange for cash, Options, or SARs with an exercise price less than the exercise price of the cancelled Option or SAR, other awards under this Plan, or any other consideration provided by the Company. Notwithstanding the foregoing in this Section 17, and except as provided in Section 13, no modification of an outstanding Award may materially and adversely affect a Participant’s rights thereunder unless either (i) the Participant provides written consent to the modification, or (ii) before a Change in Control, the Committee determines in good faith that the modification is not materially adverse to the Participant.

18.     Plan Amendment and Termination. The Committee may amend or terminate the Plan as it shall deem advisable; provided that no change shall be made that increases the total number of Shares reserved for issuance pursuant to Awards (except pursuant to Section 12 above) unless such change is authorized by the shareholders of the Company. A termination or amendment of the Plan shall not materially and adversely affect a Participant’s vested rights under an Award previously granted to him or her, unless the Participant consents in writing to such termination or amendment. Notwithstanding the foregoing, the Committee may amend the Plan to comply with changes in tax, securities laws or regulations, or U.S. generally accepted accounting principles, or in the interpretation thereof.

19.       Term of Plan. If not sooner terminated by the Board, this Plan shall terminate at the close of business on the date ten (10) years after the earlier of the date on which the Board approved the Plan and the Effective Date of the Plan as determined under Section 1(b) above. No Awards shall be made under the Plan after its termination.

20.       Governing Law. The terms of this Plan shall be governed by the laws of the State of Maryland, within the United States of America, without regard to the State’s conflict of laws rules.

89

21.	Laws and Regulations.

(a)       General Rules. This Plan, the granting of Awards, the exercise of Options and SARs, and the obligations of the Company hereunder (including those to pay cash or to deliver, sell, or accept the surrender of any of its Shares or other securities) shall be subject to all Applicable Law. In the event that any Shares are not registered under any Applicable Law prior to the required delivery of them pursuant to Awards, the Company may require, as a condition to their issuance or delivery, that the persons to whom the Shares are to be issued or delivered make any written representations and warranties (such as that such Shares are being acquired by the Participant for investment for the Participant’s own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares) that the Committee may reasonably require, and the Committee may in its sole discretion include a legend to such effect on the certificates representing any Shares issued or delivered pursuant to the Plan.

(b)       Black-out Periods. Notwithstanding any contrary terms within the Plan or any Award Agreement, the Committee shall have the absolute discretion to impose a “blackout” period on the exercise of any Option or SAR, as well as the settlement of any Award, with respect to any or all Participants (including those whose Continuous Service has ended) to the extent that the Committee determines that doing so is either desirable or required in order to comply with applicable securities laws.

(c)       Severability; Blue Pencil. In the event that any one or more of the provisions of this Plan shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby. If, in the opinion of any court of competent jurisdiction such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended.

22.    No Shareholder Rights. Neither any Participant nor any transferee or Beneficiary of a Participant shall have any rights as a shareholder of the Company with respect to any Shares underlying any Award until the date of issuance of a share (by certificate or book-entry) to such Participant, transferee, or Beneficiary for such Shares in accordance with the Company’s governing instruments and Applicable Law. Prior to the issuance of Shares or Restricted Shares pursuant to an Award, a Participant shall not have the right to vote or to receive dividends or any other rights as a shareholder with respect to the Shares underlying the Award (unless otherwise provided in the Award Agreement for Restricted Shares), notwithstanding its exercise in the case of Options and SARs. No adjustment will be made for a dividend or other right that is determined based on a record date prior to the date the stock certificate is issued, except as otherwise specifically provided for in this Plan or an Award Agreement.

23.     No Employment Rights. The Plan shall not confer upon any Participant any right to continue an employment, service or consulting relationship with the Company, nor shall it affect in any way a Participant’s right or the Company’s right to terminate the Participant’s employment, service, or consulting relationship at any time, with or without Cause.

24.     Data Privacy. As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this Section 24 by and among, as applicable, the Company and its Affiliates for the purpose of implementing, administering, and managing this Plan and Awards and the Participant’s participation in this Plan. In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about a Participant, including, but not limited to, the Participant’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates, and details of all Awards (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of this Plan and Awards and the Participant’s participation in this Plan, the Company and its Affiliates may each transfer the Data to any third parties assisting the Company in the implementation, administration, and management of this Plan and Awards and the Participant’s participation in this Plan. Recipients of the Data may be located in the Participant’s country or elsewhere, and the Participant’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the

90

implementation, administration, and management of this Plan and Awards and the Participant’s participation in this Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage this Plan and Awards and the Participant’s participation in this Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting the Participant’s local human resources representative. The Company may cancel the Participant’s eligibility to participate in this Plan, and in the Committee’s sole and absolute discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.

91

The Sample Company C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ 000001 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/lxp or scan the QR code — login details are located in the shaded bar below. If no electronic voting, delete QR code and control # Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/lxp Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2025 Annual Meeting Proxy Card 1234 5678 9012 345 q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q A Proposals – The Board of Trustees recommends a vote “FOR” all nominees and “FOR” Proposals 2, 3 and 4. 1. Election of Trustees For Against Abstain Against Abstain For For Against Abstain 02 - Lawrence L. Gray 01 - T. Wilson Eglin 03 - Arun Gupta 05 - Derrick Johnson 04 - Jamie Handwerker 06 - Claire A. Koeneman 08 - Howard Roth 07 - Nancy Elizabeth Noe For Against Abstain 3. To consider and vote upon a proposal to approve an amendment to the LXP Industrial Trust 2022 Equity-Based Award Plan to increase the number of shares available for issuance thereunder by 5,000,000 common shares; and 2. To consider and vote upon an advisory, non-binding resolution to approve the compensation of the named executive officers, as disclosed in the accompanying proxy statement; 4. To consider and vote upon the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. To transact such other business as may properly come before the 2025 Annual Meeting of Shareholders or any adjournment or postponement thereof. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon and date. Joint owners should each sign. When signing as attorney, executor, administrator, officer, trustee, guardian, custodian or in any other representative capacity, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 2 — Please keep signature within the box. Signature 1 — Please keep signature within the box. MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T 1UPX 647800 0446KC

2025 Annual Meeting Admission Ticket 2025 Annual Meeting of LXP Industrial Trust Shareholders May 27, 2025, 2:00pm ET The 2025 Annual Meeting of Shareholders of LXP Industrial Trust will be held on Tuesday, May 27, 2025 at 2:00 p.m., Eastern Time, virtually via the internet at https://meetnow.global/MNJLC92. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders to be held on May 27, 2025: The Proxy Statement and our Annual Report are available at: www.envisionreports.com/lxp Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/lxp q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q LXP Industrial Trust Proxy Solicited by Board of Trustees for 2025 Annual Meeting of Shareholders — May 27, 2025 The undersigned shareholder of LXP Industrial Trust, a Maryland real estate investment trust, hereby appoints Joseph S. Bonventre and Heather Gentry, or either of them as proxies for the undersigned, each with the power of substitution, to attend the 2025 Annual Meeting of Shareholders of LXP Industrial Trust to be held on May 27, 2025, at 2:00 p.m., Eastern Time, virtually via the internet at https://meetnow.global/MNJLC92, or any postponement or adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of 2025 Annual Meeting of Shareholders and of the accompanying proxy statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting. Shares represented by this proxy will be voted as instructed below. If no such directions are indicated, but this proxy is properly executed, the Proxies will have authority to vote FOR the election of each nominee in proposal 1 and FOR proposals 2, 3, and 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.